[CITY HOLDING COMPANY LOGO]                         [HORIZON BANCORP, INC. LOGO]

TO SHAREHOLDERS OF CITY HOLDING COMPANY AND HORIZON BANCORP, INC.

     The Boards of Directors of Horizon Bancorp, Inc. ("Horizon") and City Holding Company ("City Holding") have agreed on a merger of our two companies. Before we can complete this merger, the Agreement must be approved by each company's shareholders. We are sending you this Joint Proxy
Statement-Prospectus to ask you to vote in favor of the merger.

     The purpose of the meetings is to consider and vote upon the Agreement and Plan of Reorganization, dated as of August 7, 1998, between Horizon and City Holding and the related Plan of Merger (together, the "Agreement"), pursuant to which, among other things, Horizon will be merged with and into City Holding (the "Holding Company Merger") and the separate existence of Horizon shall cease. In the Holding Company Merger, each share of Common Stock of Horizon, other than dissenters' shares, will be converted into shares of Common Stock of City Holding, as described in the accompanying Joint Proxy Statement-Prospectus.

     The Agreement also contemplates that as soon as practicable after the proposed Holding Company Merger, Bank of Raleigh, National Bank of Summers of Hinton, Greenbrier Valley National Bank, The First National Bank of Marlinton and The Twentieth Street Bank, Horizon's bank subsidiaries, will be merged with and into City National Bank of West Virginia ("City National"), City Holding's bank subsidiary.

     City Holding's shareholders also will vote on a proposal to increase the number of authorized shares of City Holding Common Stock to 50,000,000 shares (the "Additional Shares Proposal").

     YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend your shareholder meeting, please take the time to vote by completing and mailing the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, we will vote your proxy in favor of the Holding Company Merger. If you do not return your card, the effect will be a vote against the Holding Company Merger.

     The dates, times and places of the meetings are:


       For City Holding shareholders:           For Horizon shareholders:
              December 9, 1998                      December 9, 1998
           2:00 p.m. Eastern Time                10:00 a.m. Eastern Time
          Charleston Marriott Town Center               Tamarack
            200 Lee Street East                  Hulett C. Smith Theater
      Charleston, West Virginia 25301              One Tamarack Place
                                              Beckley, West Virginia 25801

     This Joint Proxy Statement-Prospectus provides you with detailed information about the proposed Holding Company Merger. You can also get information about City Holding and Horizon from documents we have filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully.

     We are enthusiastic about this merger and the strength and capabilities we expect from the combined company. We join other members of each company's Board of Directors in our recommendation that you vote in favor of the merger.



/s/ Steven J. Day                         /s/  Frank S. Harkins, Jr.
Steven J. Day                             Frank S. Harkins, Jr.
PRESIDENT AND CHIEF EXECUTIVE OFFICER     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
CITY HOLDING COMPANY                      HORIZON BANCORP, INC.

Dated: November 5, 1998


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT-PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT-PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF ANY OF THE PARTIES, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.


        THIS JOINT PROXY STATEMENT-PROSPECTUS IS DATED NOVEMBER 5, 1998 AND WAS FIRST MAILED TO SHAREHOLDERS ON OR ABOUT NOVEMBER 6, 1998

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE HOLDING COMPANY MERGER OR OUR COMPANIES THAT DIFFERS FROM, OR ADDS TO, THE INFORMATION IN THIS JOINT PROXY STATEMENT-PROSPECTUS OR IN OUR DOCUMENTS THAT ARE PUBLICLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THEREFORE, IF ANYONE DOES GIVE YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

     IF YOU ARE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT-PROSPECTUS OR TO ASK FOR PROXIES, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT SUCH ACTIVITIES, THEN THE OFFER PRESENTED BY THIS JOINT PROXY STATEMENT-PROSPECTUS DOES NOT EXTEND TO YOU.

     THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT-PROSPECTUS SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

     INFORMATION IN THIS JOINT PROXY STATEMENT-PROSPECTUS ABOUT CITY HOLDING HAS BEEN SUPPLIED BY CITY HOLDING, AND INFORMATION ABOUT HORIZON HAS BEEN SUPPLIED BY HORIZON.


                  A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     Each company makes forward-looking statements in this document, and in our public documents to which we refer, that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations or the performance of the combined company after the Holding Company Merger. Also, when we use any of the words "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Many possible events or factors could affect the future financial results and performance of each of our companies and the combined company after the Holding Company Merger. This could cause results or performance to differ materially from those expressed in our forward-looking statements. You should consider these risks when you vote on the Holding Company Merger. These possible events or factors include the following:

 1. our revenues after the Holding Company Merger are lower than we expect, our restructuring charges are higher than we expect, we lose more deposits, customers or business than we expect, or our operating costs after the Holding Company Merger are greater than we expect;

 2. competition among depository and other financial institutions increases significantly;

 3. we have more trouble obtaining regulatory approvals for the Holding Company Merger than we expect;

 4. we have more trouble integrating our businesses or retaining key personnel than we expect;

 5. our costs savings from the Holding Company Merger are less than we expect, or we are unable to obtain those cost savings as soon as we expect;

 6. changes in the interest rate environment reduce our margins;

 7. general economic or business conditions in West Virginia, California or nationally are worse than we expect;

 8. legislative or regulatory changes adversely affect our business;

 9. technological changes and systems integration are harder to make or more expensive than we expect; and

10. adverse changes occur in the securities markets.

                              CITY HOLDING COMPANY

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 9, 1998

                               ----------------

     City Holding Company ("City Holding") will hold a special meeting of shareholders at the Charleston Marriott Town Center, 200 Lee Street East, Charleston, West Virginia 25301, at 2:00 p.m. local time on December 9, 1998, to vote on:

  1. A proposal to approve the Agreement and Plan of Reorganization, dated as of August 7, 1998, between City Holding and Horizon Bancorp, Inc. ("Horizon"), a related Plan of Merger, and the transactions contemplated by those documents. These transactions include the merger of Horizon into City Holding. They also include the issuance of City Holding shares to Horizon shareholders in connection with the merger of Horizon and City Holding.

  2. A proposal to increase the authorized shares of common stock of City Holding to fifty million (50,000,000) shares (the "Additional Shares Proposal").

  3. Any other matters that properly come before the special meeting, or any adjournments or postponements of the special meeting.

     Record holders of City Holding common stock, at the close of business on November 4, 1998, will receive notice of and may vote at the special meeting, including any adjournments or postponements. The Agreement and Plan of Reorganization requires approval by the holders of a majority of the outstanding shares of City Holding common stock. The Additional Shares Proposal also requires approval by the holders of a majority of the outstanding shares of City Holding common stock.

     Holders of City Holding common stock may exercise dissenters' rights under Sections 31-1-122 and 31-1-123 of the West Virginia Code. We have attached a copy of that law as an Appendix to the accompanying Joint Proxy
Statement-Prospectus.



                                            /s/ Steven J. Day
                                            Steven J. Day
                                            PRESIDENT AND CHIEF EXECUTIVE
                                            OFFICER

November 5, 1998


     PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MATTERS THAT YOU WILL VOTE ON AT THE SPECIAL MEETING. YOUR PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT-PROSPECTUS AT ANY TIME BEFORE IT HAS BEEN VOTED ON AT THE SPECIAL MEETING.

                             HORIZON BANCORP, INC.

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 9, 1998

                               ----------------

     Horizon Bancorp, Inc. ("Horizon") will hold a special meeting of shareholders at Tamarack, Hulett C. Smith Theater, One Tamarack Place, Beckley, West Virginia 25801, at 10:00 a.m. local time on December 9, 1998, to vote on:

  1. A proposal to approve the Agreement and Plan of Reorganization, dated as of August 7, 1998, between City Holding Company ("City Holding") and Horizon, a related Plan of Merger and the transactions contemplated by those documents. These transactions include the merger of Horizon into City Holding.

  2. Any other matters that properly come before the special meeting, or any adjournments or postponements of the special meeting.

     Record holders of Horizon common stock, at the close of business on November 4, 1998, will receive notice of and may vote at the special meeting, including any adjournments or postponements. The Agreement and Plan of Reorganization requires approval by the holders of a majority of the outstanding shares of Horizon common stock. If there are not enough shares represented at the Special Meeting for a quorum or votes to approve the Agreement and Plan of Reorganization, Horizon's Board of Directors may adjourn the Special Meeting to permit further solicitation.

     Holders of Horizon common stock may exercise dissenters' rights under Sections 31-1-122 and 31-1-123 of the West Virginia Code. We have attached a copy of that law as an Appendix to the accompanying Joint Proxy
Statement-Prospectus.





                                            /s/ Frank S. Harkins, Jr.
                                            Frank S. Harkins, Jr.
                                            CHAIRMAN OF THE BOARD
                                            AND CHIEF EXECUTIVE OFFICER

November 5, 1998


PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MATTERS THAT YOU WILL VOTE ON AT THE SPECIAL MEETING. YOUR PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT-PROSPECTUS AT ANY TIME BEFORE IT HAS BEEN VOTED ON AT THE SPECIAL MEETING.

     TO FIND ANY ONE OF THE PRINCIPAL SECTIONS IDENTIFIED BELOW, SIMPLY BEND THE DOCUMENT SLIGHTLY TO EXPOSE THE BLACK TABS AND OPEN THE DOCUMENT TO THE TAB WHICH CORRESPONDS TO THE TITLE OF THE SECTION YOU WISH TO READ.

                                                               TABLE OF CONTENTS




                                                                         SUMMARY




                                                   CITY HOLDING SPECIAL MEETING



                                                        HORIZON SPECIAL MEETING



                                       PROPOSAL 1 -- THE HOLDING COMPANY MERGER



                                     BOARD OF DIRECTORS AND MANAGEMENT AFTER THE
                                                         HOLDING COMPANY MERGER



                        PROPOSAL 2 -- APPROVAL OF CHARTER AMENDMENT TO INCREASE
                                                        AUTHORIZED COMMON STOCK



                                           COMPARATIVE RIGHTS OF SHAREHOLDERS OF
                                                       CITY HOLDING AND HORIZON


                            UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION




                                                                      APPENDICES

                      (This Page Intentionally Left Blank)

                               TABLE OF CONTENTS



                                                                                          PAGE
                                                                                         -----
SUMMARY ..............................................................................      1
  The Companies ......................................................................      1
  Proposal 1 -- The Holding Company Merger ...........................................      1
  Determination of Exchange Ratio ....................................................      1
  Comparative Per Share Market Price Information .....................................      2
  Our Reasons for the Holding Company Merger .........................................      2
  Proposal 2 -- Additional Shares Proposal ...........................................      2
  The Shareholders' Meetings .........................................................      2
  Our Recommendations to Shareholders ................................................      2
  Record Date; Voting Power ..........................................................      2
  Votes Required .....................................................................      3
  Exchange of Certificates ...........................................................      3
  Conditions to Completion of the Holding Company Merger .............................      3
  Termination of the Agreement .......................................................      3
  Federal Income Tax Consequences ....................................................      4
  Accounting Treatment ...............................................................      4
  Opinions of Financial Advisors .....................................................      4
  Board of Directors and Management of City Holding Following the Holding Company
   Merger ............................................................................      4
  Interests of Persons Involved in the Holding Company Merger that are Different from
   Yours .............................................................................      5
  Option to Purchase Each Other's Stock ..............................................      5
  Dissenters' Rights .................................................................      5
  Regulatory Approvals ...............................................................      6
  Recent Developments ................................................................      7
  Unaudited Comparative Per Share and Selected Financial Data ........................      9
CITY HOLDING SPECIAL MEETING .........................................................     15
  General ............................................................................     15
  Matters to be Considered ...........................................................     15
  Proxies ............................................................................     15
  Solicitation of Proxies ............................................................     15
  Record Date and Voting Rights ......................................................     16
  Recommendation of the City Holding Board ...........................................     17
HORIZON SPECIAL MEETING ..............................................................     19
  General ............................................................................     19
  Matters to be Considered ...........................................................     19
  Proxies ............................................................................     19
  Solicitation of Proxies ............................................................     19
  Record Date and Voting Rights ......................................................     19
  Recommendation of the Horizon Board ................................................     20
PROPOSAL 1 -- THE HOLDING COMPANY MERGER .............................................     21
  Description of the Holding Company Merger ..........................................     21
  Background of the Holding Company Merger ...........................................     21
  Reasons of City Holding for the Holding Company Merger .............................     22
  Reasons of Horizon for the Holding Company Merger ..................................     24
  Opinion of City Holding's Financial Advisor ........................................     25
  Opinion of Horizon's Financial Advisor .............................................     29
  Effective Time of the Holding Company Merger .......................................     31
  Exchange of Certificates ...........................................................     32

                                                                            TABLE OF CONTENTS

                                                                                     PAGE
                                                                                    -----
  Conduct of Business Prior to the Holding Company Merger and Other Covenants ...     33
  Conditions to the Holding Company Merger ......................................     34
  Termination of the Agreement ..................................................     35
  Waiver; Amendment; Expenses ...................................................     36
  Material Federal Income Tax Consequences ......................................     36
  Interests of Certain Persons in the Holding Company Merger ....................     37
  Accounting Treatment ..........................................................     38
  Regulatory Matters ............................................................     38
  Restrictions on Resales by Affiliates .........................................     40
  Rights of Dissenting Shareholders .............................................     40
BOARD OF DIRECTORS AND MANAGEMENT AFTER THE HOLDING COMPANY
MERGER ..........................................................................     43
  Management After the Holding Company Merger ...................................     43
  Consolidation of Operations; Anticipated Cost Savings .........................     43
PRICE RANGE OF COMMON STOCK AND DIVIDENDS .......................................     45
  Market Prices .................................................................     45
  Dividends .....................................................................     46
PROPOSAL 2 -- APPROVAL OF CHARTER AMENDMENT TO INCREASE
AUTHORIZED COMMON STOCK .........................................................     47
  General .......................................................................     47
  Text of Amendment .............................................................     47
INFORMATION ABOUT CITY HOLDING ..................................................     48
  General .......................................................................     48
  Recent Developments ...........................................................     50
  Management and Additional Information .........................................     50
INFORMATION ABOUT HORIZON .......................................................     51
  General .......................................................................     51
  Management and Additional Information .........................................     52
SUPERVISION AND REGULATION OF CITY HOLDING AND HORIZON ..........................     52
DESCRIPTION OF CAPITAL STOCK OF CITY HOLDING ....................................     54
  Common Stock ..................................................................     54
  Preferred Stock ...............................................................     54
  Preferred Stock Purchase Rights Plan; Change of Control .......................     55
  Reports to Shareholders .......................................................     55
  Transfer Agent ................................................................     55
COMPARATIVE RIGHTS OF SHAREHOLDERS OF CITY HOLDING AND HORIZON ..................     56
  Capitalization ................................................................     56
  Voting Rights .................................................................     56
  Directors and Classes of Directors ............................................     56
  Anti-Takeover Provisions ......................................................     57
  Preemptive Rights .............................................................     57
  Assessment ....................................................................     57
  Conversion; Redemption; Sinking Fund ..........................................     57
  Liquidation Rights ............................................................     57
  Dividends and Other Distributions .............................................     58
  Special Meetings of Shareholders ..............................................     58
  Indemnification ...............................................................     58
  Director Exculpation ..........................................................     59
  Dissenters' Rights ............................................................     59

                                       ii
TABLE OF CONTENTS

                                                                                      PAGE
                                                                                     -----
  Shareholder Vote Required for Business Combinations ............................     59
  Amendments to Articles of Incorporation ........................................     59
LEGAL OPINIONS ...................................................................     60
EXPERTS ..........................................................................     60
SHAREHOLDER PROPOSALS ............................................................     60
OTHER MATTERS ....................................................................     60
WHERE YOU CAN FIND MORE INFORMATION ..............................................     61
INDEX TO FINANCIAL INFORMATION ...................................................     63
APPENDIX A -- Agreement and Plan of Reorganization ...............................    A-1
APPENDIX B -- Holding Company Plan of Merger .....................................    B-1
APPENDIX C -- City Holding Option Agreement ......................................    C-1
APPENDIX D -- Horizon Option Agreement ...........................................    D-1
APPENDIX E -- Opinion of Wheat First Securities, Inc. ............................    E-1
APPENDIX F -- Opinion of Baxter, Fentriss & Co. ..................................    F-1
APPENDIX G -- Sections 31-1-122 and 31-1-123 of the West Virginia Code relating to
  Dissenters' Rights .............................................................    G-1

                                      iii
                                                               TABLE OF CONTENTS

                      (This Page Intentionally Left Blank)

                                    SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS JOINT PROXY STATEMENT-PROSPECTUS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS TO WHICH WE REFER. THESE WILL GIVE YOU A MORE COMPLETE DESCRIPTION OF THE TRANSACTIONS WE ARE PROPOSING. FOR MORE INFORMATION ABOUT THE TWO COMPANIES, SEE "WHERE YOU CAN FIND MORE INFORMATION" (PAGE 61). EACH ITEM IN THIS SUMMARY REFERS TO THE PAGES WHERE THAT SUBJECT IS DISCUSSED MORE FULLY.

THE COMPANIES (PAGES 48 AND 51)

CITY HOLDING COMPANY
25 Gatewater Road
Charleston, West Virginia 25313
(304) 769-1100

       City Holding is a registered bank holding company, chartered under the laws of the State of West Virginia, and headquartered in Charleston, West Virginia. Through its lead bank subsidiary, City National, City Holding provides a wide variety of retail and commercial banking products and services to individuals and small- and medium-sized businesses through 43 banking offices in the State of West Virginia. In addition to City National, City Holding operates Del Amo Savings Bank, FSB ("Del Amo"), a federally-chartered savings bank headquartered in Torrance, California. Del Amo operates three locations in Southern California and complements City Holding's mortgage loan origination businesses located in Irvine and Costa Mesa, California. At June 30, 1998, City Holding had total consolidated assets of approximately $1.5 billion, total consolidated deposits of approximately $1.1 billion, and total consolidated shareholders' equity of approximately $126 million. Shares of the common stock of City Holding are listed on the Nasdaq National Market under the trading symbol "CHCO."

HORIZON BANCORP, INC.
One Park Avenue
Beckley, West Virginia 25801
(304) 255-7000

       Horizon is a multi-bank holding company headquartered in Beckley, West Virginia. Its banking subsidiaries are Bank of Raleigh, First National Bank in Marlinton, Greenbrier Valley National Bank, National Bank of Summers of Hinton, and The Twentieth Street Bank. Horizon's subsidiaries engage in commercial banking activities which provide financial and trust services to individuals and commercial customers primarily in Cabell, Fayette, Greenbrier, Lincoln, Pocahontas, Raleigh, Summers and Wayne Counties of West Virginia. At June 30, 1998, Horizon had total consolidated assets of approximately $1.04 billion, total consolidated deposits of approximately $862 million, and total consolidated shareholders' equity of approximately $116 million. Shares of the common stock of Horizon are listed on the Nasdaq National Market under the symbol "HZWV."


PROPOSAL 1 -- THE HOLDING COMPANY MERGER (PAGE 21)

       The Agreement and Plan of Reorganization (the "Agreement") is the document that governs the merger of City Holding with Horizon. Whenever we talk about City Holding shareholders approving the Agreement, we also mean the Holding Company Plan of Merger. We encourage you to read the Agreement and the Holding Company Plan of Merger, which are attached as Appendices A and B.

       The Agreement provides for the following transactions:

1. The merger of Horizon into City Holding, with City Holding as the surviving company (the "Holding Company Merger"), and accordingly holders of shares of the common stock of Horizon ("Horizon Common Stock") will receive common stock of City Holding ("City Holding Common Stock") in exchange for Horizon Common Stock.

2. The subsequent merger of Bank of Raleigh, National Bank of Summers of Hinton, Greenbrier Valley National Bank, The First National Bank in Marlinton, and The Twentieth Street Bank (collectively, the "Horizon Banks," all of which are wholly-owned by Horizon), into City National (the "Bank Mergers"). The Holding Company Merger and the Bank Mergers are referred to herein collectively as the "Transaction."


DETERMINATION OF EXCHANGE RATIO (PAGE 21)

       In the Holding Company Merger each share of Horizon Common Stock (other than shares held by City Holding and other than Dissenting Shares) shall be converted into the number of shares of City


                                                                         SUMMARY

Holding Common Stock determined by dividing $45.00 by the average of the closing price of City Holding Common Stock on the Nasdaq National Market for each of the 10 trading days ending on the 10th day prior to the day of the Effective Time of the Holding Company Merger (the "Average Closing Price"), rounded to the nearest one one-thousandth (the "Exchange Ratio"). However, if the Average Closing Price is $44.50 or greater, the Exchange Ratio shall be 1.011, and if the Average Closing Price is $40.50 or less, the Exchange Ratio shall be 1.111.


COMPARATIVE PER SHARE MARKET PRICE
INFORMATION (PAGE 45)

       Shares of City Holding and Horizon trade on the Nasdaq National Market. On August 6, 1998, the last trading day before we signed the Agreement, City Holding Common Stock closed at $41.25 per share and Horizon Common Stock closed at $42.375 per share. On November 3, 1998, City Holding Common Stock closed at $36 per share and Horizon Common Stock closed at $39.1875 per share.


OUR REASONS FOR THE HOLDING COMPANY MERGER (PAGES 22 AND 24)

       City Holding and Horizon believe that the Holding Company Merger is fair to and in the best interests of both City Holding and Horizon. After the Holding Company Merger, City Holding will be the third largest financial services company in deposit market share in the State of West Virginia. The Holding Company Merger will effectively implement and accelerate City Holding's strategy for providing long-term shareholder value by enabling City Holding to leverage on the technological and human infrastructure and geographic and product diversification that has been created by City Holding over the past several years. Furthermore, the combined company would be less susceptible to fluctuations in earnings due to changes in economic conditions that affect mortgage banking operations.


PROPOSAL 2 -- ADDITIONAL SHARES PROPOSAL (PAGE 47)

       The City Holding Board has recommended an amendment of City Holding's Articles of Incorporation, in the form below, to increase the authorized Common Stock, $2.50 par value, from 20,000,000 shares to 50,000,000 shares (the "Additional Shares Proposal"). The Additional Shares Proposal does not pertain to Horizon shareholders, and Horizon shareholders will not vote on this proposal. Adoption of the Additional Shares Proposal to increase the authorized Common Stock from 20,000,000 shares to 50,000,000 shares requires the affirmative vote of an absolute majority of outstanding shares of City Holding Common Stock.


THE SHAREHOLDERS' MEETINGS (PAGES 15 AND 19)

       CITY HOLDING SHAREHOLDERS. We will hold the City Holding special meeting at the Charleston Marriott Town Center, 200 Lee Street East, Charleston, West Virginia 25301, at 2:00 p.m., on December 9, 1998. At this meeting, we will ask City Holding shareholders to approve the Agreement. We will also ask shareholders to approve the Additional Shares Proposal.

       HORIZON SHAREHOLDERS. We will hold the Horizon special meeting at Tamarack, Hulett C. Smith Theater, One Tamarack Place, Beckley, West Virginia 25801, at 10:00 a.m., on December 9, 1998. At this meeting, we will ask Horizon shareholders to approve the Agreement.


OUR RECOMMENDATIONS TO SHAREHOLDERS (PAGES 17 AND 20)

       CITY HOLDING SHAREHOLDERS. The City Holding Board of Directors (the "City Holding Board") believes that the Holding Company Merger and the Additional Shares Proposal are fair to you and in your best interests, and unanimously recommends that you vote "FOR" the Agreement and the Additional Shares Proposal.

       HORIZON SHAREHOLDERS. The Horizon Board of Directors (the "Horizon Board") believes that the Holding Company Merger is fair to you and recommends that you vote "FOR" the Agreement.


RECORD DATE; VOTING POWER (PAGES 16 AND 19)

       CITY HOLDING SHAREHOLDERS. You may vote at the City Holding special meeting if you owned City Holding shares as of the close of business on November 4, 1998. You will have one vote for each share of City Holding Common Stock you owned on November 4, 1998.

       HORIZON SHAREHOLDERS. You may vote at the Horizon special meeting if you owned Horizon


                                       2
SUMMARY
shares as of the close of business on November 4, 1998. You will have one vote for each share of Horizon Common Stock you owned on November 4, 1998.


VOTES REQUIRED (PAGES 16 AND 20)

       CITY HOLDING SHAREHOLDERS. To approve the Holding Company Merger, City Holding shareholders holding a majority of votes of the outstanding shares of City Holding Common Stock, must vote for the Agreement. To be approved, shareholders holding an absolute majority of the outstanding shares of City Holding Common Stock must vote for the Additional Shares Proposal.

       All together, the directors and executive officers of City Holding can cast less than 11.87% of the votes entitled to be cast at the City Holding special meeting. We expect that they will vote all of their shares in favor of the matters to be voted on at the City Holding special meeting.

       HORIZON SHAREHOLDERS. To approve the Holding Company Merger, Horizon shareholders holding a majority of the outstanding shares of Horizon Common Stock must vote for the Agreement.

       All together, the directors and executive officers of Horizon can cast less than 11.25% of the votes entitled to be cast at the Horizon special meeting. We expect that they will vote all of their shares for the Agreement.


EXCHANGE OF CERTIFICATES (PAGE 32)

       If you are a City Holding shareholder, you do not have to exchange your stock certificates in connection with the merger with Horizon. Your existing certificates will continue to represent the same number of shares of the combined company as you held before the Holding Company Merger.

       If you are a holder of Horizon stock certificates, you will need to exchange them for new certificates. If you do not have stock certificates but hold Horizon shares in the form of a book entry with Horizon's transfer agent (such as shares issued under Horizon's dividend reinvestment plan), those shares will automatically be exchanged for new certificates as well. These new certificates will represent shares of the combined company. Shortly after we complete the Holding Company Merger, we will send Horizon shareholders detailed instructions on how to exchange their shares. Please do not send us any stock certificates until you receive these instructions.


CONDITIONS TO COMPLETION OF THE HOLDING COMPANY MERGER (PAGE 34)

       The completion of the Holding Company Merger depends on meeting a number of conditions, including the following:

1. City Holding shareholders and Horizon shareholders must approve the Agreement;

2. we must receive all required regulatory approvals and any waiting periods required by law must have passed;

3. there must be no governmental order blocking completion of the Holding Company Merger, and no proceedings by a government body trying to block the Holding Company Merger;

4. we must receive a legal opinion confirming the tax-free nature of the Transaction;

5. the Nasdaq National Market must approve for listing the shares that City Holding will issue in the Holding Company Merger; and

6. we must receive a letter from City Holding's and Horizon's independent public accountants stating that the Holding Company Merger will qualify for "pooling of interests" accounting treatment.

       Unless prohibited by law, either City Holding or Horizon could elect to waive a condition that has not been satisfied and complete the Holding Company Merger anyway. We cannot be certain whether or when any of these conditions will be satisfied, or waived where permissible, or that we will complete the Holding Company Merger.


TERMINATION OF THE AGREEMENT (PAGE 35)

       The Boards of Directors of the two companies can mutually agree at any time to terminate the Agreement before completing the Holding Company Merger, even if the shareholders of both our companies have already voted to approve it.

       Either company can also terminate the Agreement:

1. if any governmental body whose approval is necessary to complete the Holding Company Merger, including the Board of Governors of the Federal Reserve System, makes a final decision not to approve the Holding Company Merger;


                                       3
                                                                         SUMMARY

2. if we do not complete the Holding Company Merger by March 31, 1999;

3. if the City Holding shareholders or the Horizon shareholders do not approve the Agreement; or

4. if the other company violates, in a material way, any of its representations, warranties or obligations under the Agreement.

       Generally, the company seeking to terminate cannot itself be in violation of the Agreement so as to allow the other party to terminate the Agreement.


FEDERAL INCOME TAX CONSEQUENCES (PAGE 36)

       We expect that the two companies and their shareholders will not recognize any gain or loss for U.S. federal income tax purposes in the Holding Company Merger, except in connection with any cash that Horizon shareholders receive instead of fractional shares. Both companies have received a legal opinion that this will be the case. These legal opinions are filed as exhibits to the Registration Statement of which this Joint Proxy Statement-Prospectus forms a part. Either company has the right not to complete the Holding Company Merger if it does not receive a confirming legal opinion at the time of the Holding Company Merger. The opinions will not bind the Internal Revenue Service, which could take a different view.

       This tax treatment will not apply to any shareholder who exercises dissenters' rights under West Virginia law. Determining the particular tax consequences of the Holding Company Merger to you can be complicated. You should consult your own tax advisor for a full understanding of the Holding Company Merger's tax consequences.


ACCOUNTING TREATMENT (PAGE 38)

       We expect the Holding Company Merger to qualify as a "pooling of interests," which means that, for accounting and financial reporting purposes, we will treat our companies as if they had always been one company. Either company has the right not to complete the Holding Company Merger if it does not receive a letter from its independent certified public accountants that the Holding Company Merger will qualify as a "pooling of interests."

OPINIONS OF FINANCIAL ADVISORS (PAGES 25
AND 29)

       CITY HOLDING SHAREHOLDERS. In deciding to approve the Holding Company Merger, the City Holding Board of Directors considered the opinion of Wheat First Securities, Inc. ("Wheat First") that, as of the date of the opinion, the Exchange Ratio was fair from a financial point of view to City Holding shareholders. We have attached as Appendix E the written opinion of Wheat First dated the date of this Joint Proxy Statement-Prospectus. You should read it carefully to understand the assumptions made, matters considered and limitations of the review undertaken by Wheat First in providing its opinion.

       HORIZON SHAREHOLDERS. In deciding to approve the Holding Company Merger, the Horizon Board of Directors considered the opinion of its financial advisor, Baxter, Fentriss & Co. ("Baxter Fentriss"), that, as of the date of the opinion, the Exchange Ratio was fair from a financial point of view to Horizon shareholders. We have attached as Appendix F the written opinion of Baxter Fentriss. You should read it carefully to understand the assumptions made, matters considered and limitations of the review undertaken by Baxter Fentriss in providing its opinion.


BOARD OF DIRECTORS AND MANAGEMENT OF CITY HOLDING FOLLOWING THE HOLDING COMPANY MERGER (PAGE 43)

       BOARD OF DIRECTORS. As of the Effective Time of the Holding Company Merger, the City Holding Board (the "New Board") will initially be comprised of 24 directors, 12 to be designated by City Holding and 12 to be designated by Horizon. The 12 City Holding designees to the New Board are Samuel M. Bowling, Dr. D. K. Cales, Hugh R. Clonch, Jay Goldman, Robert D. Fisher, William M. Frazier, David E. Haden, Carlin K. Harmon, C. Dallas Kayser, Leon K. Oxley, Mark H. Schaul and Steven J. Day. The 12 Horizon designees to the New Board are Philip W. Cain, William C. Dolin, David W. Hambrick, Frank S. Harkins, Jr., Tracy W. Hylton, II, B. C. McGinnis III, Thomas L. McGinnis, Philip L. McLaughlin, E. M. Payne III, R.T. Rogers, James E. Songer and Albert M. Tieche, Jr. City Holding's designees to the New Board currently serve on the City Holding Board. Horizon's designees to the New Board currently serve on the Horizon Board. The directors of the


                                       4
SUMMARY

New Board will be divided into three classes, with one class to be elected each year to a three year term.

       MANAGEMENT. Mr. Day will continue as City Holding's President and Chief Executive Officer after the Holding Company Merger. Mr. McLaughlin, who is President and Chief Operating Officer of Horizon, will be Chairman of the Board of Directors of City Holding after the Holding Company Merger. Messrs. B. C. McGinnis III and Bowling will both serve as Vice Chairmen of the Board of Directors of City Holding after the Holding Company Merger. Other senior executives of City Holding will continue with City Holding in senior executive positions after the Holding Company Merger. We expect that other senior executives of Horizon will continue with City Holding in senior executive positions after the Holding Company Merger.


INTERESTS OF PERSONS INVOLVED IN THE HOLDING COMPANY MERGER THAT ARE DIFFERENT FROM YOURS (PAGE 37)

       Certain executive officers and directors of City Holding and Horizon have interests in the Agreement that are different from your interests. The initial Board of Directors of the combined company will be made up of directors of City Holding and Horizon. The initial executive officers of the combined company, some of whom will have employment agreements with the combined company, are currently executive officers of City Holding and Horizon. In addition, the Holding Company Merger would have been treated as a "change in control" under City Holding's change in control agreement that it has in place with Steven J. Day. This means that Mr. Day could have received certain payments under his existing change in control agreement if he left his position after the Holding Company Merger. However, Mr. Day has agreed to waive the "change in control" provisions of his employment agreement for purposes of the Holding Company Merger. Horizon does not have any change in control agreements with its senior management that the Holding Company Merger would trigger. However, City Holding will honor the employment and indemnification arrangements and benefit obligations which apply also to the officers and directors of both companies. The City Holding and Horizon Boards of Directors were aware of these interests and took them into account in approving the Agreement.

OPTION TO PURCHASE EACH OTHER'S STOCK
(PAGE 33)

       In connection with the Agreement, each of City Holding and Horizon granted a stock option that allows the other company to purchase up to 19.9% of its common stock. The exercise price of each option is set at the granting company's closing stock price on the last trading day before the date of the Agreement. The exercise price for City Holding's option to buy Horizon Common Stock is $42.375 per share. The exercise price for Horizon's option to buy City Holding Common Stock is $41.25 per share.

       Either company can exercise the option only if specific events take place. These events generally relate to a competing transaction involving a merger, business combination or other acquisition of the other company or its stock or assets. As of the date of this Joint Proxy Statement-Prospectus, we do not believe any event of that kind has occurred. The options could have the effect of discouraging other companies that might want to combine with either of the companies. We have attached the option agreements as Appendices C and D.



DISSENTERS' RIGHTS (PAGE 40)

       CITY HOLDING SHAREHOLDERS. West Virginia law permits holders of City Holding Common Stock to dissent from the Holding Company Merger and to demand and receive payment of the fair value of his shares of City Holding Common Stock. To do this, the holders of City Holding Common Stock must follow certain procedures, including filing notices with us and, if they are entitled to vote, either ABSTAINING OR VOTING AGAINST the Holding Company Merger. If you hold shares of City Holding Common Stock and you dissent from the Holding Company Merger and follow the required formalities, your shares will not convert into the right to receive shares of City Holding Common Stock. Instead, your only right will be to receive the appraised value of your shares in cash.

       HORIZON SHAREHOLDERS. West Virginia law permits holders of Horizon Common Stock to dissent from the Holding Company Merger and to demand and receive payment of the fair value of his shares of Horizon Common Stock. To do this, the holders of Horizon Common Stock must follow certain procedures, including filing notices with us and, if they are entitled to vote, either ABSTAINING OR VOTING AGAINST the Holding Company Merger. If


                                       5
                                                                         SUMMARY
you hold shares of Horizon Common Stock and you dissent from the Holding
Company Merger and follow the required formalities, your shares will not convert into the right to receive shares of City Holding Common Stock. Instead, your only right will be to receive the appraised value of your shares in cash.


REGULATORY APPROVALS (PAGE 38)

       We cannot complete the Holding Company Merger unless we obtain the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). The U.S. Department of Justice is able to provide input into the approval process of the Federal Reserve Board. Federal law requires us to wait for no less than 15 days and up to 30 days before completing the Holding Company Merger once the Federal Reserve Board approves it. On October 1, 1998, we filed the application to the Federal Reserve Board seeking approval of the Holding Company Merger.

       In addition, the Transaction is subject to the approval of or notice to various state and federal regulators, including the Office of the Comptroller of the Currency (the "OCC"), and the West Virginia Board of Banking and Financial Institutions (the "WVBOB"). We have filed or shortly will file all of the required notices with these regulatory authorities.

       While we do not know of any reason why we should not obtain the regulatory approvals in a timely manner, we cannot be certain when or if we will obtain them.


                                       6
SUMMARY

RECENT DEVELOPMENTS

     On October 21, 1998, City Holding reported its preliminary unaudited financial results for the third quarter ended September 30, 1998, and on October 30, 1998, Horizon reported its preliminary unaudited financial results for the third quarter ended September 30, 1998. Selected results for both companies follow:



                                                FOR THE
                                          THREE MONTHS ENDED            FOR THE NINE MONTHS
                                             SEPTEMBER 30,              ENDED SEPTEMBER 30,
                                      ---------------------------   ---------------------------
                                          1998           1997           1998           1997
                                      ------------   ------------   ------------   ------------
                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
                                              (UNAUDITED)                   (UNAUDITED)
Interest income
 City Holding .....................     $ 28,749       $ 24,823       $ 83,475       $ 70,875
 Horizon ..........................       20,921         19,516         61,949         55,992
Interest expense
 City Holding .....................       14,461         11,502         40,719         32,084
 Horizon ..........................        8,823          7,850         26,794         22,475
Net interest income
 City Holding .....................       14,288         13,321         42,756         38,791
 Horizon ..........................       12,098         11,666         35,155         33,517
Provision for loan losses .........
 City Holding .....................          846            393          2,047          1,221
 Horizon ..........................        1,103            409          2,369          1,509
Non-interest income
 City Holding .....................       17,909          6,490         49,905         16,389
 Horizon ..........................        1,661          1,520          4,999          4,282
Non-interest expense
 City Holding .....................       26,227         14,156         75,428         39,348
 Horizon ..........................        8,381          7,342         22,346         20,421
Net income
 City Holding .....................        3,760          3,485         10,172          9,489
 Horizon ..........................        2,815          3,527         10,139         10,281
Diluted earnings per share
 City Holding .....................         0.56           0.57           1.52           1.56
 Horizon ..........................         0.31           0.38           1.10           1.11

     City Holding's net income for the three months ended September 30, 1998 increased to $3.76 million compared to $3.48 million, an increase of 7.9%, reported for the three months ended September 30, 1997. City Holding's earnings per common share for the third quarter of 1998 were $0.56, compared to $0.57 for the third quarter of 1997.

     For the nine months ended September 30, 1998, City Holding reported net income of $10.17 million, compared to $9.49 million reported for the nine months ended September 30, 1997, an increase of 7.2%. City Holding's earnings per common share for the nine months ended September 30, 1998 were $1.52 compared to $1.56 during the same period in 1997.

     Horizon's net income for the three months ended September 30, 1998 decreased to $2.82 million compared to $3.53 million, a decrease of 20.2%, reported for the three months ended September 30, 1997. Horizon's diluted earnings per common share for the third quarter of 1998 were $0.31, compared to $0.38 for the third quarter of 1997.

     Horizon's earnings decreased in the third quarter of 1998 primarily due to an increase in the provision for loan losses. During the third quarter of 1998, Horizon experienced a significant deterioration in certain segments of its indirect lending portfolio. In response, Horizon withdrew from the respective markets and tightened underwriting standards in remaining markets. As a result of these conditions, Horizon experienced an increase in the volume of repossessions, an increase in losses on indirect lending, and an increase in costs associated with the


                                       7
                                                                         SUMMARY
collection efforts in these areas. Accordingly, Horizon increased its provision for loan losses to $1.1 million after considering the portion of its allowance for loan losses allocated to indirect lending. Horizon's reserve for loan losses remains adequate to absorb the possible losses at September 30, 1998.

     For the nine months ended September 30, 1998, Horizon reported net income of $10.14 million, compared to $10.28 million reported for the nine months ended September 30, 1997, a decrease of 1.4%. Horizon's diluted earnings per common share for the nine months ended September 30, 1998 were $1.10 compared to $1.11 during the same period in 1997.

     The foregoing information for the quarters ended September 30, 1998 and 1997, and the prior nine months ended September 30, 1998, is unaudited and includes all adjustments, consisting only of normal recurring adjustments, which City Holding and Horizon consider necessary for a fair presentation in accordance with generally accepted accounting principles.


                                       8
SUMMARY

UNAUDITED COMPARATIVE PER SHARE AND SELECTED FINANCIAL DATA

     The following tables show summary historical financial data for each of our companies and also show similar information reflecting the merger of our two companies (which we refer to as "pro forma" information). In presenting the comparative pro forma information for certain time periods, we assumed that our companies had been merged throughout those periods. The following tables show information about our companies' income per share, dividends per share and book value per share, and similar pro forma information.

     We also assumed that we will treat our companies as if they had always been combined for accounting and financial reporting purposes (a method known as "pooling of interests" accounting). We computed the information listed as "pro forma equivalent" for Horizon by multiplying the pro forma amounts by the Exchange Ratio of 1.111. We present this information to reflect the fact that Horizon shareholders will receive more than one share of common stock of the combined company for each share of Horizon Common Stock they own before the Holding Company Merger. We expect that we will incur reorganization and restructuring expenses as a result of combining our companies. The unaudited pro forma earnings and dividends per share data do not reflect any anticipated reorganization and restructuring expenses resulting from the merger of our companies.

     We also anticipate that the Holding Company Merger will provide the combined company with certain financial benefits that include reduced operating expenses and opportunities to earn more revenue. However, we do not reflect any of these anticipated cost savings or benefits in the pro forma information. Therefore, the pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not attempt to predict or suggest future results. The pro forma information also does not attempt to show how the combined company would actually have performed had the companies been combined throughout these periods. All adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of results of the unaudited historical interim periods have been included.

     On March 31, 1998, City Holding sold $30,000,000 of Corporation-obligated Manditorily Redeemable Capital Securities of a subsidiary trust that holds only subordinated debentures of City Holding ("TRUST PREFERRED SECURITIES"). On October 27, 1998, City Holding sold $57,500,000 of Trust Preferred Securities through a different subsidiary trust that holds only subordinated debentures of City Holding. Pro forma balance sheet amounts are presented for the most recent interim period and year end period as if both issues of Trust Preferred Securities were outstanding on June 30, 1998 and December 31, 1997. Pro forma income statement amounts, assuming that the Trust Preferred Securities had been outstanding during all periods presented herein and City Holding had incurred the expense of and realized the income from the proceeds of such securities, would not be materially different from those presented herein.

     We based the information in the following tables on the historical financial information of our companies that we have presented in our prior filings with the Securities and Exchange Commission (the "Commission"). When you read the summary financial information we provide in the following tables, you should also read the historical financial information and the more detailed financial information we provide in this document, which you can find beginning at page 63, as well as the historical financial information in the other documents to which we refer. See "Where You Can Find More Information" on page
61. City Holding's and Horizon's audited historical financial statements were audited by Ernst & Young LLP, independent auditors.


                                       9
                                                                         SUMMARY

     The following unaudited comparative per share data is derived from the historical financial statements of City Holding and Horizon.


                      UNAUDITED EQUIVALENT PER SHARE DATA
                             (SHARES IN THOUSANDS)



                                                      SIX MONTHS ENDED
                                                          JUNE 30,                YEAR ENDED DECEMBER 31,
                                                   -----------------------   ---------------------------------
                                                      1998         1997         1997        1996        1995
                                                   ----------   ----------   ---------   ---------   ---------
Earnings per common share (basic)
 City Holding
   Historical ..................................         .97          .99        2.03        1.81        1.55
   Pro forma combined for the merger ...........         .82          .78        1.60        1.34        1.26
 Horizon
   Historical ..................................         .80          .73        1.49        1.20        1.23
   Pro forma equivalent for the merger .........         .91          .87        1.78        1.49        1.40
Earnings per common share (diluted)
 City Holding
   Historical ..................................         .96          .99        2.02        1.81        1.55
   Pro forma combined for the merger ...........         .81          .78        1.60        1.34        1.26
 Horizon .......................................
   Historical ..................................         .80          .73        1.49        1.20        1.23
   Pro forma equivalent for the merger .........         .90          .87        1.78        1.49        1.40
Cash dividends per common share ................
 City Holding
   Historical ..................................         .38          .36         .73         .63         .56
   Pro forma combined for the merger ...........         .38          .36         .73         .63         .56
 Horizon
   Historical ..................................         .38          .34         .75         .62         .53
   Pro forma equivalent for the merger .........         .42          .40         .81         .70         .62
Stockholders' equity per common share
 (period-end)
 City Holding
   Historical ..................................       18.73        14.41       16.56       14.21       13.09
   Pro forma combined for the merger ...........       14.34        12.19       13.24       11.86       11.52
 Horizon
   Historical ..................................       12.66        12.08       12.38       11.76       11.23
   Pro forma equivalent for the merger .........       15.93        13.54       14.70       13.18       12.80

                                       10
SUMMARY

                       SELECTED PRO FORMA FINANCIAL DATA
                     OF CITY HOLDING AND HORIZON COMBINED



                                                       SIX MONTHS ENDED
                                                           JUNE 30,                          YEAR ENDED DECEMBER 31,
                                               --------------------------------   ----------------------------------------------
                                                     1998              1997            1997             1996            1995
                                               ----------------   -------------   --------------   --------------   ------------
(UNAUDITED)                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
Income statement:
 Interest income ...........................      $  95,754        $   83,002      $   173,166      $   159,708      $  145,743
 Interest expense ..........................         44,229            35,307           76,012           68,334          61,180
 Net interest income .......................         51,525            47,695           97,154           91,374          84,563
 Provision for credit losses ...............          2,467             1,928            4,064            5,012           3,609
 (Loss) gain on sales of investment
   securities ..............................            (6)               (25)               8                8            (129)
 Noninterest income ........................         35,341            12,686           32,605           16,465          11,472
 Noninterest expense .......................         63,167            38,645           84,899           70,066          61,908
 Income before income taxes ................         21,226            19,783           40,804           32,769          30,389
 Income tax expense ........................          7,490             7,025           14,513           11,488          10,189
 Net income ................................         13,736            12,758           26,291           21,281          20,200
Per common share:
 Earnings ..................................           0.82              0.78             1.60             1.34            1.26
 Diluted earnings ..........................           0.81              0.78             1.60             1.34            1.26
 Cash dividends ............................           0.38              0.36             0.73             0.63            0.56
 Stockholders' equity (period-end) .........          14.34             12.19            13.24            11.86           11.52
Balance sheet (period-end):
 Total assets ..............................      2,542,007         2,102,385        2,298,422        1,995,878       1,983,871
 Total loans, net of unearned
   income ..................................      1,689,188         1,425,559        1,508,601        1,331,966       1,277,331
 Loans held for sale .......................        194,959           110,342          146,988           92,472         122,222
 Total deposits ............................      1,993,215         1,702,442        1,779,805        1,626,666       1,602,996
 Long-term debt ............................         29,767            39,400                0           34,250          20,000
 Total stockholders' equity ................        242,020           199,365          220,277          188,784         177,522
 Average basic common shares
   outstanding (in thousands) ..............         16,760            16,382           16,428           15,914          15,972
 Average diluted common shares
   outstanding (in thousands) ..............         16,866            16,413           16,474           15,928          15,975
Performance ratios:
 Return on average assets ..................           1.14%             1.22%            1.21%            1.05%           1.08%
 Return on average stockholders'
   equity ..................................          11.95             13.05            12.88            11.70           12.00
Risk-based capital ratios:
 Tier 1 ....................................          13.91             12.97            16.36            13.22           12.51
 Total .....................................          15.14             14.09            18.09            14.36           13.55
 Leverage capital ratio ....................          11.49              9.11            12.03             8.90            8.95
Total equity to total assets ...............           9.52              9.48             9.63             9.46            8.95
Dividend payout ratio ......................          39.08             36.36            35.96            34.81           36.47
Average equity to assets ...................           9.52              9.36             9.36             9.00            8.98
Asset quality ratios:
 Allowance for credit losses as a
   percentage of total loans
   (period end) ............................           1.09              1.31             1.21             1.27            1.18
 Allowance for credit losses as a
   percentage of nonperforming loans
   (period-end) ............................         105.14            142.89           136.96           142.67          126.94
 Net charge-offs as a percentage of
   average total loans .....................           0.19              0.04             0.23             0.25            0.26
 Nonperforming assets as a percentage
   of total loans, and other real estate
   owned (period-end) ......................           1.19              0.91             1.00             1.00            1.05

                                       11
                                                                         SUMMARY

              SELECTED HISTORICAL FINANCIAL DATA OF CITY HOLDING




                                                  SIX MONTHS ENDED
                                                     (UNAUDITED)
                                             ---------------------------
                                                JUNE 30,      JUNE 30,
                                                  1998          1997
                                             ------------- -------------
                                               (DOLLARS IN THOUSANDS,
                                                  EXCEPT PER SHARE
                                                    INFORMATION)
Income statement:
 Interest income ........................... $  54,726     $  46,052
 Interest expense ..........................    26,258        20,582
 Net interest income .......................    28,468        25,470
 Provision for credit losses ...............     1,201           828
 Gain (loss) on sales of investment
   securities ..............................        16            11
 Noninterest income ........................    31,980         9,888
 Noninterest expense .......................    49,201        25,192
 Income before income taxes ................    10,062         9,349
 Income tax expense ........................     3,650         3,345
 Net income ................................     6,412         6,004
Per common share:
 Earnings ..................................       .97           .99
 Diluted earnings ..........................       .96           .99
 Cash dividends ............................       .38           .36
 Stockholders' equity (period-end) .........     18.73         14.41
Balance sheet (period-end):
 Total assets .............................. 1,501,500     1,147,684
 Total loans, net of unearned
   income ..................................   929,272       760,403
 Loans held for sale .......................   194,959       110,342
 Total deposits ............................ 1,131,709       901,087
 Long-term debt ............................    81,295        39,400
 Total stockholders' equity ................   126,108        87,483
Average basic common shares issued
 (in thousands) ............................     6,589         6,069
Average diluted common shares
 outstanding (in thousands) ................     6,640         6,080
Performance ratios:
 Return on average assets ..................      0.94%         1.05%
 Return on average stockholders'
   equity ..................................     11.13         14.10
Risk-based capital ratios:
 Tier 1 ....................................      9.37         10.17
 Total .....................................     10.05         11.17
 Leverage capital ratio ....................      8.55          6.75
Total equity to total assets ...............      8.40          7.62
Dividend payout ratio ......................     39.18         36.36
Average equity to assets ...................      8.40          7.42
Asset quality ratios:
 Allowance for credit losses as a
   percentage of total loans
   (period end) ............................      0.93          1.03
 Allowance for credit losses as a
   percentage of nonperforming loans
   (period end) ............................    117.81        132.15
 Net charge-offs as a percentage of
   average total loans .....................      0.12          0.08
 Nonperforming assets as a percentage
   of total loans and other real estate
   owned (period end) ......................      0.79          0.78



                                                                   YEAR ENDED DECEMBER 31,
                                             -------------------------------------------------------------------
                                                  1997          1996          1995         1994         1993
                                             ------------- ------------- ------------- ----------- -------------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
Income statement:
 Interest income ........................... $  96,796     $  86,069     $  75,125     $ 62,762      $  55,301
 Interest expense ..........................    44,691        39,064        33,580      25,168          22,425
 Net interest income .......................    52,105        47,005        41,545      37,594          32,876
 Provision for credit losses ...............     1,662         1,678         1,104       1,040           1,434
 Gain (loss) on sales of investment
   securities ..............................        26            87             2        (729)            673
 Noninterest income ........................    26,690        11,036         6,344       5,978           3,189
 Noninterest expense .......................    57,670        40,982        33,887      30,116          24,292
 Income before income taxes ................    19,489        15,468        12,900      11,687          11,012
 Income tax expense ........................     7,025         5,338         4,182       3,546           3,367
 Net income ................................    12,464        10,130         8,718       8,141           7,645
Per common share:
 Earnings ..................................      2.03          1.81          1.55        1.44            1.35
 Diluted earnings ..........................      2.02          1.81          1.55        1.44            1.35
 Cash dividends ............................       .73           .63           .56         .49             .46
 Stockholders' equity (period-end) .........     16.56         14.21         13.09       11.66           11.56
Balance sheet (period-end):
 Total assets .............................. 1,266,143     1,048,810     1,040,969     895,785         816,225
 Total loans, net of unearned
   income ..................................   780,362       697,982       656,761     554,286         468,633
 Loans held for sale .......................   134,990        92,472       122,222      30,227               0
 Total deposits ............................   938,498       828,670       797,415     746,805         709,958
 Long-term debt ............................    68,400        34,250        20,000       6,875           5,875
 Total stockholders' equity ................   106,255        79,373        73,139      66,299          65,605
Average basic common shares issued
 (in thousands) ............................     6,147         5,586         5,642       5,676           5,663
Average diluted common shares
 outstanding (in thousands) ................     6,166         5,587         5,642       5,676           5,663
Performance ratios:
 Return on average assets ..................      1.03%         0.94%         0.91%       0.94%           1.03%
 Return on average stockholders'
   equity ..................................     13.50         13.31         12.55       12.03           12.04
Risk-based capital ratios:
 Tier 1 ....................................      9.16         10.20          8.87       11.03           11.39
 Total .....................................     10.00         11.23          9.75       12.19           12.64
 Leverage capital ratio ....................      6.49          6.58          6.45        6.83            6.66
Total equity to total assets ...............      8.39          7.57          7.03        7.40            8.04
Dividend payout ratio ......................     35.96         34.81         36.47       33.91           34.36
Average equity to assets ...................      7.61          7.05          7.26        7.82            8.58
Asset quality ratios:
 Allowance for credit losses as a
   percentage of total loans
   (period end) ............................      0.98          1.04          1.00        1.17            1.32
 Allowance for credit losses as a
   percentage of nonperforming loans
   (period end) ............................    129.02        156.82        160.66      150.77          185.62
 Net charge-offs as a percentage of
   average total loans .....................      0.20          0.14          0.17        0.15            0.15
 Nonperforming assets as a percentage
   of total loans and other real estate
   owned (period end) ......................      0.76          0.66          0.62        0.77            0.71

                                       12
SUMMARY

                 SELECTED HISTORICAL FINANCIAL DATA OF HORIZON




                                                SIX MONTHS ENDED
                                                   (UNAUDITED)
                                            -------------------------
                                               JUNE 30,     JUNE 30,
                                                 1998         1997
                                            ------------- -----------
                                             (DOLLARS IN THOUSANDS,
                                                EXCEPT PER SHARE
                                                  INFORMATION)
Income statement:
 Interest income ..........................  $    41,028   $ 36,950
 Interest expense .........................       17,971     14,725
 Net interest income ......................       23,057     22,225
 Provision for credit losses ..............        1,266      1,100
 (Loss) gain on sales of investment
   securities .............................          (22)       (36)
 Noninterest income .......................        3,361      2,798
 Noninterest expense ......................       13,966     13,453
 Income before income taxes ...............       11,164     10,434
 Income tax expense .......................        3,840      3,680
 Net income ...............................        7,324      6,754
Per common share:
 Earnings .................................         0.80       0.73
 Diluted earnings .........................         0.80       0.73
 Cash dividends ...........................         0.38       0.34
 Shareholders' equity (period-end) ........        12.69      12.08
Balance sheet (period-end):
 Total assets .............................    1,040,507    954,701
 Total loans, net of unearned
   income .................................      759,916    665,156
 Total deposits ...........................      861,506    801,355
 Long-term debt ...........................        5,972          0
 Total shareholders' equity ...............      115,912    111,882
Average basic common shares
 outstanding (in thousands) ...............        9,155      9,283
Average diluted common shares
 outstanding (in thousands) ...............        9,204      9,301
Performance ratios:
 Return on average assets .................         1.40       1.44
 Return on average common
   shareholders' equity ...................        12.77      12.24
Risk-based capital ratios:
 Tier 1 ...................................        15.83      16.20
 Total ....................................        14.63      17.34
 Leverage capital ratio ...................        10.34      11.83
Total equity to total assets ..............        11.14      11.72
Dividend payout ratio .....................        47.50      46.58
Average equity to assets ..................        10.98      11.73
Asset quality ratios:
 Allowance for credit losses as a
   percentage of total loans
   (period end) ...........................         1.29       1.62
 Allowance for credit losses as a
   percentage of nonperforming loans
   (period end) ...........................        95.98     139.96
 Net charge-offs as a percentage of
   average total loans ....................         0.27          0
 Nonperforming assets as a percentage
   of total loans and other real estate
   owned (period end) .....................         1.42       1.16



                                                                YEAR ENDED DECEMBER 31,
                                            ---------------------------------------------------------------
                                                 1997         1996        1995        1994         1993
                                            ------------- ----------- ----------- ----------- -------------
                                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
Income statement:
 Interest income ..........................  $    76,370   $ 73,639    $ 70,618    $ 62,231     $  61,029
 Interest expense .........................       31,321     29,270      27,600      21,689        23,189
 Net interest income ......................       45,049     44,369      43,018      40,542        37,840
 Provision for credit losses ..............        2,402      3,334       2,505       2,264         2,337
 (Loss) gain on sales of investment
   securities .............................          (18)       (79)       (131)       (533)           87
 Noninterest income .......................        5,915      5,429       5,128       4,410         4,089
 Noninterest expense ......................       27,229     29,084      28,021      27,161        25,838
 Income before income taxes ...............       21,315     17,301      17,489      14,974        13,841
 Income tax expense .......................        7,488      6,150       6,007       4,849         4,345
 Net income ...............................       13,827     11,151      11,482      10,125         9,496
Per common share:
 Earnings .................................         1.49       1.20        1.23        1.09          1.02
 Diluted earnings .........................         1.49       1.20        1.23        1.09          1.02
 Cash dividends ...........................         0.75       0.62        0.53        0.49          0.47
 Shareholders' equity (period-end) ........        12.38      11.76       11.23        9.98          9.56
Balance sheet (period-end):
 Total assets .............................    1,020,281    947,068     942,902     882,606       864,017
 Total loans, net of unearned
   income .................................      728,239    633,984     620,570     582,206       531,026
 Total deposits ...........................      841,307    797,996     805,581     762,619       748,798
 Long-term debt ...........................        7,102          0           0           0             0
 Total shareholders' equity ...............      114,022    109,411     104,383      92,892        88,943
Average basic common shares
 outstanding (in thousands) ...............        9,254      9,296       9,298       9,306         9,306
Average diluted common shares
 outstanding (in thousands) ...............        9,278      9,308       9,301       9,306         9,306
Performance ratios:
 Return on average assets .................         1.43       1.18        1.25        1.16          1.11
 Return on average common
   shareholders' equity ...................        12.37      10.54       11.61       11.14         11.05
Risk-based capital ratios:
 Tier 1 ...................................        15.20      16.50       17.20       16.84         17.36
 Total ....................................        16.40      17.80       18.50       17.96         18.49
 Leverage capital ratio ...................        11.10      11.40       11.10       10.73         10.19
Total equity to total assets ..............        11.18      11.55       11.07       10.52         10.29
Dividend payout ratio .....................        50.34      51.67       43.09       44.95         46.08
Average equity to assets ..................        11.56      11.23       10.78       10.44         10.06
Asset quality ratios:
 Allowance for credit losses as a
   percentage of total loans
   (period end) ...........................         1.44       1.52        1.37        1.40          1.37
 Allowance for credit losses as a
   percentage of nonperforming loans
   (period end) ...........................       143.40     133.54      109.27      138.75         75.93
 Net charge-offs as a percentage of
   average total loans ....................         0.27       0.36        0.36        0.26          0.28
 Nonperforming assets as a percentage
   of total loans and other real estate
   owned (period end) .....................         1.09       1.20        1.35        1.20          2.01

                                       13
                                                                         SUMMARY

                     (This Page Intentionally Left Blank)

                         CITY HOLDING SPECIAL MEETING


GENERAL

     This Joint Proxy Statement-Prospectus is being mailed by City Holding Company, a West Virginia corporation ("CITY HOLDING") on or about November 6, 1998, to holders of record at the close of business on the City Holding Record Date (as defined below) (the "CITY HOLDING SHAREHOLDERS") of the common stock, par value $2.50 per share, of City Holding ("CITY HOLDING COMMON STOCK") and is accompanied by the Notice of Special Meeting of City Holding Shareholders (the "CITY HOLDING SPECIAL MEETING") and a form of proxy solicited by the City Holding Board for use at the City Holding Special Meeting to be held on December 9, 1998 at 2:00 p.m., local time, at the Charleston Marriott Town Center, 200 Lee Street East, Charleston, West Virginia 25301, and at any adjournments or postponements thereof.


MATTERS TO BE CONSIDERED

     At the City Holding Special Meeting, City Holding Shareholders will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Reorganization, dated as of August 7, 1998 (the "AGREEMENT"), between City Holding and Horizon, the related Plan of Merger (the "HOLDING COMPANY PLAN OF MERGER"), and the transactions contemplated by those documents. These transactions will include, among other things, (a) the merger (the "HOLDING COMPANY MERGER") of Horizon with and into City Holding, (b) the merger (the "BANK MERGERS," and together with the Holding Company Merger, the "TRANSACTION") of Bank of Raleigh, a West Virginia bank ("RALEIGH"), National Bank of Summers of Hinton, a national banking association ("SUMMERS"), Greenbrier Valley National Bank, a national banking association ("GREENBRIER"), The First National Bank in Marlinton, a national banking association ("MARLINTON") and The Twentieth Street Bank, a West Virginia bank ("TWENTIETH") (collectively, the "HORIZON BANKS," all of which are wholly-owned by Horizon) with and into City National, and (c) the issuance of shares of City Holding to shareholders of Horizon. See "Comparative Rights of Shareholders of City Holding and Horizon." The City Holding Shareholders will also be asked to vote upon a proposal to increase the number of authorized shares of City Holding Common Stock to 50,000,000 shares (the "ADDITIONAL SHARES PROPOSAL"). The City Holding Shareholders may also be asked to vote upon a proposal to adjourn or postpone the City Holding Special Meeting, which adjournment or postponement could be used for the purpose, among others, of allowing additional time for the soliciting of additional votes to approve the Transaction.


PROXIES

     If you are a City Holding Shareholder, you may use the accompanying form of proxy if you are unable to attend the City Holding Special Meeting in person or wish to have your shares voted by proxy even if you do attend the City Holding Special Meeting. You may revoke any proxy given by you pursuant to this solicitation at any time before it is exercised either by submitting to Victoria A. Evans, Senior Vice President -- Shareholder Services, at City Holding, prior to or at the City Holding Special Meeting, a written notice of revocation or a properly executed proxy of a later date or by attending the City Holding Special Meeting and electing to vote in person; however, your attendance at the City Holding Special Meeting will not in and of itself constitute a revocation of a proxy. You should address any written notice of revocation and other communications with respect to the revocation of City Holding proxies to City Holding Company, 25 Gatewater Road, Charleston, West Virginia 25313, Attention: Victoria A. Evans, Senior Vice President -- Shareholder Services.

     All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If you do not specify how your proxy is to be voted, it will be voted in favor of the approval of the Holding Company Merger and the Additional Shares Proposal.


SOLICITATION OF PROXIES

     The entire cost of soliciting the proxies from the City Holding Shareholders will be borne by City Holding, except that Horizon has agreed to pay one-half of the printing costs. In addition to the solicitation of the proxies by mail, City Holding will request banks, brokers and other record holders to send proxies and proxy


                                       15
                                                    CITY HOLDING SPECIAL MEETING
material to the beneficial owners of the stock and secure their voting instructions, if necessary. City Holding will reimburse such record holders for their reasonable expenses in so doing. City Holding has also made arrangements with D.F. King & Co., Inc. to assist it in soliciting proxies from banks, brokers and nominees and has agreed to pay $5,000.00, plus expenses, for such services. Directors, officers and employees of City Holding, who will not be specially compensated, may also solicit proxies from City Holding Shareholders, either personally or by telephone, telegram, facsimile or mail.


RECORD DATE AND VOTING RIGHTS

     RECORD DATE. The City Holding Board has fixed November 4, 1998 as the record date for the determination of the City Holding Shareholders entitled to receive notice of and to vote at the City Holding Special Meeting (the "CITY HOLDING RECORD DATE"). Accordingly, only City Holding Shareholders of record at the close of business on the City Holding Record Date will be entitled to notice of and to vote at the City Holding Special Meeting. At the close of business on the City Holding Record Date, there were approximately 6,660,717 shares of City Holding Common Stock entitled to vote at the City Holding Special Meeting.

     QUORUM REQUIREMENT. The presence, in person or by proxy, of shares of City Holding Common Stock representing a majority of the total voting power of such shares entitled to vote on the City Holding Record Date is necessary to constitute a quorum at the City Holding Special Meeting.

     VOTING RIGHTS. Each share of City Holding Common Stock outstanding on the City Holding Record Date entitles its holder to one vote as to (i) the proposal to adopt the Agreement and the transactions contemplated thereby; (ii) the Additional Shares Proposal; and (iii) any other proposal that may properly come before the City Holding Special Meeting.

     VOTES REQUIRED. Under the West Virginia Code (the "WVC") and the Articles of Incorporation of City Holding (the "CITY HOLDING ARTICLES"), the affirmative vote of a majority of the votes entitled to be cast at the City Holding Special Meeting is required to approve the Transaction and the Additional Shares Proposal.

     ABSTENTIONS AND BROKER NON-VOTES. In accordance with West Virginia law, City Holding intends to count shares of City Holding Common Stock present in person at the City Holding Special Meeting but not voting, and shares of City Holding Common Stock for which it has received proxies but with respect to which holders of such shares have abstained, as present at the City Holding Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. In addition, under applicable Nasdaq National Market ("NASDAQ") rules, brokers who hold shares of City Holding Common Stock in "street" name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers with matters to be considered and voted upon at the City Holding Special Meeting without specific instructions from such customers. Shares of City Holding Common Stock represented by proxies returned by a broker holding such shares in nominee or "street" name will be counted for purposes of determining whether a quorum exists, even if such shares are not voted in matters where discretionary voting by the broker is not allowed ("BROKER NON-VOTES"). Abstentions from voting and broker non-votes will not be deemed to have been cast either "for" or "against" the Holding Company Merger or the Additional Shares Proposal at the City Holding Special Meeting.

     BECAUSE APPROVAL OF THE AGREEMENT AND THE ADDITIONAL SHARES PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES ENTITLED TO BE CAST AT THE CITY HOLDING SPECIAL MEETING, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS NEGATIVE VOTES. ACCORDINGLY, THE CITY HOLDING BOARD URGES CITY HOLDING SHAREHOLDERS TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

     As of the City Holding Record Date, approximately 790,762 shares of City Holding Common Stock, or approximately 11.87% of the shares entitled to vote at the City Holding Special Meeting, were beneficially owned by directors and executive officers of City Holding. It is currently expected that each such director and executive officer of City Holding will vote the shares of City Holding Common Stock beneficially owned by him or her for approval of the Transaction.


                                       16
CITY HOLDING SPECIAL MEETING

     Additional information with respect to beneficial ownership of City Holding Common Stock by persons and entities owning more than 5% of the outstanding shares of City Holding Common Stock and more detailed information with respect to beneficial ownership of City Holding Common Stock by directors and executive officers of City Holding is incorporated by reference from the City Holding Annual Report on Form 10-K for the year ended December 31, 1997. See "Where You Can Find More Information."


RECOMMENDATION OF THE CITY HOLDING BOARD

     The City Holding Board has, by the unanimous vote of all directors present, approved the Transaction. The City Holding Board believes that the Agreement and the transactions contemplated thereby are fair to and in the best interests of City Holding and the City Holding Shareholders, and unanimously recommends that the City Holding Shareholders vote "FOR" approval of the Transaction and the Additional Shares Proposal. See "The Holding Company Merger -- Reasons of City Holding for the Holding Company Merger."


                                       17
                                                    CITY HOLDING SPECIAL MEETING

                     (This Page Intentionally Left Blank)

                            HORIZON SPECIAL MEETING


GENERAL

     Horizon is mailing this Joint Proxy Statement-Prospectus on or about November 6, 1998, to the holders of record at the close of business on the Horizon Record Date (as defined below) (the "HORIZON SHAREHOLDERS") of the common stock, par value $1.00 per share, of Horizon ("HORIZON COMMON STOCK") and is accompanied by the Notice of Special Meeting and a form of proxy solicited by the Horizon Board for use at the Special Meeting of Horizon Shareholders (the "HORIZON SPECIAL MEETING," and together with the City Holding Special Meeting, the "MEETINGS") to be held on December 9, 1998, at 10:00 a.m., local time, at Tamarack, Hulett C. Smith Theater, One Tamarack Place, Beckley, West Virginia 25801, and at any adjournments or postponements thereof.


MATTERS TO BE CONSIDERED

     At the Horizon Special Meeting, Horizon Shareholders will be asked to consider and vote upon a proposal to approve the Agreement and the transactions contemplated thereby. The Horizon Shareholders may also be asked to vote upon a proposal to adjourn or postpone the Horizon Special Meeting, which adjournment or postponement could be used for the purpose, among others, of allowing additional time for the soliciting of additional votes to approve the Agreement.


PROXIES

     If you are a Horizon Shareholder, you may use the accompanying proxy if you are unable to attend the Horizon Special Meeting in person or wish to have your shares voted by proxy even if you do attend the Horizon Special Meeting. You may revoke any proxy given by you pursuant to this solicitation at any time before it is exercised either by submitting to the Corporate Secretary of Horizon, prior to or at the Horizon Special Meeting, a written notice of revocation or a properly executed proxy of a later date or by attending the Horizon Special Meeting and electing to vote in person; however, your attendance at the Horizon Special Meeting will not in and of itself constitute a revocation of a proxy. You should address any written notice of revocation and other communications with respect to the revocation of Horizon proxies to Horizon Bancorp, Inc., One Park Avenue, Beckley, West Virginia 25802-2803,
Attention: Corporate Secretary.

     All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If you do not specify how your proxy is to be voted, it will be voted in favor of adoption of the Agreement.


SOLICITATION OF PROXIES

     The entire cost of soliciting the proxies from the Horizon Shareholders will be borne by Horizon except that City Holding has agreed to pay one-half of the printing costs. In addition to the solicitation of the proxies by mail, Horizon will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. Horizon will reimburse such record holders for their reasonable expenses in so doing. Horizon has also made arrangements with D.F. King & Co., Inc. to assist it in soliciting proxies from banks, brokers and nominees and has agreed to pay $5,000.00, plus expenses, for such services. Directors, officers and employees of Horizon, who will not be specially compensated, may also solicit proxies from Horizon Shareholders, either personally or by telephone, telegram, facsimile or mail.


RECORD DATE AND VOTING RIGHTS

     RECORD DATE. The Horizon Board has fixed November 4, 1998, as the record date for the determination of the Horizon Shareholders entitled to receive notice of and to vote at the Horizon Special Meeting (the "HORIZON RECORD DATE"). Accordingly, only Horizon Shareholders of record at the close of business on the Horizon Record Date will be entitled to notice of and to vote at the Horizon Special Meeting. At the close of business


                                       19
                                                         HORIZON SPECIAL MEETING
on the Horizon Record Date, there were approximately 9,149,775 shares of Horizon Common Stock entitled to vote at the Horizon Special Meeting.

     QUORUM REQUIREMENT. The presence, in person or by proxy, of shares of Horizon Common Stock representing a majority of the total voting power of such shares entitled to vote on the Horizon Record Date is necessary to constitute a quorum at the Horizon Special Meeting.

     VOTING RIGHTS. Each share of Horizon Common Stock outstanding on the Horizon Record Date entitles its holder to one vote as to (i) the proposal to adopt the Agreement and the transactions contemplated thereby and (ii) any other proposal that may properly come before the Horizon Special Meeting.

     VOTE REQUIRED. Under the WVC and the Articles of Incorporation of Horizon (the "HORIZON ARTICLES"), the affirmative vote of a majority of the votes entitled to be cast at the Horizon Special Meeting is required to approve the Agreement and the transactions contemplated thereby.

     ABSTENTIONS AND BROKER NON-VOTES. In accordance with West Virginia law, Horizon intends to count shares of Horizon Common Stock present in person at the Horizon Special Meeting but not voting, and shares of Horizon Common Stock for which it has received proxies but with respect to which holders of such shares have abstained, as present at the Horizon Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. In addition, under applicable Nasdaq rules, brokers who hold shares of Horizon Common Stock in "street" name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers with respect to the matters to be considered and voted upon at the Horizon Special Meeting without specific instructions from such customers. Shares of Horizon Common Stock represented by proxies returned by a broker holding such shares in nominee or "street" name will be counted for purposes of determining whether a quorum exists, even if such shares are broker non-votes. Abstentions from voting and broker non-votes will not be deemed to have been cast either "for" or "against" the Agreement at the Horizon Special Meeting.

     BECAUSE ADOPTION OF THE AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF OUTSTANDING SHARES OF HORIZON COMMON STOCK, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS NEGATIVE VOTES. ACCORDINGLY, THE HORIZON BOARD URGES HORIZON SHAREHOLDERS TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

     As of the Horizon Record Date, approximately 1,029,886 shares of Horizon Common Stock, or approximately 11.25% of the shares entitled to vote at the Horizon Special Meeting, were beneficially owned by directors and executive officers of Horizon. It is currently expected that each such director and executive officer of Horizon will vote the shares of Horizon Common Stock beneficially owned by him or her for approval of the Agreement and the transactions contemplated thereby.

     Additional information with respect to beneficial ownership of Horizon Common Stock by persons and entities owning more than 5% of the outstanding shares of Horizon Common Stock and more detailed information with respect to beneficial ownership of Horizon Common Stock by directors and executive officers of Horizon is incorporated by reference to the Horizon Annual Report on Form 10-K for the year ended December 31, 1997. See "Where You Can Find More Information."


RECOMMENDATION OF THE HORIZON BOARD

     The Horizon Board has, by the unanimous vote of all directors present, approved the Agreement and the transactions contemplated thereby. The Horizon Board believes that the Agreement and the transactions contemplated thereby are fair to and in the best interests of Horizon and the Horizon Shareholders, and recommends that the Horizon Shareholders vote "FOR" approval of the Agreement and the transactions contemplated thereby. See "The Holding Company Merger -- Reasons of Horizon for the Holding Company Merger."


                                       20
HORIZON SPECIAL MEETING

                   PROPOSAL 1 -- THE HOLDING COMPANY MERGER

     THE FOLLOWING SUMMARY OF THE MATERIAL TERMS AND PROVISIONS OF THE AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE AGREEMENT AND THE HOLDING COMPANY PLAN OF MERGER, WHICH ARE INCORPORATED HEREIN BY REFERENCE AND, WITH THE EXCEPTION OF CERTAIN EXHIBITS TO THE AGREEMENT, ARE ATTACHED AS APPENDICES A AND B, RESPECTIVELY, TO THIS JOINT PROXY STATEMENT-PROSPECTUS.


DESCRIPTION OF THE HOLDING COMPANY MERGER

     At the date and time when the Holding Company Merger becomes effective (the "EFFECTIVE TIME OF THE HOLDING COMPANY MERGER"), Horizon will merge with and into City Holding pursuant to the Agreement and the Holding Company Plan of Merger and thereafter, shortly after the time when the Holding Company Merger becomes effective, the Horizon Banks will merge with and into City National pursuant to the Agreement. Subject to the satisfaction or waiver of certain conditions set forth in the Agreement and described more fully in " -- Conditions to the Holding Company Merger," the Holding Company Merger will become effective upon the filing of the articles of merger in the office of the Secretary of State of West Virginia, in accordance with Section 31-1-37 of the WVC.

     CONVERSION OF STOCK; EXCHANGE RATIO. Each share of Horizon Common Stock which is issued and outstanding at the Effective Time of the Holding Company Merger (other than shares held directly by City Holding, which shall be canceled without payment therefore, and Dissenting Shares) shall, and without any action by the holder thereof, be converted into the number of shares of City Holding Common Stock determined by dividing $45.00 by the average of the closing price of City Holding Common Stock on the Nasdaq National Market for each of the 10 trading days ending on the 10th day prior to the day of the Effective Time of the Holding Company Merger (the "AVERAGE CLOSING PRICE"), rounded to the nearest one one-thousandth (the "EXCHANGE RATIO"). However, if the Average Closing Price is $44.50 or greater, the Exchange Ratio shall be 1.011, and if the Average Closing Price is $40.50 or less, the Exchange Ratio shall be 1.111. The Exchange Ratio was arrived at through arm's-length negotiations between City Holding and Horizon. See " -- Background of the Holding Company Merger."

     CONVERSION OF OPTIONS. At the Effective Time of the Holding Company Merger and as provided in the Holding Company Plan of Merger, each outstanding option to acquire Horizon Common Stock that was granted under Horizon's employee benefit plans ("HORIZON OPTIONS") shall be converted, based on the Exchange Ratio, into options to acquire City Holding Common Stock ("CITY HOLDING OPTIONS"). The exercise price per share of City Holding Common Stock under a City Holding Option shall be equal to the exercise price per share of Horizon Common Stock under the Horizon Option divided by the Exchange Ratio (rounded up to the nearest cent). The number of shares of City Holding Common Stock subject to a City Holding Option shall be equal to the number of shares of Horizon Common Stock subject to the Horizon Option multiplied by the Exchange Ratio (rounded down to the nearest whole share). Except as provided in the preceding sentences regarding the pricing of, and number of shares of City Holding Common Stock subject to, the City Holding Option, the terms of the City Holding Option shall be the same as the terms of the Horizon Option.


BACKGROUND OF THE HOLDING COMPANY MERGER

     In April, 1998, the Horizon Board undertook a study of Horizon's future and the strategic options available to Horizon. The Board employed Baxter Fentriss to explore and review Horizon's strategic position in the financial services industry and to explore any strategic alternatives. With assistance from Baxter Fentriss, the Horizon Board reviewed the economic and competitive conditions in Horizon's market areas and recognized that Horizon's long-term viability depended upon identifying growth opportunities. The Horizon Board and management also recognized that because of Horizon's substantial market share in its market area, growth opportunities could be maximized by affiliating with another banking organization such as City Holding.

     On April 30, 1998, Horizon directed Baxter Fentriss to act as agent and financial advisor to assist in identifying financial institutions that it believed would be interested in a business combination with Horizon. Baxter


                                       21
                                        PROPOSAL 1 -- THE HOLDING COMPANY MERGER

Fentriss initiated confidential discussions with numerous financial institutions to solicit preliminary indications of interest in either acquiring or selling to Horizon.

     City Holding was one of the financial institutions contacted by Baxter Fentriss. City Holding carefully reviewed the material prepared by Baxter Fentriss and determined that a potential transaction with Horizon was worthy of pursuit. With assistance from Wheat First, City Holding's senior management then proceeded to prepare various financial analyses regarding a potential transaction with Horizon. City Holding's senior management presented this information to the City Holding Board's Executive Committee on June 8, 1998. City Holding's Executive Committee instructed management to proceed with a potential transaction. On June 25, 1998, City Holding presented a preliminary indication of interest to Baxter Fentriss.

     On June 30, 1998, Baxter Fentriss representatives met with the Horizon Board and submitted a presentation outlining the results of their confidential discussions and identifying certain institutions for a potential acquisition transaction. At that meeting, the Board instructed Baxter Fentriss representatives to contact the principal officers of certain of these institutions to invite them to appear before the Horizon Board to make presentations concerning any acquisition proposals. Baxter Fentriss contacted City Holding shortly after the June 30, 1998 Horizon Board meeting and invited City Holding's senior management to present their proposal to the Horizon Board on July 8, 1998.

     On July 8, 1998, the Horizon Board met and heard informational presentations from City Holding and certain other bank holding companies. All of these presentations contemplated a merger of Horizon with and into the particular institution. The Horizon Board again met on July 15, 1998, and heard an additional presentation by another financial institution.

     On July 17, 1998, the Horizon Board convened another meeting, and at that meeting, representatives of Baxter Fentriss summarized the various proposals. Horizon's senior management identified two of the potential institutions (one of which was City Holding) as favorable acquisition candidates and outlined the reasons for that belief. The Horizon Board decided to delay further consideration of the matter to allow Horizon's senior management to meet with or contact individuals connected with banks that had been acquired by these institutions and to allow senior management to continue to review the other indications of interest Horizon had received. Additionally, representatives of Baxter Fentriss were instructed to use this time for further review.

     On July 21, 1998, representatives of Horizon's senior management and Board of Directors met with representatives from City Holding's senior management and Board of Directors at City Holding's offices to generally review potential merger issues and discuss the merits of the potential combined company.

     On July 31, 1998, the Horizon Board convened and met with Baxter Fentriss and Horizon's legal counsel to discuss and review senior management's recommendation and directed senior management to attempt to negotiate a definitive merger agreement with City Holding. City Holding's Executive Committee also met on July 31, 1998 and heard presentations from both Wheat First and Hunton & Williams regarding the Holding Company Merger. City Holding's Executive Committee authorized senior management to proceed with negotiation of a definitive merger agreement with Horizon.

     On August 7, 1998, the Horizon Board met with Baxter Fentriss and legal counsel and reviewed the proposed Agreement with City Holding. On the basis of the independent judgment of the members of the Horizon Board, the Board concluded that the terms of the transaction were in the best interests of Horizon and its shareholders and approved the Agreement. The City Holding Board also met on August 7, 1998. In this meeting, the City Holding Board: (i) received presentations from Wheat First and Hunton & Williams about the Holding Company Merger; (ii) reviewed the proposed agreement with Horizon; (iii) concluded that the terms of the transaction were in the best interests of City Holding and its shareholders; and (iv) approved the Agreement.


REASONS OF CITY HOLDING FOR THE HOLDING COMPANY MERGER

     The City Holding Board believes that the Holding Company Merger is in the best interest of City Holding and the City Holding Shareholders. Accordingly, the City Holding Board has unanimously approved and adopted the Agreement and recommends approval of the Agreement by the City Holding Shareholders. In reaching its


                                       22
PROPOSAL 1 -- THE HOLDING COMPANY MERGER decision, the City Holding Board consulted with City Holding's senior management, City Holding's legal counsel (Hunton & Williams), City Holding's financial advisor (Wheat First) and considered a number of other factors. These factors, which were not assigned any relative or specific weight in reaching the above conclusion, include:

       i) The City Holding Board's belief that Horizon is a high quality franchise with a respected and capable management team having a comparable philosophy regarding the successful operation of a community banking franchise.

       ii) The results of City Holding's preliminary due diligence review of Horizon.

       iii) The City Holding Board's belief that the Holding Company Merger will effectively implement and accelerate City Holding's strategy for providing long-term shareholder value by enabling City Holding to leverage on the technological and human infrastructure and geographic and product diversification that has been created by City Holding over the past several years.

       iv) The City Holding Board's assessment of the current and future economic and competitive environment in the financial services industry, including supporting the necessary investments in improved technology, the benefits of operational scale and the continued consolidation in the industry. This acquisition will make City Holding the third largest financial services company in deposit market share in the State of West Virginia.

       v) The City Holding Board's belief that combining with an in-market company would provide City Holding with an opportunity for significant cost savings from both its own franchise and from Horizon.

       vi) The City Holding Board's assessment that the combined company would be less susceptible to fluctuations in earnings due to changes in economic conditions that affect mortgage banking operations.

       vii) The oral presentation of Wheat First to the City Holding Board on July 31, 1998 and the opinion of Wheat First (including the assumptions and financial information and projections relied upon by Wheat First in arriving at such an opinion), rendered on August 7, 1998, that, as of such date, the exchange ratio was fair to City Holding from a financial point of view.

       viii) The City Holding Board's expectation that the Holding Company Merger would constitute a tax-free "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

       ix) The City Holding Board's expectation that the Holding Company Merger would be accounted for as a "pooling of interests" for accounting and financial reporting purposes.

       x) The City Holding Board's review of certain financial information about the Holding Company Merger, City Holding and Horizon. This information included valuation analyses, pro-forma analyses, corporate financial data and comparable merger and acquisition transactions as presented by City Holding's financial advisors and senior management, as well as anticipated cost savings, operating efficiencies and revenue enhancement opportunities available to the combined company as a result of the Holding Company Merger. The City Holding Board also considered the fact that Horizon has a much larger relative capital base that can be utilized to lower the amount of future City Holding capital offerings.

       xi) The likelihood of the Holding Company Merger being approved by the appropriate regulatory authorities.

     The City Holding Board also discussed certain other factors in connection with the Holding Company Merger. These included, among others, the potential difficulties of integrating Horizon's operations into City Holding's; the significant costs involved in connection with completing the Holding Company Merger; the substantial time and effort of City Holding management required to implement the Holding Company Merger, integrate the business of Horizon into City Holding, and manage the increased size of the combined business; the risk that the anticipated benefits of the Holding Company Merger might not be fully realized; the fact that the City Holding Stock Option Agreement, which Horizon required as an inducement to enter into the Agreement,


                                       23
                                        PROPOSAL 1 -- THE HOLDING COMPANY MERGER
might discourage third parties from offering to acquire City Holding during the pendency of the Holding Company Merger; and the dilution of current City
Holding Shareholders' ownership of City Holding. The City Holding Board believes that the benefits and advantages of the Holding Company Merger outweigh these factors.

     The foregoing discussion of the information and factors considered by the City Holding Board is not intended to be exhaustive but is believed to include all material factors considered by the City Holding Board. In reaching its determination to approve and adopt the Agreement and the transactions contemplated thereby, the City Holding Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

     THE CITY HOLDING BOARD BELIEVES THAT THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE FAIR TO AND IN THE BEST INTERESTS OF CITY HOLDING AND THE CITY HOLDING SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE CITY HOLDING SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE AGREEMENT.


REASONS OF HORIZON FOR THE HOLDING COMPANY MERGER

     In reaching its conclusion to approve the Agreement, the Horizon Board considered a number of factors and did not assign any relative or specific weights to the factors considered. Among other things, the Horizon Board considered: (i) the merger consideration in relation to the book value, assets and earnings of Horizon and City Holding; (ii) information concerning the financial condition, results of operations and prospects of Horizon and City Holding, including return on assets and return on equity; (iii) the financial terms of other recent business combinations in the banking industry; and (iv) the opinion of Baxter Fentriss as to the fairness of the Exchange Ratio to the Horizon Shareholders from a financial point of view. The Horizon Board believes that the terms of the Agreement, which are the product of arm's-length negotiations between Horizon and City Holding, are in the best interests of Horizon and its shareholders. In the course of reaching its determination, the Horizon Board consulted (i) with legal counsel with respect to its legal duties, the terms of the Agreement and the issues related thereto; (ii) with its financial advisor with respect to the financial aspects and fairness of the transaction; and (iii) with senior management regarding, among other things, retention of Horizon employees and customer service.

     In reaching its determination to approve the Agreement, the Horizon Board:


       (a) Analyzed information with respect to the financial condition, results of operations, businesses and prospects of Horizon and City Holding;

       (b) Considered the oral opinion (which was subsequently confirmed in writing) of Baxter Fentriss that, as of August 7, 1998, the Exchange Ratio was fair to the Horizon Shareholders from a financial point of view (See " -- Opinion of Horizon's Financial Advisor");

       (c) Considered the other terms of the Agreement, including the tax-free nature of the transaction;

       (d) Considered the detailed financial analyses and other information with respect to Horizon and City Holding discussed by Baxter Fentriss, as well as the Horizon Board's own knowledge of Horizon, City Holding, and their respective businesses; and

       (e) Considered the value of Horizon Common Stock continuing as a stand-alone entity compared to the effect of Horizon combining with City Holding in light of the current economic and financial environment, including other possible strategic alternatives, the results of the contacts and discussions between Horizon and Baxter Fentriss and various third parties, and the belief of the Horizon Board and management that the Holding Company Merger offered the best transaction available to Horizon and its shareholders.

     In addition, the Horizon Board recognized that the combination with City Holding would: (i) allow the combined company to remain a West Virginia headquartered bank with assets exceeding $2.5 billion and to become the third largest bank holding company headquartered in West Virginia; (ii) provide Horizon Shareholders with approximately 58% ownership in the combined company;
(iii) provide Board seats for 12 directors which would result in 50% of the new combined Board; (iv) increase book value from $12.46 to $14.47 for Horizon Shareholders; (v) allow for the existing Horizon banks to retain their own names and local boards until the Bank Mergers, which will occur as soon as practicable after the Holding Company Merger; (vi) provide


                                       24
PROPOSAL 1 -- THE HOLDING COMPANY MERGER opportunities for career path changes and advancement for some employees; (vii) bring new products and services to the marketplace currently served by Horizon banks; and (viii) create a combined company that may in the future be in a position to affiliate with a larger financial institution if the Board believed that such an affiliation would be in the best interests of the combined company's shareholders. There are, however, no current plans in this regard.

     Upon completion of the Holding Company Merger, former shareholders of Horizon will have equity ownership in a substantial bank holding company. If the Holding Company Merger had been completed on June 30, 1998, Horizon Shareholders would have received 57.86% of the 15,978,000 shares of City Holding Common Stock that would have been outstanding. Based upon financial data as of June 30, 1998, on a pro forma consolidated basis, 40.93% of assets, 43.22% of deposits, 53.32% of net income and 47.89% of shareholders' equity will be attributable to Horizon. If the Holding Company Merger had been completed on June 30, 1998, City Holding would have had approximately $2.5 billion in assets, approximately $2.0 billion in total deposits, and approximately $1.7 billion in total loans.

     The foregoing discussion of the information and factors considered by the Horizon Board is not intended to be exhaustive, but constitutes the material factors the Horizon Board considered. In reaching its determination to approve and recommend the Agreement, the Horizon Board did not assign any specific or relative weights to the foregoing factors, and individual directors may have weighed factors differently. After deliberating with respect to the Holding Company Merger and other transactions contemplated by the Agreement, considering, among other things, the matters discussed above and the opinion of Baxter Fentriss referred to above, the Horizon Board approved and adopted the Agreement, and the transactions contemplated thereby as being in the best interests of Horizon and its shareholders.

     BASED ON THE FOREGOING, AND ON THE OPINION OF BAXTER FENTRISS REFERRED TO ABOVE, THE HORIZON BOARD RECOMMENDS THAT HORIZON SHAREHOLDERS VOTE "FOR" ADOPTION OF THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE HOLDING COMPANY MERGER.


OPINION OF CITY HOLDING'S FINANCIAL ADVISOR

     City Holding retained Wheat First to render its opinion to the City Holding Board as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of City Holding Common Stock. Wheat First is a nationally recognized investment banking firm regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The City Holding Board selected Wheat First to render its opinion in connection with the Holding Company Merger on the basis of such firm's expertise. Wheat First regularly publishes research reports regarding the financial services industry and the businesses and securities of publicly owned companies in that industry, including City Holding. In the ordinary course of its business, Wheat First and its affiliates may actively trade in the equity securities of City Holding or Horizon for its account and the accounts of its customers, and therefore may from time to time hold long or short positions in such securities.

     Representatives of Wheat First participated by teleconference in the meeting of the City Holding Board on August 7, 1998, at which the Agreement was considered and approved. At the meeting, Wheat First issued an oral opinion that, as of such date, the Exchange Ratio was fair, from a financial point of view, to the holders of City Holding Common Stock. A written opinion dated as of the date of this Joint Proxy Statement-Prospectus has been delivered to the City Holding Board to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of City Holding Common Stock.

     THE FULL TEXT OF WHEAT FIRST'S WRITTEN OPINION, DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT-PROSPECTUS, WHICH SETS FORTH CERTAIN ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON REVIEW UNDERTAKEN IS ATTACHED AS APPENDIX E TO THIS JOINT PROXY STATEMENT-PROSPECTUS, IS INCORPORATED HEREIN BY REFERENCE, AND SHOULD BE READ IN ITS ENTIRETY IN CONNECTION WITH THIS JOINT PROXY STATEMENT-PROSPECTUS. THE SUMMARY OF THE OPINION OF WHEAT FIRST SET FORTH IN THIS JOINT PROXY STATEMENT-PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION. NO LIMITATIONS WERE IMPOSED BY THE CITY HOLDING BOARD UPON WHEAT FIRST WITH RESPECT TO THE INVESTIGATIONS MADE OR PROCEDURES FOLLOWED BY IT IN RENDERING THE CITY


                                       25
                                        PROPOSAL 1 -- THE HOLDING COMPANY MERGER

HOLDING FAIRNESS OPINION. WHEAT FIRST'S OPINION HAS BEEN FURNISHED TO THE CITY HOLDING BOARD FOR ITS BENEFIT AND USE. WHEAT FIRST'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO TO THE HOLDERS OF CITY HOLDING COMMON STOCK AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF CITY HOLDING AS TO HOW SUCH SHAREHOLDER SHOULD VOTE ON THE HOLDING COMPANY MERGER.

     In arriving at its oral opinion dated as of August 7, 1998, Wheat First reviewed certain publicly available business and financial information relating to City Holding and Horizon and certain other information provided to it, including the following: (i) City Holding's Annual Reports to Stockholders, Annual Reports on Form 10-K and related financial information for the three fiscal years ended December 31, 1997; (ii) City Holding's Quarterly Report on Form 10-Q and related financial information for the quarterly period ended March 31, 1998, and certain financial information released by the management of City Holding for the quarterly period ended June 30, 1998; (iii) Horizon's Annual Reports to Stockholders, Annual Reports on Form 10-K and related financial information for the three fiscal years ended December 31, 1997; (iv) Horizon's Quarterly Report on Form 10-Q and related financial information for the quarterly period ended March 31, 1998, and certain financial information released by the management of Horizon for the quarterly period ended June 30, 1998; (v) certain publicly available information with respect to historical market prices and trading activities for City Holding Common Stock and Horizon Common Stock and for certain publicly traded financial institutions which Wheat First deemed relevant; (vi) certain publicly available information with respect to banking companies and the financial terms of certain other mergers and acquisitions which Wheat First deemed relevant; (vii) the Agreement; (viii) certain estimates of the cost savings, revenue enhancements and divestitures projected by City Holding and Horizon for the combined company; (ix) other financial information concerning the businesses and operations of City Holding and Horizon, including certain audited financial information and certain internal financial analyses and forecasts for City Holding and Horizon prepared by senior managements of these companies; and (x) such financial studies, analyses, inquiries and other matters as Wheat First deemed necessary. In addition, Wheat First conferred with members of the senior managements of City Holding and Horizon to discuss the business and prospects of each company, but conditioned its August 7, 1998 opinion on the completion of its full due diligence, which it subsequently completed.

     In connection with its review, Wheat First relied upon and assumed the accuracy and completeness of all of the foregoing information provided to it or publicly available, including representations and warranties of City Holding and Horizon included in the Agreement, and Wheat First has not assumed any responsibility for independent verification of such information. Wheat First relied upon the managements of City Holding and Horizon as to the reasonableness and achievability of their financial and operational forecasts and projections, and the assumptions and bases therefor, provided to Wheat First, and assumed that such forecasts and projections reflect the best currently available estimates and judgments of such management and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. Wheat First also assumed, without independent verification, that the aggregate allowances for loan losses and other contingencies for City Holding and Horizon are adequate to cover such losses. Wheat First did not review any individual credit files of City Holding and Horizon, nor did it make an independent evaluation or appraisal of the assets or liabilities of City Holding and Horizon. Wheat First also assumed that the Holding Company Merger will be consummated in accordance with the terms and conditions of the Agreement in due course without unnecessary delay.

     Additionally, Wheat First considered certain financial and stock market data of City Holding and Horizon and compared that data with similar data for certain publicly-held financial institutions and considered the financial terms of certain other comparable transactions that recently have been announced or effected, as further discussed below.

     In connection with rendering its opinion, Wheat First performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Moreover, the evaluation of the fairness, from a financial point of view, of the Exchange Ratio to holders of City Holding Common Stock was to some extent a subjective one based on the experience and judgment of Wheat First and not merely the result


                                       26
PROPOSAL 1 -- THE HOLDING COMPANY MERGER of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors summarized below, Wheat First believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be Wheat First's view of the actual value of City Holding or Horizon.

     In performing its analyses, Wheat First made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of City Holding or Horizon. The analyses performed by Wheat First are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold. In rendering its opinion, Wheat First assumed that, in the course of obtaining the necessary regulatory approvals for the Holding Company Merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Holding Company Merger, on a pro forma basis, to City Holding.

     Wheat First's opinion is just one of the many factors taken into consideration by the City Holding Board in determining to approve the Agreement. Wheat First's opinion does not address the relative merits of the Holding Company Merger as compared to any alternative business strategies that might exist for City Holding, nor does it address the effect of any other business combination in which City Holding might engage.

     The following is a summary of the analyses performed by Wheat First in connection with its oral opinion delivered to the City Holding Board on August 7, 1998:

     ANALYSIS OF SELECTED TRANSACTIONS. Wheat First performed an analysis of premiums paid in thirteen selected transactions (the "SELECTED TRANSACTIONS"). Wheat First compiled the Selected Transactions by researching acquisitions of banks or bank holding companies headquartered in the District of Columbia, Kentucky, Maryland, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Virginia or West Virginia which were announced between June 30, 1997 and August 1, 1998, which had deal values between $100 million and $1 billion. Wheat First compared valuation multiples for the Selected Transactions to the multiples implied by the Exchange Ratio offered to Horizon in the Holding Company Merger. The Selected Transactions included the following pending and completed transactions: National Penn Bancshares, Inc./Elverson National Bank; Citizens Bancshares, Inc./ Ohio Bank; First Commonwealth Financial Corporation/Southwest National Corporation; First American Corporation/
Pioneer Bancshares, Inc.; Star Banc Corporation/TransFinancial, Inc.; Mercantile Bancorporation, Inc./CBT Corporation; BB&T Corp./Franklin Bancorporation, Inc.; Citizens Bancshares, Inc./Century Financial Corporation; Union Planters Corporation/Peoples First Corporation; FirstMerit Corporation/CoBancorp, Inc.; WesBanco, Inc./ Commercial BancShares, Incorporated; United Bankshares, Inc./George Mason Bankshares, Inc.; and Fulton Financial Corporation/Keystone Heritage Group, Inc.

     Based on the market value of City Holding Common Stock on August 6, 1998, and financial data for Horizon as of June 30, 1998, the analysis of the implied value based on the Exchange Ratio offered by City Holding to Horizon yielded the following values: (i) price to book value of 358.3% compared to an average of 321.6%, a minimum of 230.4%, and a maximum of 433.8% for the Selected Transactions; (ii) price to latest twelve months earnings per share of 29.0x compared to an average of 25.9x, a minimum of 20.3x, and a maximum of 31.3x for the Selected Transactions; (iii) price to latest quarter earnings per share annualized of 28.1x compared to an average of 25.1x, a minimum of 16.9x, and a maximum of 30.4x for the Selected Transactions; and (iv) premium to market price of 6.2% compared to an average of 29.9%, a minimum of 3.3%, and a maximum of 68.1% for the Selected Transactions.

     The following comparisons were based on financial data as of and for the twelve-month reporting period ended June 30, 1998, for Horizon and the twelve-month reporting period prior to the announcement of each transaction for each acquiree in the Selected Transactions. Horizon had: (i) net interest margin of 4.90% compared to an average of 4.54%, a minimum of 4.28%, and a maximum of 4.81% for the Selected Transaction acquirees; (ii) efficiency ratio of 55.54% compared to an average of 61.68%, a minimum of 51.63%, and a maximum of 68.53% for the Selected Transaction acquirees; (iii) return on average assets before extraordinary items of 1.44% compared to an average of 1.17%, a minimum of 0.98%, and a maximum of 1.29% for the


                                       27
                                        PROPOSAL 1 -- THE HOLDING COMPANY MERGER

Selected Transaction acquirees; and (iv) return on average equity before extraordinary items of 12.64% compared to an average of 12.99%, a minimum of 9.64%, and a maximum of 17.06% for the Selected Transaction acquirees.

     DISCOUNTED DIVIDENDS ANALYSIS. Using discounted dividends analysis, Wheat First estimated the present value of the future stream of dividends that Horizon could produce over the next five years, assuming the company performed in accordance with the earnings forecasts of management, maintained consistent capital ratios at the bank level, and that assumed levels of expense savings and revenue enhancements were achieved. Wheat First then estimated the terminal values for Horizon at the end of the period by applying multiples ranging from 18 times to 22 times earnings projected in year five. The dividend streams and terminal values were then discounted to present values using different discount rates (ranging from 15% to 17%) chosen to reflect different assumptions regarding the required rates of return to holders or prospective buyers of City Holding Common Stock. This discounted dividend analysis indicated reference ranges of between $41.40 and $53.11 per share for Horizon Common Stock. These values compare to the implied consideration based on the Exchange Ratio offered by City Holding to Horizon in the Holding Company Merger of $45.00 based on the market value of City Holding Common Stock on August 6, 1998.

     IMPACT ANALYSIS. Wheat First estimated the potential impact of the transaction to City Holding's book value and 1999 estimated earnings per share assuming that the Holding Company Merger qualifies as a pooling-of-interests for accounting and financial reporting purposes. Utilizing financial data as of June 30, 1998 for both City Holding and Horizon, and assuming certain adjustments to the equity of Horizon, Wheat First noted that the Holding Company Merger could result in 26.7% dilution to City Holding's book value per share if the Exchange Ratio were 1.011:1 and 30.7% if the Exchange Ratio were 1.111:1. Wheat First also noted that, assuming certain fully phased-in expense savings and revenue enhancements (based on projections by Wheat First and City Holding management), the Holding Company Merger could result in 5.4% accretion to City Holding's 1999 estimated earnings per share if the exchange ratio were 1.011:1 and 0.3% dilution to City Holding's 1999 estimated earnings per share if the exchange ratio were 1.111:1.

     No company or transaction used as a comparison in the above analysis is identical to City Holding, Horizon or the Holding Company Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies used for comparison in the above analysis.

     In connection with its written opinion as of the date hereof, Wheat First confirmed the appropriateness of its reliance on the analyses used to render its August 7, 1998, opinion by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith.

     Wheat First's written opinion in Appendix E, dated as of the date of this Joint Proxy Statement-Prospectus is based solely upon the information available to Wheat First and the economic, market and other circumstances as they existed as of such date. Events occurring after that date could materially affect the assumptions and conclusions contained in Wheat First's opinion. Wheat First has not undertaken to reaffirm or revise its opinion or otherwise comment on any events occurring after the date of its opinion.

     As compensation for Wheat First's services, City Holding has agreed to pay Wheat First total fees equal to $2,000,000, payable as follows: $50,000 upon the execution of a definitive acquisition agreement, $50,000 on the mailing date of this Joint Proxy Statement-Prospectus and $1,900,000 upon the date of closing of the Holding Company Merger. City Holding has agreed also to reimburse Wheat First for its out-of-pocket expenses incurred in connection with the activities contemplated by its engagement, regardless of whether the Holding Company Merger is consummated. City Holding has further agreed to indemnify Wheat First against certain liabilities, including certain liabilities under federal securities laws. The payment of the above fees is not contingent upon Wheat First rendering a favorable opinion with respect to the Holding Company Merger.


                                       28
PROPOSAL 1 -- THE HOLDING COMPANY MERGER

OPINION OF HORIZON'S FINANCIAL ADVISOR

     Baxter Fentriss has acted as financial advisor to Horizon in connection with the Holding Company Merger. Baxter Fentriss delivered to Horizon its opinion dated August 7, 1998, that on the basis of matters referred to herein, the consideration received by shareholders of Horizon Common Stock, is fair from a financial point of view. In rendering its opinion Baxter Fentriss consulted with the management of Horizon and City Holding, reviewed the Agreement and certain publicly-available information on the parties and reviewed certain additional materials made available by the management of the respective banks.

     In addition, Baxter Fentriss discussed with the management of Horizon and City Holding their respective businesses and outlook. Baxter Fentriss was involved in the negotiations between Horizon and City Holding. No limitations were imposed by the Horizon Board upon Baxter Fentriss with respect to the investigation made or procedures followed by it in rendering its opinion. The full text of Baxter Fentriss' written opinion is attached as Appendix F to this Joint Proxy Statement-Prospectus and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Baxter Fentriss in connection therewith.

     Baxter Fentriss' opinion is directed to the Horizon Board, and is directed only to the fairness, from a financial point of view, to the consideration to be received by shareholders of Horizon Common Stock. It does not address Horizon's underlying business decision to effect the proposed merger, nor does it constitute a recommendation to any Horizon Shareholder as to how such shareholder should vote with respect to the Holding Company Merger at the Horizon Special Meeting or as to any other matter.

     Baxter Fentriss' opinion was one of many factors taken into consideration by the Horizon Board in making its determination to approve the Holding Company Merger, and the receipt of Baxter Fentriss' opinion is a condition precedent to Horizon's consummating the Holding Company Merger. The opinion of Baxter Fentriss does not address the relative merits of the Holding Company Merger as compared to any alternative business strategies that might exist for Horizon or the effect of any other business combination in which Horizon might engage.

     Baxter Fentriss, as part of its investment banking business, is continually engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. Baxter Fentriss is a nationally recognized advisor to firms in the financial services industry on mergers and acquisitions. Horizon selected Baxter Fentriss as its financial advisor because Baxter Fentriss is an investment banking firm focusing on transactions involving community banks and thrifts and because of the firm's extensive experience and expertise in transactions similar to the Holding Company Merger. Baxter Fentriss is not affiliated with Horizon or City Holding.

     In connection with rendering its opinion to the Horizon Board, Baxter Fentriss performed a variety of financial analyses. In conducting its analyses and arriving at its opinion as expressed herein, Baxter Fentriss considered such financial and other factors as it deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial condition and results of operations of Horizon and City Holding including interest income, interest expense, interest sensitivity, noninterest income, noninterest expense, earnings, book value, returns on assets and equity, and possible tax consequences resulting from the transactions; (ii) the business prospects of Horizon and City Holding; (iii) the economies of Horizon and City Holding's respective market areas; and (iv) the nature and terms of certain other merger transactions that it believed to be relevant. Baxter Fentriss also considered its assessment of general economic, market, financial and regulatory conditions and trends, as well as its knowledge of the financial institutions industry, its experience in connection with similar transactions, its knowledge of securities valuation generally, and its knowledge of merger transactions in West Virginia and throughout the United States.

     In connection with rendering its opinion, Baxter Fentriss reviewed (i) the Agreement; (ii) drafts of this Joint Proxy Statement-Prospectus; (iii) the Annual Reports to shareholders of Horizon for the three years ended December 31, 1995, 1996 and 1997, as well as certain current interim reports to shareholders and regulatory agencies; (iv) the Annual Reports to shareholders of City Holding for the three years ended December 31, 1995, 1996 and 1997, as well as certain current interim reports to shareholders and regulatory agencies; (v) pro-forma


                                       29
                                        PROPOSAL 1 -- THE HOLDING COMPANY MERGER
combined unaudited condensed balance sheets and statements of income as of June 30, 1998; and (vi) certain additional financial and operating information with respect to the business, operations and prospects of Horizon and City Holding as it deemed appropriate. Baxter Fentriss also (a) held discussions with members of the senior management of Horizon and City Holding regarding the historical and current business operation, financial condition and future prospects of their respective companies; (b) reviewed the historical market prices and trading activity for the common stock of Horizon and City Holding, as applicable, and compared them with those of certain publicly traded companies that it deemed to be relevant; (c) compared the results of operations of Horizon and City Holding with those of certain banking companies that it deemed to be relevant; (d) analyzed the pro-forma financial impact of the Holding Company Merger and City Holding; and (e) conducted such other studies, analyses, inquiries and examinations as Baxter Fentriss deemed appropriate.

     The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Moreover, the evaluation of fairness, from a financial point of view, of the consideration provided to the holders of Horizon Common Stock was to some extent a subjective one based on the experience and judgment of Baxter Fentriss and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors as summarized below, Baxter Fentriss believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be Baxter Fentriss' view of the actual value of Horizon or City Holding.

     In performing its analyses, Baxter Fentriss made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Horizon or City Holding. The analyses performed by Baxter Fentriss are not necessarily indicative of the actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold. In rendering its opinion, Baxter Fentriss assumed that, in the course of obtaining the necessary regulatory approvals for the Holding Company Merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Holding Company Merger, on a pro-forma basis, to City Holding.

     The following is a summary of selected analyses performed by Baxter Fentriss in connection with its opinion.

     1. COMPARATIVE ANALYSIS. Baxter Fentriss analyzed and compared the price to earnings multiple, price to book multiple and premium to deposits of the offer with 17 merger transactions (at announcement) in West Virginia over the last four years. The average pricing multiples for the comparables were price to earnings of 22.05x, price to book of 2.03x and premium on deposits of 15.33%. Using the $45.00 price for which City Holding agreed to pay for each share of Horizon, the respective multiples for the Holding Company Merger are 28.07x, 3.55x and 34.26%. Baxter Fentriss also compared the pricing statistics for the Holding Company Merger to 22 other comparable transactions in the Midwest and Southeast. The average pricing multiples for these comparable transactions were price to earnings of 22.07x, price to book of 2.83x and premium on deposits of 24.67%.

     2. PRO FORMA ANALYSIS. Baxter Fentriss evaluated the earnings, book value and market value of City Holding Common Stock and considered the pro-forma earnings, book value and potential long range impact that the Holding Company Merger would have on the market value of City Holding Common Stock. Based on this analysis, Baxter Fentriss concluded the transaction should have a positive long-term impact on City Holding.

     3. DISCOUNTED CASH FLOW ANALYSIS. Baxter Fentriss performed a discounted cash flow analysis to determine hypothetical present values for a share of Horizon Common Stock as a five and ten year investment. Under this analysis, Baxter Fentriss considered various scenarios for the performance of Horizon Common Stock using a range of growth rates from eight percent (8%) to fourteen percent (14%) for Horizon's earnings and dividends. A range of terminal values from fourteen to twenty-six was also used in the analysis as well as a range of discount rates from 12% to 15%. These ranges of growth rates, discount rates, and terminal values were chosen


                                       30
PROPOSAL 1 -- THE HOLDING COMPANY MERGER based upon what Baxter Fentriss in its judgment, considered to be appropriate taking into account, among other things, Horizon's past and current performance, the general level of inflation, rates of return for fixed income and equity securities in the marketplace generally and for companies of similar risk profiles. In nearly all of the scenarios considered, the present value of Horizon Common Stock was calculated at less than the value of City Holding's offer. Thus, Baxter Fentriss' discounted cash flow analysis indicated that Horizon Shareholders would be in a better financial position of receiving the consideration rather than continuing to hold Horizon Common Stock.

     4. ORGANIZATIONAL COMMITMENTS. Baxter Fentriss also considered the significant organizational commitments made to Horizon in the merger with City Holding. Horizon will staff 50% of the Board of Directors of the combined company. Horizon will also provide the positions of Chairman and Vice Chairman on the resulting Board.

     5. RESULTING OWNERSHIP. Baxter Fentriss also compared ownership received in the resultant merger, versus the relative equity contributed by both Horizon and City Holding. Using June 30, 1998 financial data, Horizon contributed 47.55% of the total equity of the resultant company and received 59.59% of the market value of the resultant company.

     Using publicly available information on Horizon and City Holding and applying the capital guidelines of banking regulators, Baxter Fentriss' analysis indicated that the Holding Company Merger would not dilute the capital and earnings capacity of City Holding and would, therefore, likely not be opposed by the banking regulatory agencies from a capital perspective. Furthermore, Baxter Fentriss considered the likely market overlap and the Federal Reserve guidelines with regard to market concentration and concluded that possible antitrust issues exist in the Beckley and Greenbrier markets as defined by the Federal Reserve. Although some divestiture may be required as a result of the market overlap, it should not have a significant long term detrimental effect to the operations of City Holding.

     Baxter Fentriss has relied, without any independent verification, upon the accuracy and completeness of all financial and other information reviewed. Baxter Fentriss has assumed that all estimates, including those as to possible economies of scale, were reasonably prepared by management, and reflect their best current judgments. Baxter Fentriss did not make an independent appraisal of the assets or liabilities of either Horizon or City Holding, and has not been furnished such an appraisal.

     No company or transaction used as a comparison in the above analysis is identical to Horizon, City Holding or the Holding Company Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies used for comparison in the above analysis.

     On November 5, 1998, Baxter Fentriss updated its opinion which states that as of such date the consideration Horizon Shareholders receive in the Holding Company Merger is fair from a financial point of view.

     Baxter Fentriss will be paid (i) a merger fee, equal to approximately 0.5% of the aggregate consideration received by Horizon and (ii) reasonable out-of-pocket expenses for its services. Horizon has agreed to indemnify Baxter Fentriss against certain liabilities, including certain liabilities under federal securities laws.


EFFECTIVE TIME OF THE HOLDING COMPANY MERGER

     Unless another date or place is agreed to in writing by the parties, the closing of the transactions contemplated in the Agreement shall take place at the offices of City Holding, 25 Gatewater Road, Charleston, West Virginia, at 10:00 o'clock A.M., local time, on such date as City Holding and Horizon shall agree upon; provided, that such date shall not be earlier than 10 days after the receipt of the last required regulatory approval, and shall not be later than 60 days after the receipt of such approval and, in no event, shall be later than March 31, 1999 (the "CLOSING DATE"). The parties agree to use their best efforts to make the Holding Company Merger effective on or before December 31, 1998.

     At the Effective Time of the Holding Company Merger, Horizon Shareholders will cease to be Horizon Shareholders, and will have no rights as Horizon Shareholders, other than the right to receive (i) the number of


                                       31
                                        PROPOSAL 1 -- THE HOLDING COMPANY MERGER
shares of City Holding Common Stock and cash in lieu of fractional shares, if any, to which they may be entitled and (ii) any dividend or other distribution with respect to such Horizon Common Stock with a record date occurring after the Effective Time of the Holding Company Merger but prior to surrender and a payment date subsequent to surrender. After the Effective Time of the Holding Company Merger, there will be no transfers on the stock transfer books of Horizon or of shares of Horizon Common Stock.


EXCHANGE OF CERTIFICATES

     At or prior to the Effective Time of the Holding Company Merger, City Holding will deposit, or will cause to be deposited, with SunTrust Bank, Atlanta (the "EXCHANGE AGENT") certificates representing the shares of City Holding Common Stock ("CITY HOLDING CERTIFICATES"), and an estimated amount of cash to be paid in lieu of fractional shares to which a holder of record of shares formerly representing Horizon Common Stock would otherwise be entitled based on the Exchange Ratio (such cash and City Holding Certificates, together with any dividends or distributions with respect thereto (without any interest thereon), are referred to as the "EXCHANGE FUND").

     As promptly as practicable after the Effective Time of the Holding Company Merger, City Holding will send or cause to be sent to each holder of record of certificates formerly representing Horizon Common Stock ("HORIZON CERTIFICATES") transmittal materials for use in exchanging such Horizon Shareholder's Horizon Certificates for the consideration due in respect thereof. After the Effective Time of the Holding Company Merger, a Horizon Shareholder's shares of Horizon Common Stock will become the right to receive
(i) City Holding Certificates into which such Horizon Shareholder's shares of Horizon Common Stock are converted and (ii) a check in respect of any fractional share interests or dividends or distributions that such person will be entitled to receive. The City Holding Certificates and any checks will be delivered to such Horizon Shareholder upon delivery to the Exchange Agent of Horizon Certificates (or indemnity reasonably satisfactory to City Holding and the Exchange Agent, if any of such Horizon Certificates are lost, stolen or destroyed) owned by such Horizon Shareholder. No interest will be paid on any such cash to be paid upon such delivery.

     HORIZON SHAREHOLDERS SHOULD NOT SEND IN THEIR HORIZON CERTIFICATES UNTIL THEY RECEIVE THE TRANSMITTAL MATERIALS FROM THE EXCHANGE AGENT.

     No fractional shares of City Holding Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Holding Company Merger; instead, City Holding will pay to each Horizon Shareholder who would otherwise be entitled to a fractional share of City Holding Common Stock (after taking into account all Horizon shares owned by such Horizon Shareholder) the value of such fractional shares in cash to be paid in lieu of fractional shares (without interest) on the basis of the Average Closing Price.

     Notwithstanding the foregoing, neither the Exchange Agent nor any party to the Agreement will be liable to any holder of Horizon Common Stock (or, if after the Effective Time of the Holding Company Merger, former Horizon Shareholder) for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

     Until outstanding certificates formerly representing Horizon Common Stock are surrendered, no dividend payable to holders of record of City Holding Common Stock for any period as of any date subsequent to the Effective Time of the Holding Company Merger shall be paid to the holder of such outstanding certificates in respect thereof. After the Effective Time of the Holding Company Merger, there shall be no further registry of transfer on the records of Horizon of shares of Horizon Common Stock. If a certificate representing such shares is presented to City Holding, it shall be canceled and exchanged for a certificate representing shares of City Holding Common Stock and cash representing fractional shares as herein provided. Upon surrender of certificates of Horizon Common Stock in exchange for City Holding Common Stock, there shall be paid to the recordholder of the certificates of City Holding Common Stock issued in exchange therefor (i) the amount of dividends theretofore paid for such full shares of City Holding Common Stock as of any date subsequent to the Effective Time of the Holding Company Merger which have not yet been paid to a public official pursuant to abandoned property laws and
(ii) at the appropriate payment date the amount of dividends with a record date after the Effective Time of the Holding Company Merger but prior to surrender and a payment date subsequent to surrender. No interest shall be payable on such dividends upon surrender of outstanding certificates.


                                       32
PROPOSAL 1 -- THE HOLDING COMPANY MERGER

     CITY HOLDING SHAREHOLDERS SHOULD NOT SEND IN THEIR CITY HOLDING STOCK CERTIFICATES.


CONDUCT OF BUSINESS PRIOR TO THE HOLDING COMPANY MERGER AND OTHER COVENANTS

     Prior to the Effective Time of the Holding Company Merger, except as expressly contemplated by the Agreement, (a) without the prior written consent of City Holding, Horizon and the Horizon Banks will not and (b) without the prior written consent of Horizon, City Holding and City National will not (i) make any change in the salaries, bonuses or title of any executive officer, subject to bonus or compensation plans already adopted by the Board of Directors or the Compensation Committee thereof prior to the date of the Agreement; (ii) make any change in the title, salaries or bonuses of any other employee, other than those permitted by current employment policies in the ordinary course of business, any of which changes shall be reported promptly to the other parties; (iii) enter into any bonus, incentive compensation, deferred compensation, profit sharing, thrift, retirement, pension, group insurance or other benefit plan or any employment or consulting agreement or increase benefits under existing plans subject to bonus plans already adopted by the Board of Directors or the Compensation Committee thereof prior to the date of the Agreement; (iv) create or otherwise become liable with respect to any indebtedness for money borrowed or purchase money indebtedness except in the ordinary course of business; (v) amend its Articles of Incorporation, Charter or By-laws, except that City Holding shall amend its Articles of Incorporation immediately preceding the Effective Time of the Holding Company Merger to authorize the issuance of up to 100,000,000 shares of City Holding Common Stock, par value $2.50 per share, and up to 5,000,000 shares of City Holding Preferred Stock, par value $25.00 per share; (vi) issue or contract to issue any shares of capital stock or securities exchangeable for or convertible into capital stock except (t) up to 94,800 shares of Horizon Common Stock issuable to senior executive officers pursuant to Horizon Options outstanding as of June 30, 1998, (u) up to 1,853,262 shares of Horizon Common Stock pursuant to the Horizon Option Agreement; (v) shares of or options to purchase Horizon Common Stock pursuant to the Horizon 401(k) Plan, the Horizon Employee Stock Option Plan, the Horizon Incentive Stock Option Plan and the Horizon Dividend Reinvestment Plan; (w) up to 30,000 options to purchase shares of Horizon Common Stock issuable pursuant to Horizon's Incentive Stock Option Plan; (x) up to 285,671 shares of City Holding Common Stock issuable pursuant to City Holding Options outstanding as of June 30, 1998; (y) up to 1,334,095 shares of City Holding Common Stock pursuant to the City Holding Option Agreement; or (z) shares of City Holding Common Stock issuable pursuant to City Holding's dividend reinvestment plan, 401(k) plan, and Employee Stock Ownership Plan;
(vii) except as set forth on Schedule 4.3 to the Agreement, repurchase any shares of Horizon or City Holding capital stock; (viii) enter into or assume any material contract or obligation, except in the ordinary course of business;
(ix) other than as provided in (a) below with respect to the work-out of nonperforming assets, waive, release, compromise or assign any right or claim involving $75,000 or more; (x) propose or take any other action which would make any representation or warranty of such party in Article III of the Agreement untrue; (xi) introduce any new products or services or change the rate of interest on any deposit instrument to above-market interest rates;
(xii) make any change in policies respecting extensions of credit or loan charge-offs; (xiii) change reserve requirement policies; (xiv) change securities portfolio policies; (xv) acquire a policy or enter into any new agreement, amendment or endorsement or make any changes relating to insurance coverage, including coverage for its directors and officers, which would result in an additional payment obligation of $50,000 or more; (xvi) propose or take any action with respect to the closing of any branches; (xvii) amend the terms of any outstanding stock option or similar agreements; (xviii) amend the terms of the written severance or employment agreements;(xix) make any change in any tax election or accounting method or system of internal accounting controls, except as may be appropriate to conform to any change in regulatory accounting requirements or generally accepted accounting principles ("GAAP"); (xx) declare any cash dividends except for regular quarterly cash dividends not in excess of that most recently declared prior to June 30, 1998 except that Horizon and City Holding may increase the dividend amount for the fourth quarter of 1998, consistent with the relative increase of such dividend for the fourth quarter of 1997; or (xxi) terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective subsidiaries is a party. Horizon, the Horizon Banks, City Holding and City National further agree that, between the date of the Agreement and


                                       33
                                        PROPOSAL 1 -- THE HOLDING COMPANY MERGER
the Effective Time of the Holding Company Merger, they will consult and cooperate with one another regarding (a) loan portfolio management, including management and work-out of nonperforming assets, and credit review and approval procedures and (b) securities portfolio and funds management, including management of interest rate risk.

     The Agreement also contains certain other agreements relating to the conduct of the parties prior to the Effective Time of the Holding Company Merger, including those requiring the parties to (i) use their reasonable best efforts in good faith to take the necessary actions to effect the Transaction;
(ii) take all actions necessary to obtain all necessary shareholder approvals;
(iii) cooperate in the preparation of the Registration Statement (as defined herein) and this Joint Proxy Statement-Prospectus; (iv) cooperate in preparing, filing and obtaining all necessary regulatory approvals; (v) refrain from issuing press releases regarding the Transaction without the other party's prior approval (except as otherwise required by applicable law, regulation or Nasdaq rules); (vi) provide the other party with reasonable access to information regarding such party (provided, however, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the respective business of the other) under the condition that no such confidential information be shared with any third party except as required by applicable law; (vii) refrain from soliciting or encouraging any alternative business combination transactions; (viii) work with one another to achieve operating efficiencies following the Closing Date (as defined in the Agreement); (ix) give written notice promptly to the other concerning any event or circumstance which would cause or constitute a breach or warranty of any of the representations, warranties or covenants of such party contained in the Agreement; (x) prepare and deliver to each other all of the Schedules referred to in the Agreement not later than August 14, 1998 and shall notify the other party of any changes, additions or events which may cause any change in or addition to any Schedules delivered by it; (xi) file with the Nasdaq Stock Market an additional listing application for the shares of City Holding Common Stock to be issued in the Holding Company Merger; and
(xii) use reasonable efforts to cause Ernst & Young LLP, independent accountants for City Holding and Horizon to deliver to City Holding and City National and Horizon and the Horizon Banks, letters to the effect that for financial reporting purposes, the Transaction qualifies for pooling-of-interests accounting treatment.

     After the Effective Time of the Holding Company Merger, City Holding has agreed to provide indemnification to the officers, directors and employees of Horizon and the Horizon Banks and the subsidiaries thereof for events occurring prior to or subsequent to the Effective Time of the Holding Company Merger as if they had been directors, employees or officers of City Holding prior to the Effective Time of the Holding Company Merger, to the extent permitted under the WVC and the Articles of Incorporation and Bylaws of City Holding as in effect as of the date of the Agreement. Such indemnification shall continue for ten years after the Effective Time of the Holding Company Merger, provided that any right to indemnification in respect of any claim asserted or made within such ten year period shall continue until final disposition of such claim. City Holding will provide officers and directors liability insurance coverage to all directors and officers of Horizon and the Horizon Banks and their subsidiaries, whether or not they become part of the City Holding organization after the Effective Time of the Holding Company Merger, to the same extent provided to City Holding's officers and directors, provided that coverage will not extend to acts as to which notice has been given prior to the Effective Time of the Holding Company Merger.


CONDITIONS TO THE HOLDING COMPANY MERGER

     The obligation of each of the parties to consummate the Transaction is conditioned upon the satisfaction at or prior to the Effective Time of the Holding Company Merger of each of the following: (i) approval of the Agreement and the transactions contemplated by the Agreement by the requisite vote of the shareholders of Horizon and the Horizon Banks and the shareholders of City Holding and City National; (ii) the receipt of all regulatory approvals required to consummate the transactions contemplated by the Agreement; (iii) no temporary restraining order, preliminary or permanent injunction or other order by any Federal or state court in the United States which prevents the consummation of the Transaction shall have been issued and remain in effect;
(iv) the representations and warranties of each party contained in the Agreement will be true and correct at the time of the Agreement and at the Effective Time of the Holding Company Merger; (v) no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings for that purpose will have


                                       34
PROPOSAL 1 -- THE HOLDING COMPANY MERGER been initiated or threatened by the Commission or any other regulatory authority; (vi) the receipt of a written tax opinion from counsel satisfactory to each of the parties hereto to the effect described under " -- Material Federal Income Tax Consequences;" (vii) the shares of City Holding Common Stock to be issued in the Holding Company Merger will have been approved for listing on the Nasdaq Stock Market, subject to official notice of issuance; (viii) the receipt of opinions from Ernst & Young LLP, to the effect that the Transaction will qualify for "pooling of interests" accounting treatment; (ix) the Registration Statement having been declared effective and all required state securities permits and confirmations as to registration exemptions having been received; (x) the delivery by City Holding and City National and Horizon and the Horizon Banks, each to the other, of opinions of their respective counsel and certificates executed by their respective chief executive officers and chief financial officers as to compliance with the Agreement; (xi) the receipt by City Holding and Horizon of opinions of their respective financial advisors to the effect that the Exchange Ratio is fair, from a financial point of view, to the respective shareholders of City Holding and Horizon; and (xii) dissenters' rights pursuant to Section 31-1-123 of the WVC not having been exercised by the holders of more than 9% in the aggregate of the outstanding shares of City Holding Common Stock.

     No assurance can be provided as to if or when the regulatory approvals necessary to consummate the Transaction will be obtained or whether all of the other conditions precedent to the Transaction will be satisfied or waived by the party permitted to do so.


TERMINATION OF THE AGREEMENT

     The Agreement may be terminated, and the Transaction may be abandoned at any time prior to the Effective Time of the Holding Company Merger, by:

       (i) the mutual consent of City Holding and Horizon, as expressed by their respective Boards of Directors;

       (ii) either City Holding or Horizon, as expressed by their respective Boards of Directors if the Holding Company Merger has not occurred by March 31, 1999, provided that the failure of the Holding Company Merger to so occur shall not be due to a willful breach of any representation, warranty, covenant or agreement by the party seeking to terminate the Agreement;

       (iii) City Holding in writing authorized by its Board of Directors if Horizon or the Horizon Banks has, or by Horizon in writing authorized by its Boards of Directors, if City Holding or City National has, in any material respect, breached (a) any covenant or agreement contained in the Agreement, or (b) any representation or warranty contained herein, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Closing Date; PROVIDED, that it is understood and agreed that either party may terminate the Agreement on the basis of any such material breach of any representation or warranty which is not cured within 30 days of written notice thereof contained therein notwithstanding any qualification therein relating to the knowledge of the other party;

       (iv) either City Holding or Horizon, as expressed by their respective Boards of Directors, in the event that any of the conditions precedent to the obligations of such parties to consummate the Transaction have not been satisfied or fulfilled or waived by the party entitled to so waive on or before the Closing Date, provided that no party shall be entitled to terminate the Agreement pursuant to this subparagraph (iv) if the condition precedent or conditions precedent which provide the basis for termination can reasonably be and are satisfied within a reasonable period of time, in which case, the Closing Date shall be appropriately postponed;

       (v) City Holding or Horizon if the Federal Reserve Board, the OCC, the FDIC or the WVBOB deny approval of the Transaction and the time period for all appeals or requests for reconsideration has run;

       (vi) either Horizon or City Holding, if any required stockholder approval is not obtained at the City Holding Special Meeting or the Horizon Special Meeting; or

       (vii) either Horizon or City Holding, if the Board of Directors of the other party, acting in accordance with the second sentence of Section 4.2 of the Agreement, shall have withdrawn, modified or changed in


                                       35
                                        PROPOSAL 1 -- THE HOLDING COMPANY MERGER
   a manner adverse to the terminating party its approval or recommendation of the Agreement and the transactions contemplated thereby.

     In the event of termination of the Agreement pursuant to its terms and the abandonment of the Transaction, no party to the Agreement will have any liability or further obligation to any other party except (i) for the breach of certain representations, warranties and covenants that survive termination and
(ii) that termination will not relieve a breaching party from liability for any willful breach of the Agreement giving rise to such termination.


WAIVER; AMENDMENT; EXPENSES

     Prior to the Effective Time of the Holding Company Merger, and subject to compliance with applicable law, any term or provision of the Agreement may be
(i) waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof, or (ii) amended or supplemented by written instructions duly executed by all parties thereto at any time whether before or after the City Holding Special Meeting and the Horizon Special Meeting, excepting statutory requirements and requisite approvals of shareholders and regulatory authorities, provided that any such amendment or waiver executed after shareholders of City Holding or Horizon have approved the Agreement and the Holding Company Plan of Merger shall not modify either the amount or form of the consideration to be received by such shareholders for their shares of Horizon Common Stock or otherwise materially adversely affect such shareholders without their approval.

     Each party to the Agreement will bear all expenses incurred by it in connection with the Agreement and the transactions contemplated thereby, except that printing expenses will be shared equally between City Holding and Horizon. City Holding has agreed to pay for all Commission registration fees.


MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material U.S. federal income tax consequences of the Holding Company Merger to holders of City Holding Common Stock and Horizon Common Stock. This summary is based on current law, which is subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all tax consequences of the Holding Company Merger and, in particular, may not address U.S. federal income tax considerations applicable to Horizon Shareholders subject to special treatment under U.S. federal income tax law. In addition, this summary does not address tax consequences of the Holding Company Merger under applicable foreign, state or local laws. HOLDERS OF HORIZON COMMON STOCK AND SHAREHOLDERS EXERCISING DISSENTERS' RIGHTS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE HOLDING COMPANY MERGER TO THEM.

     OPINIONS OF COUNSEL. City Holding has received the opinion of Hunton & Williams, and Horizon has received the opinion of Jackson & Kelly, to the effect that, for federal income tax purposes, (i) none of City Holding, Horizon, City National, or the Horizon Banks will recognize any taxable gain or loss upon consummation of the Holding Company Merger or the Bank Mergers, and
(ii) the Holding Company Merger will result in the tax consequences summarized below for Horizon Shareholders and City Holding Shareholders who do not exercise dissenters' rights. Receipt of substantially the same opinions of counsel by City Holding and Horizon as of the Closing Date is a condition to consummation of the Holding Company Merger. The opinions of counsel are based on, and the opinions to be given as of the Closing Date will be based on, certain customary assumptions and representations. Counsel's opinions represent only counsel's best legal judgment and are not binding on the Internal Revenue Service or any court.

     HORIZON SHAREHOLDERS. A Horizon Shareholder who receives solely City Holding Common Stock in exchange for shares of Horizon Common Stock will not recognize any gain or loss on the exchange. If a Horizon Shareholder receives City Holding Common Stock and cash in lieu of a fractional share of City Holding Common Stock, the shareholder will recognize taxable gain or loss solely with respect to such fractional share as if it had been received and then sold for the cash. A non-dissenting Horizon Shareholder will have an aggregate tax basis in the shares of City Holding Common Stock (including any fractional share interest) received in the Holding Company Merger equal to the aggregate tax basis in the shares of Horizon Common Stock exchanged. A Horizon Shareholder's holding period for shares of City Holding Common Stock (including any fractional share


                                       36
PROPOSAL 1 -- THE HOLDING COMPANY MERGER interest) received in the Holding Company Merger will include the holding period for the shares of Horizon Common Stock exchanged if they are held as a capital asset at the Effective Time of the Holding Company Merger.

     If a Horizon Shareholder exercises dissenter's rights, receipt of cash for shares of Horizon Common Stock generally will be taxable as a sale of those shares. However, if a Horizon Shareholder exercises dissenter's rights for less than all of the shareholder's Horizon Common Stock, the entire amount of cash received could be taxable to the extent that (1) the cash plus the fair market value of City Holding Common Stock the shareholder receives for non-Dissenting Shares exceeds (2) the tax basis of the shareholder's Horizon Common Stock. A Horizon Shareholder considering the exercise of dissenter's rights should consult a tax advisor about the tax consequences of exercising such rights.

     CITY HOLDING SHAREHOLDERS. Except for any City Holding Shareholders who exercise dissenter's rights, the consummation of the Holding Company Merger will not result in any tax consequences to City Holding Shareholders. If a City Holding Shareholder exercises dissenter's rights, receipt of cash for shares of City Holding Common Stock generally will be taxable as a sale of those shares. However, under certain circumstances, the entire amount of the cash received by a dissenting City Holding Shareholder could be taxable as a dividend. A City Holding Shareholder considering the exercise of dissenter's rights should consult a tax advisor about the tax consequences of exercising such rights.


INTERESTS OF CERTAIN PERSONS IN THE HOLDING COMPANY MERGER

     GENERAL. In connection with their approval of the Agreement and the transactions contemplated thereby, the City Holding Board and the Horizon Board considered the proposed post-merger participation by certain members of City Holding and Horizon management and of the City Holding Board and the Horizon Board in the management of City Holding or on its Board of Directors. Each Board concluded that it was in the best interests of the shareholders to assure that City Holding or Horizon, as the case may be, have the continued dedication of certain key members of executive management pending the completion of the Holding Company Merger and that City Holding have continuity of management after the Holding Company Merger. Therefore, each Board approved the employment agreements with key members of City Holding and Horizon management that are described below.

     The Boards also considered the interests of officers and directors of City Holding, Horizon or their respective subsidiaries under existing employment agreements and severance and benefit plans. In addition, the Agreement contains provisions relating to the indemnification of such directors and officers and directors' and officers' liability insurance.

     BOARD COMPOSITION AND RELATED MATTERS POST-MERGER. At the Effective Time of the Holding Company Merger, the Board of Directors of City Holding (the "NEW BOARD") will be increased to 24 directors. Twelve seats on the New Board will be filled by certain current directors of City Holding, and, as provided in the Agreement, 12 directors will be elected by the City Holding directors from among the current directors of Horizon designated by Horizon to serve on the New Board. The 12 City Holding members of the New Board are Samuel M. Bowling, Dr. D. K. Cales, Hugh R. Clonch, Jay Goldman, Robert D. Fisher, William M. Frazier, David E. Haden, Carlin K. Harmon, C. Dallas Kayser, Leon K. Oxley, Mark H. Schaul and Steven J. Day. The 12 Horizon designees to the New Board are Philip W. Cain, William C. Dolin, David W. Hambrick, Frank S. Harkins, Jr., Tracey W. Hylton, II, B. C. McGinnis III, Thomas L. McGinnis, Philip L. McLaughlin, E. M. Payne III, R.T. Rogers, James E. Songer and Albert M. Tieche, Jr. The directors of New Board will be divided into three classes, with one class to be elected each year to a three year term. See "Board of Directors and Management after the Holding Company Merger."

     Additionally, City Holding will appoint members of the Board of Directors of Raleigh, Summers, Greenbrier, Marlinton & Twentieth as advisory directors for City National. For three years from the Effective Time of the Holding Company Merger, City Holding will maintain deferred compensation plans for those directors and will not terminate or reduce any benefits which have been accrued, funded or vested.


                                       37
                                        PROPOSAL 1 -- THE HOLDING COMPANY MERGER

     EMPLOYMENT AGREEMENTS WITH CITY HOLDING. In connection with the execution of the Agreement, employment agreements (the "EMPLOYMENT AGREEMENTS") will be entered into with each of Steven J. Day, Robert A. Henson, Matthew B. Call, Frank S. Harkins, Jr., Philip L. McLaughlin and B. C. McGinnis III (the "EXECUTIVES"). Messrs. Day, McLaughlin and McGinnis' Employment Agreements are for a term of five years each commencing at the Effective Time of the Holding Company Merger and terminating on the fifth anniversary thereof; Messrs. Henson and Call's Employment Agreements are for a term of three years each commencing at the Effective Time of the Holding Company Merger and terminating on the third anniversary thereof; and Mr. Harkins' Employment Agreement is for a term of employment expiring May 31, 1999 and a subsequent five year term of consulting (the "EMPLOYMENT PERIOD"). During the Employment Period, Mr. Day will serve as President and Chief Executive Officer and will receive an annual base salary of $240,000; Mr. Henson will serve as Chief Financial Officer and will receive an annual base salary of $150,000; Mr. Call will serve as Executive Vice President and will receive an annual base salary of $150,000; Mr. McLaughlin will serve as Chairman of the Board of Directors and will receive an annual base salary of $180,000; Mr. McGinnis will serve as Vice Chairman of the Board of Directors and will receive an annual base salary of $170,000; and Mr. Harkins will serve as Business Retention Officer until May 31, 1999, and thereafter will serve a five-year term as a consultant. He will receive an annual base salary of $200,000.

     The Holding Company Merger would have been treated as a "change in control" under City Holding's change in control agreement that it has in place with Steven J. Day, which means that Mr. Day could have received certain payments under his existing change in control agreement if he left his position after the Holding Company Merger. However, Mr. Day has agreed to waive the "change in control" provisions of his employment agreement for purposes of the Holding Company Merger. Horizon does not have any change in control agreements with its senior management that would be triggered by the Holding Company Merger. However, City Holding will honor the employment and indemnification arrangements and benefit obligations which apply also to the officers and directors of both companies. The City Holding and Horizon Boards of Directors were aware of these interests and took them into account in approving the Agreement.

     STOCK-BASED RIGHTS. The Agreement provides that at the Effective Time of the Holding Company Merger each outstanding and unexercised stock option to purchase shares of Horizon Common Stock granted under Horizon's incentive stock option plan (the "HORIZON STOCK OPTION PLAN") or any other option granted by Horizon or any of the Horizon banks to any director, officer, employee, consultant or advisor (collectively, "HORIZON OPTIONS") will cease to represent the right to acquire shares of Horizon Common Stock and will be converted into and become a right with respect to City Holding Common Stock, adjusted for the Exchange Ratio. The number of unvested stock options to acquire shares of Horizon Common Stock held by Messrs. Harkins, McLaughlin and McGinnis that will become vested and fully exercisable as a result of the Holding Company Merger is 20,500, 19,800, and 3,500, respectively.


ACCOUNTING TREATMENT

     It is intended that the Transaction will be accounted for as a "pooling of interests" under GAAP and the receipt by each party of an opinion of its independent certified public accountants that the Transaction will qualify for such accounting treatment is a condition to the parties' obligations to consummate the Transaction. The unaudited pro forma financial information included in this Joint Proxy Statement-Prospectus reflects the Transaction using the "pooling of interests" method of accounting. See "Unaudited Comparative Per Share and Selected Financial Data."


REGULATORY MATTERS

     FEDERAL RESERVE BOARD. The Holding Company Merger is subject to prior approval by the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHCA"). The BHCA requires the Federal Reserve Board, when approving a transaction such as the Holding Company Merger, to take into consideration the financial and managerial resources (including the competence, experience and integrity of the officers, directors and principal shareholders) and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. In considering financial resources and future prospects, the


                                       38
PROPOSAL 1 -- THE HOLDING COMPANY MERGER

Federal Reserve Board will, among other things, evaluate the adequacy of the capital levels of the parties to a proposed transaction.

     The BHCA prohibits the Federal Reserve Board from approving a merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of a merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended, the Federal Reserve Board must take into account the record of performance of the existing depository institutions in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such institutions.

     The Holding Company Merger generally may not be consummated until 30 days (which may be shortened to 15 days with the consent of the U.S. Department of Justice (the "DOJ")) following the date of Federal Reserve Board approval, during which time the DOJ may challenge the Holding Company Merger on antitrust grounds. The commencement of an antitrust action by the DOJ would stay the effectiveness of the Federal Reserve Board's approval unless a court specifically ordered otherwise. City Holding and Horizon expect that a small level of divestitures may be required in connection with antitrust review by the DOJ and the Federal Reserve Board. Other than the foregoing, City Holding and Horizon believe that the Holding Company Merger does not raise substantial antitrust or other significant regulatory concerns and that any divestitures that may be required in order to consummate the Holding Company Merger will not be material to the financial condition or results of operations of City Holding after the Effective Time of the Holding Company Merger.

     OFFICE OF THE COMPTROLLER OF THE CURRENCY. The Bank Mergers are subject to the approval of the OCC under the National Bank Act. In evaluating an application for a business combination in which the surviving institution is a national bank, the OCC considers the following factors: (1) competition; (2) financial and managerial resources and future prospects; (3) convenience and needs of the community; and (4) community reinvestment.

     WEST VIRGINIA BOARD OF BANKING & FINANCIAL INSTITUTIONS. The Holding Company Merger is also subject to approval by the WVBOB under the West Virginia banking statutes. The WVBOB must consider whether (i) the Holding Company Merger would result in a monopoly, or would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any section of West Virginia; (ii) the Holding Company Merger would have the effect in any section of West Virginia of substantially lessening competition, or would tend to create a monopoly or in any other manner would be in restraint of trade, unless the anti-competitive effects of the proposed Holding Company Merger are clearly outweighed in the public interest by the probable effect of the Holding Company Merger in meeting the convenience and needs of the communities to be served; or (iii) the Holding Company Merger would be contrary to the best interests of the shareholders or customers of Horizon and its subsidiary banks.

     OTHER AUTHORITIES. The Holding Company Merger may be subject to the approval of or notice to certain other state and foreign regulatory authorities.

     STATUS OF REGULATORY APPROVALS AND OTHER INFORMATION. City Holding and Horizon have filed (or will promptly file) all applications and notices and have taken (or will promptly take) other appropriate action with respect to any requisite approvals or other action of any governmental authority. The Agreement provides that the obligation of each of City Holding and Horizon to consummate the Transaction is conditioned upon the receipt of all requisite regulatory approvals, including the approvals of the Federal Reserve Board and certain state and foreign regulatory authorities. There can be no assurance that any governmental agency will approve or take any required action with respect to the Transaction, and, if approvals are received or action is taken, there can be no assurance as to the date of such approvals or action, that such approvals or action will not be conditioned upon matters that would cause the parties to mutually consent to abandon the Transaction or that no action will be brought challenging such approvals or action, including a challenge by the DOJ or, if such a challenge is made, the result thereof. To date, applications or notifications have been filed with the Federal Reserve Board and the WVBOB, among others. All of the foregoing domestic applications are pending at this time.


                                       39
                                        PROPOSAL 1 -- THE HOLDING COMPANY MERGER

     City Holding and Horizon are not aware of any governmental approvals or actions that may be required for consummation of the Holding Company Merger other than as described above. Should any other approval or action be required, City Holding and Horizon currently contemplate that such approval or action would be sought.

     THE HOLDING COMPANY MERGER CANNOT PROCEED IN THE ABSENCE OF THE REQUISITE REGULATORY APPROVALS. THERE CAN BE NO ASSURANCE THAT THE REGULATORY APPROVALS WILL BE OBTAINED OR AS TO THE DATES OF ANY SUCH APPROVALS. SEE " -- CONDITIONS TO THE HOLDING COMPANY MERGER." THERE CAN LIKEWISE BE NO ASSURANCE THAT THE DOJ OR OTHER GOVERNMENTAL AUTHORITIES WILL NOT CHALLENGE THE HOLDING COMPANY MERGER, OR, IF SUCH A CHALLENGE IS MADE, AS TO THE RESULT THEREOF.

     See " -- Effective Time of the Holding Company Merger," " -- Conditions to the Holding Company Merger" and " -- Termination of the Agreement."


RESTRICTIONS ON RESALES BY AFFILIATES

     The shares of City Holding Company Common Stock issuable to Horizon Shareholders upon consummation of the Holding Company Merger have been registered under the Securities Act. Such securities may be traded freely without restriction by those shareholders who are not deemed to be "affiliates" (as defined in the rules promulgated under the Securities Act) of City Holding or Horizon.

     Shares of City Holding Common Stock received by those Horizon Shareholders who are deemed to be affiliates of Horizon at the time of the Meetings may be resold without registration under the Securities Act only as permitted by Rule 145 under the Securities Act or as otherwise permitted thereunder. Shares of City Holding Common Stock received by persons who are deemed to be "affiliates" of City Holding after the Holding Company Merger may be sold by them only in transactions permitted under the provisions of Rule 144 under the Securities Act, or as otherwise permitted under the Securities Act.

     Commission guidelines regarding qualifying for the "pooling of interests" method of accounting also limit sales of shares of the acquiring and acquired company by affiliates of either company in a business combination. Commission guidelines also indicate that the "pooling of interests" method of accounting generally will not be challenged on the basis of sales by affiliates of the acquiring or acquired company if such affiliates do not dispose of any of the shares of the corporation they own, or shares of a corporation they receive in connection with a merger, during the period beginning 30 days before the merger is consummated and ending when financial results covering at least 30 days of post-merger operations of the combined companies have been published.

     Each of City Holding and Horizon has agreed to use its reasonable best efforts to cause each person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Holding Company Merger for "pooling of interests" accounting treatment) of such party to deliver to the other party a written agreement intended to ensure compliance with the Securities Act (in the case of Horizon affiliates) and to preserve the ability of the Holding Company Merger to be accounted for as a "pooling of interests."


RIGHTS OF DISSENTING SHAREHOLDERS

     Under Section 31-1-122 of the WVC, any shareholder of a West Virginia corporation is permitted to dissent from, and obtain the value of, his or her shares in the event of certain corporate actions.

     The following is a summary of the dissenters' rights under Section 31-1-123 of the WVC. Anyone who intends to dissent from the Holding Company Merger should carefully review the text and comply with the requirements of
Section 31-1-123 of the WVC (attached as Appendix G to this Joint Proxy Statement- Prospectus), as well as consult with an attorney. FAILURE TO COMPLY WITH THE PROCEDURES PRESCRIBED BY APPLICABLE LAW WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to Dissenters (as defined below) and no notice of approval of the Holding Company Merger will be given to a Dissenter.

     The Transaction gives rise to shareholder dissenters' rights which may be summarized as follows:

                                       40
PROPOSAL 1 -- THE HOLDING COMPANY MERGER

       (i) Any shareholder intending to dissent (a "DISSENTER") must file with City Holding or Horizon, prior to or at the Horizon Special Meeting or the City Holding Special Meeting, a written objection to such proposed corporate action.

       (ii) If the Holding Company Merger is then approved and the Dissenter did not vote in favor of it, the Dissenter may, within ten days after the date on which the vote was taken, make written demand on City Holding for payment of the fair value of the Dissenter's shares. If the Holding Company Merger is completed, City Holding shall pay to the Dissenter the fair value of the Dissenter's shares upon surrender of the certificate or certificates representing such shares. Fair value shall be determined as of the day prior to the date on which the vote was taken, excluding any appreciation or depreciation in anticipation of the Holding Company Merger. If the Dissenter does not make written demand within the ten-day period, he or she shall not be able to exercise dissenter's rights under the WVC. Any Dissenter making such demand shall thereafter be entitled only to the aforementioned payment.

       (iii) Within ten days after the Holding Company Merger, City Holding shall give written notice thereof to the Dissenters who have made written demand as provided in paragraph (ii), and shall make a written offer to each Dissenter to pay for such shares at a specified price deemed by such corporation to be fair value thereof. Such notice and offer shall be accompanied by certain financial statements.

       (iv) If within thirty days after the Holding Company Merger the fair value of such shares is agreed upon between City Holding and the Dissenter, City Holding shall pay the agreed-upon amount within ninety days after the Holding Company Merger upon surrender of the certificate or certificates representing such shares. Upon payment of the agreed-upon amount, Dissenter shall cease to have any interest in such shares.

       (v) If within such period of thirty days, City Holding and the Dissenter do not agree upon a fair price, then City Holding shall within thirty days after receipt of written demand from the Dissenter, which written demand must be given within sixty days after the Holding Company Merger, file a complaint in a court of general civil jurisdiction requesting that the fair value of such shares be found and determined, or City Holding may file such complaint at any time within such sixty-day period. Such complaint shall be filed in any court of general civil jurisdiction in Kanawha County. If City Holding shall fail to institute such proceedings, the Dissenter may do so in the name of City Holding. Other Dissenters may be made parties to this same action. All Dissenters who are parties to the proceeding shall be entitled to judgment against City Holding for the amount of the fair value of their shares. The judgment shall be payable only upon and concurrently with the surrender to City Holding of the certificate or certificates representing such shares. Upon payment of the judgment, the Dissenter shall cease to have any interest in such shares. The court may, if it so elects, appoint appraisers to receive evidence and recommend a decision on the question of fair value.

       (vi) Within twenty days after demanding payment for his or her shares, each Dissenter shall submit his or her stock certificate to City Holding for notation thereon that such demand has been made. A Dissenter's failure to do so shall, at the option of the corporation, terminate his or her dissenter's rights unless a court of general civil jurisdiction, for good and sufficient cause shown, shall otherwise direct. If such shares are transferred, each new certificate shall bear similar notation and the name of the original Dissenter. The transferee shall acquire no rights in City Holding other than those which the original Dissenter had after making demand for payment of the fair value.

     Dissenter may withdraw a demand for payment only with the consent of City Holding or Horizon as the case may be. The right of a shareholder to be paid the fair value of his or her shares will cease and his or her status as a shareholder will be restored if (i) the demand for payment is withdrawn with the consent of City Holding or Horizon; (ii) the Holding Company Merger is abandoned or rescinded; (iii) the shareholders revoke the authority to effect the Holding Company Merger; (iv) no demand or petition for determination of the fair value by a court of general civil jurisdiction has been made or filed within the time provided under paragraph (v); or (v) a court of general civil jurisdiction determines that the shareholder is not entitled to obtain relief as a dissenting shareholder.


                                       41
                                        PROPOSAL 1 -- THE HOLDING COMPANY MERGER

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

                       BOARD OF DIRECTORS AND MANAGEMENT
                       AFTER THE HOLDING COMPANY MERGER

     At the Effective Time of the Holding Company Merger, the Board of Directors of the New Board will be increased to 24 directors. Twelve seats on the New Board will be filled by certain current directors of City Holding, and, as provided in the Agreement, 12 directors will be elected by the City Holding directors from among the current directors of Horizon designated by Horizon to serve on the New Board. The 12 City Holding members of the New Board are Samuel
M. Bowling, Dr. D. K. Cales, Hugh R. Clonch, Jay Goldman, Robert D. Fisher, William M. Frazier, David E. Haden, Carlin K. Harmon, C. Dallas Kayser, Leon K. Oxley, Mark H. Schaul and Steven J. Day. The 12 Horizon designees to the New Board are Philip W. Cain, William C. Dolin, David W. Hambrick, Frank S. Harkins, Jr., Tracy W. Hylton, II, B. C. McGinnis III, Thomas L. McGinnis, Philip L. McLaughlin, E. M. Payne III, R.T. Rogers, James E. Songer and Albert
M. Tieche, Jr. The directors of the New Board will be divided into three classes, with one class to be elected each year to a three year term.


MANAGEMENT AFTER THE HOLDING COMPANY MERGER

     City Holding and Horizon have agreed that Mr. Day will be President and Chief Executive Officer and Mr. McLaughlin will be Chairman of the Board of Directors of City Holding after the Effective Time of the Holding Company Merger. In addition, Messrs. B. C. McGinnis III and Bowling will serve as Vice Chairmen of the Board of Directors of City Holding after the Effective Time of the Holding Company Merger.


CONSOLIDATION OF OPERATIONS; ANTICIPATED COST SAVINGS

     Although no assurance can be given either that any specific level of cost savings will be achieved or as to the timing thereof, City Holding and Horizon currently expect to achieve savings in operating costs by consolidating certain operations and eliminating redundant expenses. Such savings are expected to be realized over time as such consolidation is completed.

     Delivery systems optimization is maximizing the efficiency of the branch network by sale of overlapping facilities and increasing usage of alternative delivery channels such as electronic commerce. Corporate overhead cost savings are expected to result from combining staff areas such as finance, accounting, and human resources, and consolidating marketing and risk management staff areas. The pay scale for these positions is typically higher than the average position. Business line consolidations generate savings from combining businesses where economies of scale can be gained. These areas include treasury management, credit card, and asset management. Infrastructure leverage is obtained in the transaction processing and technology units. Savings are generated by running the combined volumes through the existing infrastructure while downsizing the overlapping facilities. Examples include check processing, wire transfer, Automated Clearing House, transportation networks, data processing, systems support and telecommunications. Vendor leverage savings are generated by working with suppliers to obtain a lower per unit cost resulting from increased volume of the combined entities. Specific areas are checks, ATMs, record storage and real estate management services.

     Substantial expense savings are expected to be realized from the Transaction as a result of consolidation of the consumer and commercial banking businesses, corporate operations, and the consolidation of other duplicative operations of City Holding and Horizon.

     The extent to which such expense savings will be achieved is dependent upon various factors, a number of which are beyond the control of City Holding and Horizon, including regulatory requirements attendant to the consummation of the Transaction, the general regulatory environment, economic conditions, and unanticipated changes in business conditions and inflation, and no assurances can be given with respect to the ultimate level and composition of expense savings to be realized or that such savings will be realized in the time frame currently anticipated. These amounts have not been included in any of the unaudited pro forma financial information included in this Joint Proxy Statement-Prospectus.

     In connection with the Transaction, City Holding expects to incur pre-tax merger and restructuring items of between $15 and $20 million, which will include charges to align Horizon's major business processes with those


                                       43
               BOARD OF DIRECTORS AND MANGEMENT AFTER THE HOLDING COMPANY MERGER of City Holding, severance expenses, conversion and related costs and occupancy and equipment expenses (primarily lease exit costs and the elimination of duplicate facilities and other capitalized assets), exit costs related to contract terminations and other Transaction costs (including legal, accounting and investment banking fees). This amount represents management's best estimates based on available information at this time.

     For additional information regarding management and operations of City Holding, see "Information About City Holding" and "Information About Horizon."


                                       44
BOARD OF DIRECTORS AND MANGEMENT AFTER THE HOLDING COMPANY MERGER

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS


MARKET PRICES

     City Holding Common Stock is listed on the Nasdaq National Market under the trading symbol "CHCO." As of October 29, 1998, City Holding Common Stock was held of record by approximately 2,236 persons. The following table sets forth the high and low closing market prices of the City Holding Common Stock as reported on the Nasdaq Composite Transactions List for the periods indicated.

     Horizon Common Stock is listed on the Nasdaq National Market under the symbol "HZWV." As of October 29, 1998, Horizon Common Stock was held of record by approximately 2,555 registered shareholders. The following table sets forth the high and low closing market prices of the Horizon Common Stock as reported on the Nasdaq Composite Transactions List for the periods indicated.



                                                         CITY HOLDING                   HORIZON
                                                         MARKET PRICES               MARKET PRICES
                                                   -------------------------   -------------------------
                                                       HIGH          LOW           HIGH          LOW
                                                   -----------   -----------   -----------   -----------
YEAR ENDED DECEMBER 31, 1995:
 First Quarter .................................    $  24.79      $  21.90      $  15.50      $  14.00
 Second Quarter ................................       23.97         21.49         15.50         14.00
 Third Quarter .................................       22.93         20.66         17.50         15.25
 Fourth Quarter ................................       22.73         20.45         20.75         17.25
YEAR ENDED DECEMBER 31, 1996:
 First Quarter .................................       24.09         20.91         22.13         19.50
 Second Quarter ................................       23.18         20.45         21.50         19.50
 Third Quarter .................................       22.73         19.77         21.25         19.25
 Fourth Quarter ................................       26.25         20.91         20.75         19.25
YEAR ENDED DECEMBER 31, 1997:
 First Quarter .................................       34.75         25.75         24.50         19.50
 Second Quarter ................................       34.50         30.00         26.75         23.52
 Third Quarter .................................       43.25         32.25         34.25         25.25
 Fourth Quarter ................................       42.38         40.00         33.25         27.00
YEAR ENDED DECEMBER 31, 1998:
 First Quarter .................................       51.00         41.50         31.88         28.50
 Second Quarter ................................       48.00         41.00         45.25         29.25
 Third Quarter .................................       44.88         34.25         44.75         36.00
 Fourth Quarter (through November 3, 1998) .....       37.13         32.00         39.25         34.13

DIVIDENDS

     The following table sets forth dividends declared per share of City Holding Common Stock and Horizon Common Stock, respectively, for the periods indicated. The ability of either City Holding or Horizon to pay dividends to its respective shareholders is subject to certain restrictions. See "Supervision and Regulation of City Holding and Horizon."



                                                        CITY HOLDING      HORIZON
                                                          DIVIDENDS      DIVIDENDS
                                                       --------------   ----------
YEAR ENDED DECEMBER 31, 1995:
 First Quarter .....................................      $  0.132       $  0.25
 Second Quarter ....................................         0.132          0.25
 Third Quarter .....................................         0.141          0.25
 Fourth Quarter ....................................         0.155          0.30
YEAR ENDED DECEMBER 31, 1996:
 First Quarter .....................................         0.155          0.15
 Second Quarter ....................................         0.155          0.15
 Third Quarter .....................................         0.155          0.15
 Fourth Quarter ....................................         0.170          0.17
YEAR ENDED DECEMBER 31, 1997:
 First Quarter .....................................         0.180          0.17
 Second Quarter ....................................         0.180          0.17
 Third Quarter .....................................         0.180          0.17
 Fourth Quarter ....................................         0.190          0.24
YEAR ENDED DECEMBER 31, 1998:
 First Quarter .....................................         0.190          0.19
 Second Quarter ....................................         0.190          0.19
 Third Quarter .....................................         0.190          0.19
 Fourth Quarter (through November 2, 1998) .........            --          0.21

                PROPOSAL 2 -- APPROVAL OF CHARTER AMENDMENT TO
                       INCREASE AUTHORIZED COMMON STOCK


GENERAL

     The City Holding Board has recommended to City Holding's shareholders an amendment of City Holding's Articles of Incorporation, in the form below, to increase the authorized Common Stock, $2.50 par value, from 20,000,000 shares to 50,000,000 shares (the "ADDITIONAL SHARES PROPOSAL"). As of the City Holding Record Date, City Holding had 6,660,717 shares of Common Stock outstanding. Horizon shareholders are not being asked to vote on the Additional Shares Proposal.

     Adoption of the Additional Shares Proposal to increase the authorized Common Stock from 20,000,000 shares to 50,000,000 shares requires the affirmative vote of an absolute majority of outstanding shares of City Holding Common Stock.

     If authorized, additional Common Stock will be available for possible future financings of, or acquisitions by, City Holding and for general corporate purposes without any legal requirement that further shareholder authorization for the issuance be obtained. City Holding has no present plans for the issuance of any Common Stock other than the proposed issuance of up to 10,500,000 shares of Common Stock in the Holding Company Merger. The Additional Shares Proposal is completely separate and independent from the proposal to approve the Holding Company Merger, and both proposals are listed separately on the attached proxy card for City Holding shareholders. The consummation of the Holding Company Merger is not contingent upon approval of the Additional Shares Proposal. No increase in authorized Preferred Stock of City Holding, none of which is outstanding, is being sought.

     City Holding shareholders should be aware that the issuance of any additional shares of Common Stock could cause a dilution of voting rights and net income and net book value per share of Common Stock. City Holding, however, would receive consideration for any additional shares of Common Stock issued, thereby reducing or eliminating the economic effect to each stockholder of such dilution.


TEXT OF AMENDMENT

     The proposed amendment of City Holding's Articles of Incorporation consists of revising the first sentence of Article VI to read as follows (change underlined):

       VI. The Company shall have the authority to issue 500,000 shares of preferred stock of a par value of $25 per share and 50,000,000 shares of common stock at a par value of $2.50 per share.

       The remainder of Article VI shall be unchanged.

THE CITY HOLDING BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE ADDITIONAL
                                SHARES PROPOSAL.

                                       47
 PROPOSAL 2 -- APPROVAL OF CHARTER AMENDMENT TO INCREASE AUTHORIZED COMMON STOCK

                        INFORMATION ABOUT CITY HOLDING


GENERAL

     City Holding is a registered bank holding company, chartered under the laws of the State of West Virginia, and headquartered in Charleston, West Virginia. At June 30, 1998, City Holding had total consolidated assets of approximately $1.5 billion, total consolidated deposits of approximately $1.1 billion, and total consolidated shareholders' equity of approximately $126 million.

     Through its lead bank subsidiary, City National, City Holding provides a wide variety of retail and commercial banking products and services to individuals and small- and medium-sized businesses through 43 banking offices in the State of West Virginia. In addition to City National, City Holding operates Del Amo, a federally-chartered savings bank headquartered in Torrance, California. Del Amo operates three locations in Southern California and complements City Holding's mortgage loan origination businesses located in Irvine and Costa Mesa, California.

     City Holding has experienced significant growth through acquisitions, having acquired 11 depository and five non-depository institutions since 1985, adding approximately $700 million in assets and 29 branch offices to City Holding's franchise. In addition, City Holding has started six DE NOVO operations, including one depository institution. While the strategy of City Holding is to permit its various banking operations to be responsive to the markets in which they operate, City Holding has consolidated all back-office functions, including portions of the credit underwriting, investment portfolio management, and loan review functions. To promote responsiveness to customer requests and operational efficiency, City Holding has emphasized the use of technology, including check imaging.

     City Holding maintains a diverse loan portfolio which consists of commercial, real estate, and consumer loans to customers in its markets. At
June 30, 1998, City Holding had non-performing loans, consisting of non-accrual, past-due, and restructured credits of $7.4 million, or 0.79% of gross loans.
Net charge-offs through June 30, 1998 were 0.12% of average loans. The allowance for loan losses at June 30, 1998, was 0.93% of gross loans and 117.81% of non-performing loans. Additionally, City Holding's net charge-offs to average loans ratio has averaged 0.19% over the five years ended December
31, 1997. For the six months ended June 30, 1998, City Holding's return on average assets and return on average equity were 0.94% and 11.13%, respectively.

     Recognizing the increasing competition in the financial services industry, City Holding's management has embarked upon a strategy to increase non-interest income and diversify the markets in which it operates. In 1993, City Holding organized City Financial Corporation ("CITY FINANCIAL"), a full-service securities brokerage and investment advisory company. City Financial operates an office in Charleston, West Virginia, from which it offers brokerage and investment advisory services to customers of City Holding and others throughout West Virginia.

     After approximately two years of providing warehouse funding to an independent third party financial institution that participated in a FHA Title I loan securitization conduit, in August 1996 City Holding formed City Mortgage Services ("CMS"), a division of City National. CMS, with offices in Costa Mesa, California and Cross Lanes, West Virginia, was created as a specialty loan servicing division focusing on servicing niche loan products such as sub-prime mortgage, non-conforming mortgage, home improvement, home equity, and other similar products. During the fall of 1996, CMS began servicing FHA Title I loans that were securitized by the third party financial institution to which City Holding had previously provided warehouse funding. In December 1996, City Holding acquired certain assets and assumed certain liabilities of a California FHA Title I loan servicing company and, as a result, acquired the right to service, through CMS, a number of securitized loan pools approximating $600 million in unpaid principal balances. In October 1997, City Holding acquired an originator of high loan-to-value, predominately junior lien, mortgage loans, located in Irvine, California, with an experienced team of junior lien mortgage originators. Soon thereafter, City Holding formed two additional retail origination platforms, one located in Southern California and the other located in Charleston, West Virginia. In addition to these three separate retail origination platforms, City Holding maintains a wholesale division in California which focuses on acquiring high loan-to-value mortgage loans from a network of correspondent lenders. In August 1998, City Holding opened a fourth retail origination office and expanded its loan servicing division with facilities located in Dallas, Texas.

     Currently, these divisions are focusing on generating high loan-to-value products, primarily 125% loan-to-value products through direct mail and telemarketing solicitation nationwide. At June 30, 1998, City Holding's portfolio of junior lien mortgages aggregated approximately $178 million, of which $164 million would be classified as 125% loan-to-value products. The typical 125% loan-to-value product customer has an average FICO score of approximately 680, and is generally utilizing the loan product to consolidate high-rate credit card or other debt or for college tuition, home improvements, or vacations. It is City Holding's intention to sell the various loan products generated by these divisions through a combination of loan securitizations and whole loan sales, where, in the case of loan securitizations, City Holding would retain the servicing rights. Through June 30, 1998, City Holding had completed three transactions involving the securitization of approximately $183 million of high loan-to-value loans. City Holding plans to securitize a portion of its junior lien mortgage loan portfolio every quarter.

     City Holding's strategy is to develop these loan origination divisions into marketing platforms, that through the use of technology and direct mail and telemarketing solicitations, permit City Holding to access additional geographic markets and efficiently deliver a variety of financial service products.

     In addition to these mortgage origination and servicing divisions, City Holding also operates an escrow services division, a direct mail/marketing division and an internet service provider and web site development division. City Holding has also sought to expand the range of insurance products and services that it provides through the acquisition of an insurance agency located in Charleston, West Virginia, in December 1997, and one additional agency in the first quarter of 1998.

     On June 29, 1998, City Holding (through City National) completed a strategic investment in Mego Mortgage Corporation ("MEGO"), a specialty financial services company located in Atlanta, Georgia, that originates and purchases conventional home improvement, high loan-to-value debt consolidation, and other similar loans. Concurrent with this investment, CMS acquired the right to service approximately $536 million of consumer mortgage loans previously serviced by Mego and the exclusive right to service up to an additional $1 billion of mortgage loans originated or acquired by Mego in the future.

     City Holding expects to take advantage of the consolidation of the financial services industry by further developing its franchise through the acquisition of financial institutions and other entities engaged in lines of business permissible for banks and bank holding companies. City Holding believes that as the competitive environment becomes increasingly challenging to smaller financial institutions, City Holding can offer community banking organizations an attractive alternative, by providing the technology, product variety, and efficiencies and services of a larger banking organization, while managing such institutions in a manner that allows them to remain responsive to the markets in which they operate. In addition to acquiring community banking organizations, City Holding also has interest in supplementing the Del Amo acquisition through related acquisitions in California to further support City Holding's mortgage operations in California. Additionally, City Holding is interested in acquiring mortgage operations, including whole operations or portfolios of mortgage servicing rights and mortgage loans, and in acquiring technology-related firms. However, City Holding remains firmly and primarily committed to its commercial banking operations and expects to increase its commercial banking presence in West Virginia significantly through its merger with Horizon.

     City Holding continues to evaluate business combination opportunities and as a result, business combination discussions and, in some cases, negotiations take place and future business combinations involving cash, debt, or equity securities can be expected. Any future business combination or series of business combinations that City Holding may undertake may be material, in terms of assets acquired or liabilities assumed, to City Holding's financial condition.

     City Holding was organized under the laws of the State of West Virginia on March 12, 1982. City Holding's principal executive offices are located at 25 Gatewater Road, Charleston, West Virginia 25313, and its telephone number at such address is (304) 769-1100.

RECENT DEVELOPMENTS

     TRUST PREFERRED SECURITIES. On October 27, 1998 City Holding issued $57,500,000 of 9.125% Corporation-obligated Manditorily Redeemable Capital Securities through a subsidiary trust that holds only subordinated debentures of City Holding ("TRUST PREFERRED SECURITIES"). City Holding will fully, irrevocably and unconditionally guarantee all the subsidiary trust's obligations under the Trust Preferred Securities. Approximately 21% or $12 million of the proceeds from the Trust Preferred Securities will immediately qualify as Tier 1 or core capital, with the remaining 79% afforded Tier 2 capital treatment under the risk-based capital guidelines of the Federal Reserve Board. However, it is anticipated that upon the consummation of the merger with Horizon, the remaining $45.5 million will qualify as Tier 1 capital.


MANAGEMENT AND ADDITIONAL INFORMATION

     Certain information relating to executive compensation, various benefit plans (including stock option plans), voting securities and the principal holders thereof, certain relationships and related transactions and other related matters as to City Holding is incorporated by reference or set forth in the City Holding Annual Report on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference. City Holding Shareholders or Horizon Shareholders desiring copies of such documents may contact City Holding at its address or telephone number indicated under "Where You Can Find More Information."

                           INFORMATION ABOUT HORIZON


GENERAL

     Horizon was incorporated in 1982 under the laws of the State of West Virginia as a one-bank holding company known as Raleigh Bankshares, Inc. ("RALEIGH BANKSHARES"). On January 3, 1984, the Bank of Raleigh ("RALEIGH") became a wholly-owned subsidiary of Raleigh Bankshares. After 1984, the Board of Directors determined that the name, "Raleigh Bankshares," may have had a constraining effect upon expansion activities. The shareholders approved an amendment on April 16, 1985, to change Raleigh Bankshares' name to "Horizon Bancorp, Inc."

     Banking operations are Horizon's primary business and major source of revenue. Horizon derives its revenues primarily from dividends paid by its subsidiary banks. The principal role of Horizon is to supervise and coordinate the activities of the subsidiary banks. Horizon has five operating subsidiaries, Bank of Raleigh ("RALEIGH"), National Bank of Summers of Hinton ("SUMMERS"), Greenbrier Valley National Bank ("GREENBRIER"), The First National Bank in Marlinton ("MARLINTON"), and The Twentieth Street Bank ("TWENTIETH" or "TWENTIETH STREET BANK"). Summers was acquired by Horizon on June 1, 1985, through a consolidation between Summers and NBS National Bank, a wholly-owned subsidiary of Horizon. Greenbrier and Marlinton were acquired by Horizon on March 31, 1993, through a merger between Allegheny Bankshares Corporation and Horizon. Twentieth was acquired by Horizon on August 30, 1996, through a merger between Twentieth Bancorp, Inc. and Horizon.

     Raleigh was originally chartered in 1899 as a state banking corporation with the name "Bank of Raleigh." It has conducted banking operations in Beckley, West Virginia, continuously since that time. In 1957, Beckley Industrial Savings and Loan Company merged into Raleigh, with Raleigh surviving the merger. Crossroads National Bank, Bradley, West Virginia, merged with and into Raleigh during 1988, and Crossroads' former office is operated as a branch of Raleigh. During 1997, Beckley Bancorp, Inc. was merged with and into Raleigh, with one of its two former branches still in operation as a branch of Raleigh. Marlinton was incorporated in 1902 as a national banking association under the laws of the United States.

     Summers was incorporated in 1895 as a state banking corporation under the laws of the State of West Virginia with the name "The Bank of Summers." Summers opened for business in 1895 and operated as a state bank under the laws of the State of West Virginia from that date until 1906, when the Bank obtained a national charter and assumed its present name, "National Bank of Summers of Hinton."

     Greenbrier was incorporated in 1901 as a national banking association with the name of "First National Bank of Alderson." An Agreement to Consolidate and Plan of Reorganization dated February 12, 1985, as amended by Amendment dated October 24, 1985, among Allegheny Bankshares Corporation, Greenbrier Valley Bank and First National Bank of Alderson was entered into whereby Greenbrier Valley Bank was consolidated with First National Bank of Alderson and the title of Greenbrier Valley National Bank.

     Twentieth was originally incorporated on September 11, 1905, as a state bank under the laws of West Virginia, and has operated as such since that time. In 1983, the Bank became a wholly-owned subsidiary of Twentieth Bancorp, Inc., which was a one-bank holding company, Twentieth's Milton branch was originally a separate corporation (Bank of Milton) incorporated on September 7, 1904, as a state bank under the laws of West Virginia, and operated as such until being acquired by Twentieth on June 30, 1985. Twentieth's West Hamlin branch was originally a separate corporation (First National Bank of West Hamlin) incorporated on October 24, 1964, as a national bank. The First National Bank of West Hamlin was acquired by Twentieth Bancorp, Inc., on December 31, 1984. It continued to operate as a national bank until January 1, 1990, when its operations became branches of Twentieth.

     During 1995, Horizon, through two of its subsidiary banks, purchased certain assets and assumed certain liabilities of a regional banking company. Greenbrier acquired the regional branch office at Fairlea, Greenbrier County, on March 31, 1995. Raleigh acquired regional branch offices located at Beaver and Sophia, Raleigh County, and at Oak Hill in Fayette County on May 12, 1995.

MANAGEMENT AND ADDITIONAL INFORMATION

     Certain information relating to executive compensation, various benefit plans (including stock option plans), voting securities and the principal holders thereof, certain relationships and related transactions and other related matters as to Horizon is set forth in the Horizon Annual Report on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference. Shareholders of Horizon or City Holding desiring copies of such documents may contact Horizon at its address or telephone number indicated under "Where You Can Find More Information."


            SUPERVISION AND REGULATION OF CITY HOLDING AND HORIZON

     GENERAL. As registered bank holding companies, City Holding and Horizon are subject to the supervision of, and to regular inspection by, the Federal Reserve Board. The bank subsidiaries of both City Holding and Horizon are organized as national banking associations, which are subject to regulation, supervision and examination by the Office of the Comptroller of Currency (the "OCC"), or as state chartered banks, which are subject to regulation, supervision and examination by the relevant state regulators. These banks are also subject to regulation by the Federal Reserve Board and the Federal Deposit Insurance Corporation (the "FDIC"), and other U.S. federal regulatory agencies. City Holding also owns Del Amo, a federal savings bank subject to supervision, regulation and examination by the Office of Thrift Supervision (the "OTS"). In addition to banking laws, regulations and regulatory agencies, City Holding and Horizon and their subsidiaries and affiliates are subject to various other laws and regulations and supervision and examination by other regulatory agencies, all of which, directly or indirectly, affect the operations and management of City Holding and Horizon and their ability to make distributions. The following discussion summarizes certain aspects of those laws and regulations that affect City Holding and Horizon.

     The activities of City Holding and Horizon and those of companies that each controls or in which either holds more than 5% of the voting stock are limited to banking, managing or controlling banks, furnishing services to or performing services for their subsidiaries or any other activity that the Federal Reserve Board determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making such determinations, the Federal Reserve Board is required to consider whether the performance of such activities by a bank holding company or its subsidiaries can reasonably be expected to produce benefits to the public such as greater convenience, increased competition or gains in efficiency that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. Generally, bank holding companies, such as City Holding and Horizon, are required to obtain prior approval of the Federal Reserve Board to engage in any new activity or to acquire more than 5% of any class of voting stock of any company.

     Proposals to change the laws and regulations governing the banking industry are frequently introduced in the U.S. Congress, in the state legislatures and before the various bank regulatory agencies. The likelihood and timing of any such proposals or bills being enacted and the impact they might have on City Holding, Horizon and their subsidiaries cannot be determined at this time.

     CAPITAL AND OPERATIONAL REQUIREMENTS. The Federal Reserve Board, the OCC, the OTS and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to U.S. banking organizations. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels, whether because of its financial condition or actual or anticipated growth. The Federal Reserve Board risk-based guidelines define a two-tier capital framework. "Tier 1 Capital" consists of common and qualifying preferred shareholders' equity, less certain intangibles and other adjustments. "Tier 2 Capital" consists of subordinated and other qualifying debt, and the allowance for credit losses up to 1.25% of risk-weighted assets. The sum of Tier 1 capital and Tier 2 capital less investments in unconsolidated subsidiaries represents qualifying "total capital," at least 50% of which must consist of Tier 1 capital. Risk-based capital ratios are calculated by dividing Tier 1 capital and total capital by risk-weighted assets. Assets and off-balance sheet exposures are assigned to one of four categories of risk weights, based primarily on relative credit risk.

The minimum Tier 1 capital ratio is 4% and the minimum total capital ratio is 8%. City Holding's Tier 1 capital and total risk-based capital ratios under these guidelines at June 30, 1998 were 9.37% and 10.05%, respectively, and Horizon's were 15.83% and 14.63%, respectively.

     The "Leverage Ratio" is determined by dividing Tier 1 capital by adjusted average total assets. Although the stated minimum ratio is 3%, most banking organizations are required to maintain ratios of at least 100 to 200 basis points above 3%. City Holding's and Horizon's leverage ratios at June 30, 1998 were 8.55% and 10.34%, respectively.

     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) and requires the respective U.S. federal regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements within such categories. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements. An "undercapitalized" bank must develop a capital restoration plan and its parent holding company must guarantee that bank's compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the bank's assets at the time it became undercapitalized or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent's general unsecured creditors. In addition, FDICIA requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness related generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

     The various regulatory agencies have adopted substantially similar regulations that define the five capital categories identified by FDICIA, using the total risk-based capital, Tier 1 risk-based capital and leverage capital ratios as the relevant capital measures. Such regulations establish various degrees of corrective action to be taken when an institution is considered undercapitalized. Under the regulations, a "well capitalized" institution must have a Tier 1 capital ratio of at least 6%, a total capital ratio of at least 10% and a leverage ratio of a least 5% and not be subject to a capital directive order. An "adequately capitalized" institution must have a Tier 1 capital ratio of at least 4%, a total capital ratio of at least 8% and a leverage ratio of at least 4%, or 3% in some cases. Under these guidelines, each of the banking subsidiaries of City Holding and Horizon is considered "well capitalized."

     Banking agencies have also adopted regulations which mandate that regulators take into consideration concentrations of credit risk and risks from non-traditional activities, as well as an institution's ability to manage those risks, when determining the adequacy of an institution's capital. That evaluation will be made as a part of the institution's regular safety and soundness examination. Banking agencies also have adopted final regulations requiring regulators to consider interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance sheet position) in the determination of a bank's capital adequacy. Concurrently, banking agencies have proposed a methodology for evaluating interest rate risk. After gaining experience with the proposed measurement process, those banking agencies intend to propose further regulations to establish an explicit risk-based capital charge for interest rate risk.

     DISTRIBUTIONS. City Holding and Horizon both derive funds for cash distributions to their respective shareholders from a variety of sources, including cash and temporary investments. The primary source of such funds, however, has historically been dividends received from their banking subsidiaries. Each of their banking subsidiaries is subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain capital above regulatory minimums. The appropriate U.S. federal regulatory authority is authorized to determine under certain circumstances relating to the financial condition of the bank or bank holding company that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof.

     In addition to the foregoing, the ability of City Holding, Horizon and their respective banking subsidiaries to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards established under FDICIA, as described above. The right of City Holding, Horizon, their respective shareholders and their respective creditors to participate in any distribution of the assets or earnings of their respective subsidiaries is further subject to the prior claims of creditors of the respective subsidiaries.

     "SOURCE OF STRENGTH" POLICY. According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Similarly, under the cross-guarantee provisions of the Federal Deposit Insurance Act, in the event of a loss suffered or anticipated by the FDIC -- either as a result of default of a banking or thrift subsidiary of a bank holding company such as City Holding or Horizon or related to FDIC assistance provided to a subsidiary in danger of default -- the other banking subsidiaries of such bank holding company may be assessed for the FDIC's loss, subject to certain exceptions.


                 DESCRIPTION OF CAPITAL STOCK OF CITY HOLDING

     City Holding's Articles of Incorporation authorize 20,000,000 shares of Common Stock, par value $2.50, and 500,000 shares of Preferred Stock, par value $25, including a series of 100,000 shares of Junior Participating Cumulative Preferred Stock, Series A. As of the City Holding Record Date, 6,660,717 shares of Common Stock and no shares of Preferred Stock were outstanding and entitled to vote. As of October 29, 1998, City Holding had 2,236 shareholders of record.


     Authority is given in the Articles of Incorporation to the Board of Directors to issue shares of City Holding's Common Stock and Preferred Stock from time to time for such consideration as the Board may deem advisable.

     The characteristics of City Holding's capital stock are summarized below.


COMMON STOCK

     DIVIDEND RIGHTS. Common shareholders are entitled to dividends to the extent funds are legally available and the City Holding Board declares payment. City Holding's ability to pay dividends is largely contingent upon the abilities of City National to pay dividends, and is subject to various statutory limits. See "Supervision and Regulation of City Holding and Horizon."


     VOTING RIGHTS AND CUMULATIVE VOTING. In all elections of directors, each holder of City Holding Common Stock has the right to cast one vote for each share of stock owned by him or her and entitled to vote for as many persons as there are directors to be elected, or he or she may cumulate such votes and give one candidate as many votes as the number of directors to be elected multiplied by the number his or her shares of stock shall equal; or he or she may distribute such votes on the same principle among as many candidates and in such manner as he or she desires. On any other question to be determined by a vote of shares at any meeting of shareholders, each shareholder is entitled to one vote for each share of stock owned by him or her and entitled to vote.

     LIQUIDATION RIGHTS. Upon liquidation, after payment to all creditors and holders of Preferred Stock, the remaining assets of City Holding would be distributed to the holders of City Holding Common Stock pro rata.

     PREEMPTIVE RIGHTS. Holders of City Holding Common Stock have no preemptive rights with respect to future issues of Common Stock.

     CALLS AND ASSESSMENTS. All City Holding Common Stock outstanding is fully paid and nonassessable.


PREFERRED STOCK

     The City Holding Board has the authority, without any vote or action by the shareholders, to issue Preferred Stock in one or more series and to fix the designations, preferences, rights, qualifications, limitations and restrictions thereof, including the voting rights, dividend rights, dividend rate, conversion rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series. Issuance of Preferred Stock by the City Holding Board could be utilized to render more difficult, or discourage, an attempt to gain control of City Holding. There are no shares of Preferred Stock outstanding, and there are no agreements or understandings for the designation of any series of Preferred Stock or the issuance of shares, except pursuant to the Preferred Stock Purchase Rights Plan summarized below.

PREFERRED STOCK PURCHASE RIGHTS PLAN; CHANGE OF CONTROL

     Pursuant to a Preferred Stock Purchase Rights Plan and a related Amended and Restated Rights Agreement between City Holding and SunTrust Bank, Atlanta, as Rights Agent, each outstanding share of City Holding Common Stock carries with it one Preferred Stock Purchase Right (a "RIGHT"). In general, the number of Rights outstanding will equal the number of shares of City Holding Common Stock outstanding from time to time. The Rights will expire on April 9, 2001, unless previously exercised or redeemed at the option of the City Holding Board. Each share of City Holding Common Stock offered hereby has one Right attached.

     Generally, under the terms of the Rights Plan, the Rights will be exercisable only if a person or group acquires 10% or more of City Holding Common Stock or announces a tender offer, the consummation of which would result in ownership by a person or group of 10% or more of City Holding Common Stock. Each Right will entitle its holder to buy one one-thousandth of a share of Junior Participating Cumulative Preferred Stock, Series A, par value $25, at an exercise price of $53, subject to adjustment. If a person or group acquires 20% or more of the outstanding City Holding Common Stock, each Right will entitle its holder (other than such person or members of such group) to purchase, at the then-current exercise price, City Holding Common Stock having a market value equal to twice the exercise price. If City Holding is acquired in a merger or other business combination or if 50% or more of City Holding's assets or earning power is sold or transferred, each Right will entitle its holder to purchase, at the then-current exercise price, common stock of the acquiror having a value equal to twice the exercise price.

     City Holding's Articles of Incorporation provide that the Board of Directors consist of three classes with staggered terms for directors. City Holding has also adopted a by-law requiring advance notice from a shareholder to nominate a director. The effect of these measures and the Rights Plan could be to render more difficult or to discourage an attempt to gain control of City Holding by means of a merger, tender offer, proxy contest or otherwise, even if supported by holders of a majority of the voting securities of City Holding, and thereby protect the current management.


REPORTS TO SHAREHOLDERS

     City Holding furnishes its shareholders with annual reports, including audited financial statements, and with three quarterly reports.


TRANSFER AGENT

     The transfer agent for City Holding Common Stock is SunTrust Bank,
Atlanta.

                      COMPARATIVE RIGHTS OF SHAREHOLDERS
                          OF CITY HOLDING AND HORIZON

     City Holding and Horizon are both West Virginia corporations subject to the provisions of the WVC. Horizon Shareholders, whose rights are currently governed by the Articles of Incorporation of Horizon (the "HORIZON ARTICLES"), the Bylaws of Horizon (the "HORIZON BYLAWS") and the WVC, will, upon consummation of the Holding Company Merger, become shareholders of City Holding, and their rights will be governed by the City Holding Articles of Incorporation, the Bylaws of City Holding (the "CITY HOLDING BYLAWS"), and the WVC.

     Set forth below are the material differences between the rights of Horizon Shareholders under the Horizon Articles of Incorporation, the Horizon Bylaws and the WVC, and the rights of City Holding Shareholders under the City Holding Articles of Incorporation, the City Holding Bylaws and the WVC. The description set forth below summarizes the material differences which may affect the rights of shareholders of Horizon and City Holding but does not purport to be a complete statement of all such differences, and is qualified in its entirety by reference to the relevant provisions of the laws and documents discussed below.



CAPITALIZATION

     CITY HOLDING. City Holding's authorized capital is described under "Description of Capital Stock of City Holding."

     HORIZON. Horizon is authorized to issue 20,000,000 shares of Horizon Common Stock, $1.00 par value of which approximately 9,149,775 shares were issued and outstanding as of the Horizon Record Date.


VOTING RIGHTS

     CITY HOLDING. In all elections of directors, each holder of City Holding Common Stock has the right to cast one vote for each share of stock owned by him or her and is entitled to vote for as many persons as there are directors to be elected, or he or she may cumulate such votes and give one candidate as many votes as the number of directors to be elected multiplied by the number his or her shares of stock shall equal; or he or she may distribute such votes on the same principle among as many candidates and in such manner as he or she desires. On any other issue to be determined at any meeting of shareholders, each shareholder is entitled to one vote for each share of stock owned by him or her. The vote of a majority of shares represented at a meeting and entitled to vote is required to approve most actions requiring shareholder approval, except that amendments to the Articles of Incorporation and certain fundamental actions such as mergers, consolidations and sales of substantially all assets outside the ordinary course of business must be approved by vote of a majority of shares entitled to vote thereon.

     HORIZON. In all elections of directors, each holder of Horizon Common Stock has the right to cast one vote for each share of stock owned by him or her and is entitled to vote for as many persons as there are directors to be elected, or he or she may cumulate such votes and give one candidate as many votes as the number of directors to be elected multiplied by the number his or her shares of stock shall equal; or he or she may distribute such votes on the same principle among as many candidates and in such manner as he or she desires. On any other issue to be determined at any meeting of shareholders, each shareholder is entitled to one vote for each share of stock owned by him or her. The vote of a majority of shares represented at a meeting and entitled to vote is required to approve actions requiring shareholder approval.


DIRECTORS AND CLASSES OF DIRECTORS

     CITY HOLDING. The City Holding Board presently comprises 17 members. The City Holding Board is classified into three classes, with one class to be elected each year to a three-year term. Any director may be removed, with or without cause, only by the affirmative vote of the holders of a majority of the outstanding common stock.


                                       56
COMPARATIVE RIGHTS OF SHAREHOLDERS OF CITY HOLDING AND HORIZON

     HORIZON. The Horizon Board presently comprises 23 members. The Horizon Board is elected without classification at each regular annual meeting. Each Director holds office until the next regular annual meeting of the shareholders, until his or her successor is elected and qualified, or until he or she is removed by a vote of the shareholders.


ANTI-TAKEOVER PROVISIONS

     CITY HOLDING. The City Holding Board has adopted a Rights Plan and the City Holding Articles provide that the City Holding Board consists of three classes with staggered terms for members of the City Holding Board. City Holding has also adopted a by-law requiring advance notice from a shareholder to nominate a director.

     City Holding has not adopted other conventional anti-takeover provisions such as, for example, a fair-price charter amendment, a super-majority vote charter amendment, or an anti-greenmail charter amendment, and has no current plans to submit to its shareholders further proposals with a possible "anti-takeover" effect. In addition, West Virginia law does not contain any provisions protecting a West Virginia corporation against hostile takeovers, such as a fair price statute or a control share acquisition statute.

     HORIZON. Horizon has adopted a bylaw requiring advance notice from a shareholder to nominate a director. Horizon has also adopted a bylaw requiring a supermajority vote of the Board of Directors for any material corporate action, including merger, consolidation or sale of all or substantially all the assets of Horizon.

     However, Horizon has not adopted other conventional anti-takeover provisions such as, for example, a fair-price charter amendment, a super-majority vote charter amendment, or an anti-greenmail charter amendment, and has no current plans to submit to its shareholders further proposals with a possible "anti-takeover" effect. In addition, West Virginia law does not contain any provisions protecting a West Virginia corporation against hostile takeovers, such as a fair price statute or a control share acquisition statute.



PREEMPTIVE RIGHTS

     CITY HOLDING. The City Holding Shareholders do not have preemptive rights. Thus, if additional shares of City Holding Common Stock were issued, holders of such stock, to the extent that they did not participate in such additional issuance of shares, would own proportionately smaller interests in a larger amount of outstanding capital stock.

     HORIZON. The Horizon Shareholders do not have preemptive rights. Thus, if additional shares of Horizon Common Stock were issued, holders of such stock, to the extent that they did not participate in such additional issuance of shares, would own proportionately smaller interests in a larger amount of outstanding capital stock.


ASSESSMENT

     CITY HOLDING. All outstanding shares of City Holding Common Stock are, and those to be issued pursuant to the Agreement will be, fully paid and nonassessable.

     HORIZON. All outstanding shares of Horizon Common Stock are fully paid and nonassessable.


CONVERSION; REDEMPTION; SINKING FUND

     CITY HOLDING. City Holding Common Stock is not convertible, redeemable or entitled to any sinking fund.

     HORIZON. Horizon Common Stock is not convertible, redeemable or entitled to any sinking fund.


LIQUIDATION RIGHTS

     CITY HOLDING. Upon liquidation, after payment to all creditors and holders of Preferred Stock, the remaining assets of City Holding would be distributed to the holders of City Holding Common Stock pro rata.

     HORIZON. Upon liquidation, after payment to all creditors, the remaining assets of Horizon would be distributed to the holders of Horizon Common Stock pro rata.


                                       57
                  COMPARATIVE RIGHTS OF SHAREHOLDERS OF CITY HOLDING AND HORIZON

DIVIDENDS AND OTHER DISTRIBUTIONS

     CITY HOLDING. Holders of City Holding Common Stock are entitled to dividends to the extent funds are legally available and the City Holding Board declares payment. City Holding's ability to pay dividends is largely contingent upon the abilities of its subsidiaries to pay dividends and is subject to various statutory limits.

     HORIZON. Holders of Horizon Common Stock are entitled to dividends to the extent funds are legally available and the Horizon Board declares payment. Horizon's ability to pay dividends is largely contingent upon the abilities of its subsidiaries to pay dividends and is subject to various statutory limits.


SPECIAL MEETINGS OF SHAREHOLDERS

     CITY HOLDING. The City Holding Bylaws provide that special meetings of the shareholders may be called at any time by the City Holding Board or by the President and Secretary, or by any three or more shareholders holding together at least 10% of the capital stock of City Holding.

     HORIZON. The Horizon Bylaws provide that special meetings of the shareholders may be called at any time by the Chairman of the Horizon Board, the president and by and at the request of the holders of not less than 10% of the capital stock of Horizon.


INDEMNIFICATION

     CITY HOLDING. Section 31-1-9 of the WVC provides in part that each West Virginia corporation shall have power to indemnify any director, officer, employee or agent or former director, officer, employee or agent against expenses actually and reasonably incurred by him or her in connection with the defense of any claim, action, suit or proceeding against him or her by reason of being or having been such director, officer, employee or agent other than an action by or in the right of the corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation. With respect to an action by or in the right of the corporation, the director, officer, employee or agent or former director, officer, employee or agent may be indemnified if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, except in relation to matters as to which he or she shall be finally adjudged in such action, suit or proceeding against him or her by reason of being or having been such director, officer, employee or agent to be liable for negligence or misconduct in the performance of duty; and to make any other or further indemnity to any such persons that may be authorized by the articles of incorporation or any by-law approved by the shareholders or any resolution adopted, before or after the event, by the shareholders. The City Holding Bylaws contain provisions pursuant to the foregoing section of the WVC indemnifying the directors, officers, employees and agents of City Holding in certain cases against expenses and liabilities under judgments and reimbursements of amounts paid in settlement.

     City Holding has purchased directors and officers' liability insurance policies. Within the limits of their coverage, the policies insure (i) the directors and officers of City Holding against certain losses, to the extent such losses are not indemnified by City Holding, and (ii) City Holding, to the extent it indemnifies such directors and officers for losses as permitted under the laws of West Virginia.

     HORIZON. Section 31-1-9 of the WVC provides in part that each West Virginia corporation shall have power to indemnify any director, officer, employee or agent or former director, officer, employee or agent against expenses actually and reasonably incurred by him or her in connection with the defense of any claim, action, suit or proceeding against him or her by reason of being or having been such director, officer, employee or agent other than an action by or in the right of the corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation. With respect to an action by or in the right of the corporation, the director, officer, employee or agent or former director, officer, employee or agent may be indemnified if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, except in relation to matters as to which he or she shall be finally adjudged in such action, suit or proceeding against him or her by reason of being or having been such director, officer, employee or agent to be liable for negligence or misconduct in the performance of duty;


                                       58
COMPARATIVE RIGHTS OF SHAREHOLDERS OF CITY HOLDING AND HORIZON and to make any other or further indemnity to any such persons that may be authorized by the articles of incorporation or any bylaw approved by the shareholders or any resolution adopted, before or after the event, by the shareholders. The Horizon Bylaws contain provisions pursuant to the foregoing section of the WVC indemnifying the directors, officers, employees and agents of Horizon in certain cases against expenses and liabilities under judgments and reimbursements of amounts paid in settlement. The Horizon Bylaws make further indemnity for a director, officer, employee or agent of any company which is merged or consolidated with Horizon in accordance with the terms and conditions of the merged or consolidated company's bylaws or articles of incorporation providing for indemnification.

     Horizon has purchased directors and officers' liability insurance policies. Within the limits of their coverage, the policies insure (i) the directors and officers of Horizon against certain losses, to the extent such losses are not indemnified by Horizon, and (ii) Horizon, to the extent it indemnifies such directors and officers for losses as permitted under the laws of West Virginia.


DIRECTOR EXCULPATION

     CITY HOLDING. The WVC does not provide for limitation of directors' monetary liability or director exculpation.

     HORIZON. The WVC does not provide for limitation of directors' monetary liability or director exculpation.


DISSENTERS' RIGHTS

     CITY HOLDING. The WVC permits shareholders of a West Virginia corporation to dissent from, and obtain payment of the "fair value" of their shares in connection with, any plan of merger or consolidation to which the corporation is a party and any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business.

     HORIZON. The WVC permits shareholders of a West Virginia corporation to dissent from, and obtain payment of the "fair value" of their shares in connection with, any plan of merger or consolidation to which the corporation is a party and any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business.


SHAREHOLDER VOTE REQUIRED FOR BUSINESS COMBINATIONS

     CITY HOLDING. The WVC provides that, unless a corporation's governance documents provide otherwise, certain business combinations (including mergers) require the approval of a majority of the outstanding shares of the corporation entitled to vote on the subject transaction. The City Holding Articles and the City Holding Bylaws do not require a greater vote.

     HORIZON. The WVC provides that, unless a corporation's governance documents provide otherwise, certain business combinations (including mergers) require the approval of a majority of the outstanding shares of the corporation entitled to vote on the subject transaction. The Horizon Articles and the Horizon Bylaws do not require a greater vote.


AMENDMENTS TO ARTICLES OF INCORPORATION

     CITY HOLDING. Under the WVC, a corporation may amend its articles of incorporation upon the submission of a proposed amendment to shareholders by the board of directors and the subsequent receipt of the affirmative vote of the holders of a majority of the shares entitled to vote thereon, unless a corporation's governance documents provide otherwise. The City Holding Articles and the City Holding Bylaws do not require a greater vote.

     HORIZON. Under the WVC, a corporation may amend its articles of incorporation upon the submission of a proposed amendment to shareholders by the board of directors and the subsequent receipt of the affirmative vote of the holders of a majority of the shares entitled to vote thereon, unless a corporation's governance documents provide otherwise. The Horizon Articles and the Horizon Bylaws do not require a greater vote.


                                       59
                  COMPARATIVE RIGHTS OF SHAREHOLDERS OF CITY HOLDING AND HORIZON

                                LEGAL OPINIONS

     The legality of the City Holding Common Stock to be issued in connection with the Holding Company Merger will be passed upon by Hunton & Williams.

     Hunton & Williams, counsel for City Holding, and Jackson & Kelly, counsel for Horizon, will deliver opinions to Horizon and City Holding, respectively, concerning certain federal income tax consequences of the Holding Company Merger. See "The Holding Company Merger -- Material Federal Income Tax Consequences."


                                    EXPERTS

     The consolidated financial statements of City Holding at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 incorporated by reference in this Joint Proxy Statement-Prospectus, which is referred to and made a part of this Joint Proxy Statement-Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Horizon at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 incorporated by reference in this Joint Proxy Statement-Prospectus, which is referred to and made a part of this Joint Proxy Statement-Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference elsewhere herein which, as to 1995, is based in part on the report of Diamond, Leftwich, Goheen & Dunn, independent auditors. The financial statements referred to above are included in reliance upon such report given upon the authority of such firms as experts in accounting and auditing.

     Representatives of Ernst & Young LLP are expected to be present at both the City Holding Special Meeting, and the Horizon Special Meeting. In each case, such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


                             SHAREHOLDER PROPOSALS

     Shareholders of City Holding who intend to present proposals for consideration at the 1999 Annual Meeting of the City Holding Shareholders are hereby advised that any such proposals must be received by the Secretary of City Holding no later than the close of business on December 31, 1998, if such proposal is to be considered for inclusion in the 1999 proxy materials of City Holding.

     Horizon will hold a 1999 Annual Meeting of Horizon Shareholders only if the Holding Company Merger is not consummated before the time of such meeting. In the event that such a meeting is held, any proposals of Horizon Shareholders intended to be presented at the 1999 Annual Meeting of Horizon Shareholders must have been received by the Secretary of Horizon no later than December 28, 1998 in order to be considered for inclusion in the 1999 proxy materials of Horizon.


                                 OTHER MATTERS

     As of the date of this Joint Proxy Statement-Prospectus, the Horizon Board and the City Holding Board know of no matters that will be presented for consideration at the Meetings other than as described in this Joint Proxy Statement-Prospectus. If any other matters shall properly come before either the City Holding Special Meeting or the Horizon Special Meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the respective managements of Horizon and City Holding.

                      WHERE YOU CAN FIND MORE INFORMATION

     City Holding and Horizon file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information that the companies file with the Commission at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Commission filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Commission at "http://www.sec.gov." Reports, proxy statements and other information should also be available for inspection at the offices of the Nasdaq Stock Market, which is located at 1735 K Street, N.W., Washington, D.C. 20006.

     City Holding filed a Registration Statement on Form S-4 (the "REGISTRATION STATEMENT") on September 24, 1998 to register with the Commission the City Holding Common Stock to be issued to Horizon Shareholders in the Holding Company Merger. This Joint Proxy Statement-Prospectus is a part of that Registration Statement and constitutes a prospectus of City Holding. As allowed by Commission rules, this Joint Proxy Statement-Prospectus does not contain all the information you can find in City Holding's Registration Statement or the exhibits to that Registration Statement.

     The Commission allows Horizon and City Holding to "incorporate by reference" information into this Joint Proxy Statement-Prospectus, which means that the companies can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered part of this Joint Proxy Statement-Prospectus, except for any information superseded by information contained directly in this Joint Proxy Statement-Prospectus or in later filed documents incorporated by reference in this Joint Proxy Statement-Prospectus.

     This Joint Proxy Statement-Prospectus incorporates by reference the documents set forth below that Horizon and City Holding have previously filed with the Commission. These documents contain important information about Horizon and City Holding and their finances. Some of these filings have been amended by later filings, which are also listed.




HORIZON COMMISSION FILINGS (FILE NO. 0-11672)                     PERIOD/AS OF DATE
-----------------------------------------------   ------------------------------------------------
  Annual Report on Form 10-K                      Year ended December 31, 1997
  Quarterly Reports on Form 10-Q                  Quarters ended March 31, 1998 and June 30, 1998


 CITY HOLDING COMMISSION FILINGS (FILE NO. 0-1173)                    PERIOD/AS OF DATE
---------------------------------------------------   ------------------------------------------------
  Annual Report on Form 10-K                          Year ended December 31, 1997
  Quarterly Reports on Form 10-Q                      Quarters ended March 31, 1998 and June 30, 1998
  Current Report on Form 8-K                          September 14, 1998

     Horizon and City Holding also incorporate by reference additional documents that may be filed with the Commission between the date of this Joint Proxy Statement-Prospectus and the consummation of the Holding Company Merger or the termination of the Agreement. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Specifically, City Holding incorporates by reference the description of City Holding Common Stock in City Holding's registration statement on Form 8A filed under the Exchange Act with respect to City Holding Common Stock, including all amendments and reports filed for the purpose of updating such description.

     City Holding has supplied all information contained or incorporated by reference in this Joint Proxy Statement-Prospectus relating to City Holding, and Horizon has supplied all such information relating to Horizon.

     As noted in "The Holding Company Merger -- Exchange of Certificates" section of this Joint Proxy Statement-Prospectus, Horizon Shareholders should not send in their Horizon certificates until they receive the transmittal materials from the exchange agent. Registered Horizon Shareholders who have further questions about their share certificates or the exchange of their Horizon Common Stock for City Holding Common Stock should call the stock transfer agent at 1-800-568-3476.

     If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through the companies, the Commission or the Commission's Internet web site as described above. Documents incorporated by reference are available from the companies without charge, excluding all exhibits, except that if the companies have specifically incorporated by reference an exhibit in this Joint Proxy Statement-Prospectus, the exhibit will also be available without charge. Shareholders may obtain documents incorporated by reference in this Joint Proxy Statement-Prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:


          City Holding Company                 Horizon Bancorp, Inc.
            25 Gatewater Road                     One Park Avenue
       Charleston, West Virginia 25313     Beckley, West Virginia 25801
        Attn.: Chief Financial Officer      Attn.: Corporate Secretary
           Telephone: (304) 769-1100         Telephone: (304) 255-7307

     You should rely only on the information contained or incorporated by reference in this Joint Proxy Statement-Prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this Joint Proxy Statement-Prospectus. This Joint Proxy Statement-Prospectus is dated November 5, 1998. You should not assume that the information contained in this Joint Proxy Statement-Prospectus is accurate as of any date other than that date. Neither the mailing of this Joint Proxy Statement-Prospectus to shareholders nor the issuance of City Holding Common Stock in the Holding Company Merger creates any implication to the contrary.

                        INDEX TO FINANCIAL INFORMATION




Pro Forma Balance Sheet -- City Holding Company
 and Horizon Bancorp, Inc. as of June 30, 1998 ...........................   66
Pro Forma Balance Sheet -- City Holding Company
 and Horizon Bancorp, Inc. as of June 30, 1997 ...........................   67
Pro Forma Balance Sheet -- City Holding Company
 and Horizon Bancorp, Inc. as of December 31, 1997 .......................   68
Pro Forma Balance Sheet -- City Holding Company
 and Horizon Bancorp, Inc. as of December 31, 1996 .......................   69
Pro Forma Statement of Income -- City Holding Company
 and Horizon Bancorp, Inc. for the six months ended June 30, 1998 ........   70
Pro Forma Statement of Income -- City Holding Company
 and Horizon Bancorp, Inc. for the six months ended June 30, 1997 ........   71
Pro Forma Statement of Income -- City Holding Company
 and Horizon Bancorp, Inc. for the year ended December 31, 1997 ..........   72
Pro Forma Statement of Income -- City Holding Company
 and Horizon Bancorp, Inc. for the year ended December 31, 1996 ..........   73
Pro Forma Statement of Income -- City Holding Company
 and Horizon Bancorp, Inc. for the year ended December 31, 1995 ..........   74

                     (This Page Intentionally Left Blank)

                         UNAUDITED PRO FORMA CONDENSED
                             FINANCIAL INFORMATION

     The following Unaudited Pro Forma Condensed Balance Sheets as of June 30, 1998 and 1997, and as of December 31, 1997 and 1996, combine the historical consolidated balance sheets of City Holding and Horizon as if the Holding Company Merger had been effective on December 31, 1996. City Holding's historical financial statements are incorporated by reference from its Annual Report on Form 10-K for each of the three years in the period ended December 31, 1997, as filed with the Commission on March 16, 1998. In addition, City Holding's historical interim financial statements for the six months ended June 30, 1998 are incorporated by reference from its Form 10-Q, as filed with the Commission on August 14, 1998. Horizon's historical financial statements are incorporated by reference from City Holding's current report on Form 8-K, as filed with the Commission on September 14, 1998. The unaudited pro forma condensed financial information should be read in conjunction with the historical financial statements of City Holding and Horizon.

     The Unaudited Pro Forma Condensed Statements of Income for the six months ended June 30, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995 present the combined results of operations of City Holding and Horizon as if the Holding Company Merger had been effective during all periods presented.

     On March 31, 1998, City Holding sold $30,000,000 of Corporation-obligated Manditorily Redeemable Capital Securities of a subsidiary trust that holds only subordinated debentures of City Holding ("TRUST PREFERRED SECURITIES"). On October 27, 1998, City Holding sold $57,500,000 of Trust Preferred Securities through a different subsidiary trust that holds only subordinated debentures of City Holding. Pro forma balance sheet amounts are presented for the most recent interim period and year end period as if both issues of Trust Preferred Securities were outstanding on June 30, 1998 and December 31, 1997. Pro forma income statement amounts, assuming that the Trust Preferred Securities had been outstanding during all periods presented herein and City Holding had incurred the expense of and realized the income from the proceeds of such securities, would not be materially different from those presented herein.

     The unaudited pro forma condensed financial information reflect the application of the pooling of interests method of accounting for the Holding Company Merger. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of City Holding and Horizon are combined and reflected at their historical amounts.

     City Holding expects to achieve certain benefits from the Holding Company Merger in the form of operating cost savings that may be significant. The pro forma earnings, which do not reflect any direct costs or potential savings that are expected to result from the consolidation of operations of City Holding and Horizon, may not be indicative of the results of future operations. No assurance can be given with respect to the ultimate level of expense savings.


                                       65
                             UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

                 CITY HOLDING COMPANY AND HORIZON BANCORP, INC
                            PRO FORMA BALANCE SHEET


                                                                      AS OF JUNE 30, 1998
                                        -------------------------------------------------------------------------------
                                                                                   PRO FORMA
                                         CITY HOLDING   HORIZON BANCORP         ADJUSTMENTS AND            PRO FORMA
                                          AS REPORTED     AS REPORTED             ELIMINATIONS              COMBINED
                                        -------------- ----------------- ------------------------------ ---------------
                                                                        (IN THOUSANDS)
ASSETS
Cash and due from bank ................     $    62,111   $    25,721      $               $              $    87,832
Federal funds sold ....................             570        12,265                                          12,835
                                            -----------   -----------      -----------     -----------    -----------
Cash and cash equivalents .............          62,681        37,986                                         100,667
Securities available for sale .........         166,994       168,593                                         335,587
Investment securities .................                        40,430                                          40,430
Loans:
Gross loans ...........................         936,161       764,244                                       1,700,405
Unearned income .......................          (6,889)       (4,328)                                        (11,217)
Allowance for loan losses .............          (8,680)       (9,784)                                        (18,464)
                                            -----------   -----------      -----------     -----------    -----------
Net loans .............................         920,592       750,132                                       1,670,724
Loans held for sale ...................         194,959             0                                         194,959
Bank premises and equipment ...........          50,371        16,732                                          67,103
Accrued interest receivable ...........          10,292         9,305                                          19,597
Other assets ..........................          95,611        17,329                                         112,940
                                            -----------   -----------      -----------     -----------    -----------
Total assets ..........................     $ 1,501,500   $ 1,040,507      $               $              $ 2,542,007
                                            ===========   ===========      ===========     ===========    ===========
LIABILITIES
Deposits:
Non-interest bearing ..................     $   174,707   $   120,301      $               $              $   295,008
Interest bearing ......................         957,002       741,205                                       1,698,207
                                            -----------   -----------      -----------     -----------    -----------
Total deposits ........................       1,131,709       861,506                                       1,993,215
Short-term borrowings .................         111,974        43,704                                         155,678
Long-term debt ........................          81,295         5,972         (57,500)2                        29,767
Corporation-obligated mandatorily
 redeemable capital securities of
 subsidiary trust holding solely
 subordinated debentures of City
 Holding Company ("Trust
 Preferred Securities") ...............          30,000             0          57,500 2                        87,500
Other liabilities .....................          20,414        13,413                                          33,827
                                            -----------   -----------      -----------     -----------    -----------
Total liabilities .....................       1,375,392       924,595                                       2,299,987
STOCKHOLDERS' EQUITY
Common stock ..........................          16,874         9,312          25,864 1         (9,312)1       42,738
Capital surplus .......................          63,734        19,814         (30,916)1          9,312 1       61,944
Retained earnings .....................          44,280        90,616                                         134,896
Cost of common stock in
 treasury .............................            (591)       (5,052)          5,052 1                          (591)
Accumulated other comprehensive
 income ...............................           1,811         1,222                                           3,033
                                            -----------   -----------      -----------     -----------    -----------
Total stockholders' equity ............         126,108       115,912                                         242,020
                                            -----------   -----------      -----------     -----------    -----------
Total liabilities and stockholders'
 equity ...............................     $ 1,501,500   $ 1,040,507      $               $              $ 2,542,007
                                         ==============   ===========      ============    ===========    ===========

----------
1 The adjustment is to present the pro forma effect to Stockholders' Equity of
  City Holding and Horizon combined based on an exchange ratio of 1.111.
2 The adjustment is to present the pro forma balance sheet effect of the $57,500,000 issuance of Trust Preferred Securities by City Holding on October 27, 1998, as if these securities had been outstanding at June 30, 1998.


                                       66
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

                 CITY HOLDING COMPANY AND HORIZON BANCORP, INC
                            PRO FORMA BALANCE SHEET


                                                                              AS OF JUNE 30, 1997
                                                 ------------------------------------------------------------------------------
                                                                                            PRO FORMA
                                                  CITY HOLDING   HORIZON BANCORP         ADJUSTMENTS AND            PRO FORMA
                                                   AS REPORTED     AS REPORTED             ELIMINATIONS             COMBINED
                                                 -------------- ----------------- ------------------------------ --------------
                                                                                 (IN THOUSANDS)
ASSETS
Cash and due from bank .........................      $ 45,011    $ 35,990          $               $                $    81,001
Federal funds sold .............................           532         980                                                 1,512
                                                    ----------   ---------          ----------       ----------      -----------
Cash and cash equivalents ......................        45,543      36,970                                                82,513
Securities available for sale ..................       182,393     184,062                                               366,455
Investment securities ..........................                    41,898                                                41,898
Loans:
Gross loans ....................................       768,553     671,307                                             1,439,860
Unearned income ................................        (8,150)     (6,151)                                              (14,301)
Allowance for loan losses ......................        (7,864)    (10,756)                                              (18,620)
                                                    ----------   ---------          ----------       ----------      -----------
Net loans ......................................       752,539     654,400                                             1,406,939
Loans held for sale ............................       110,342           0                                               110,342
Bank premises and equipment ....................        30,848      16,627                                                47,475
Accrued interest receivable ....................         8,317       8,615                                                16,932
Other assets ...................................        17,702      12,129                                                29,831
                                                    ----------   ---------          ----------       ----------      -----------
Total assets ...................................   $ 1,147,684   $ 954,701           $               $               $ 2,102,385
                                                   ===========  ==========          ==========      =========        ===========
LIABILITIES
Deposits:
Non-interest bearing ...........................       138,037     121,503                                               259,540
Interest bearing ...............................       763,050     679,852                                             1,442,902
                                                    ----------   ---------          ----------       ----------      -----------
Total deposits .................................       901,087     801,355                                             1,702,442
Short-term borrowings ..........................       101,832      28,659                                               130,491
Long-term debt .................................        39,400           0                                                39,400
Other liabilities ..............................        17,882      12,805                                                30,687
                                                    ----------   ---------          ----------       ----------      -----------
Total liabilities ..............................     1,060,201     842,819                                             1,903,020
STOCKHOLDERS' EQUITY
Common stock ...................................        15,207       9,309              25,856 1      (9,309)1            41,063
Capital surplus ................................        35,795      19,768             (26,950)1       9,309 1            37,922
Retained earnings ..............................        36,214      83,474                                               119,688
Cost of common stock in treasury ...............          (310)     (1,094)              1,094 1                            (310)
Accumulated other comprehensive income .........           577         425                                                 1,002
                                                    ----------   ---------          ----------       ----------      -----------
Total stockholders' equity .....................        87,483     111,882                                               199,365
                                                    ----------   ---------          ----------       ----------      -----------
Total liabilities and stockholders' equity .....   $ 1,147,684   $ 954,701           $               $               $ 2,102,385
                                                   ===========  ==========          ============    ===========      ===========

----------
1 The adjustment is to present the pro forma effect to Stockholders' Equity of City Holding and Horizon combined based on an exchange ratio of 1.111.


                                       67
                             UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

                 CITY HOLDING COMPANY AND HORIZON BANCORP, INC
                            PRO FORMA BALANCE SHEET


                                                                     AS OF DECEMBER 31, 1997
                                          ------------------------------------------------------------------------------
                                                                                     PRO FORMA
                                           CITY HOLDING   HORIZON BANCORP         ADJUSTMENTS AND            PRO FORMA
                                            AS REPORTED     AS REPORTED             ELIMINATIONS             COMBINED
                                          -------------- ----------------- ------------------------------ --------------
                                                                          (IN THOUSANDS)
ASSETS
Cash and due from bank ..................      $ 47,207        $ 31,262      $               $              $ 78,469
Federal funds sold ......................        40,028          14,035                                       54,063
                                             ----------     -----------      ----------      ----------    ---------
Cash and cash equivalents ...............        87,235          45,297                                      132,532
Securities available for sale ...........       162,912         173,864                                      336,776
Investment securities ...................                        41,554                                       41,554
Loans:
Gross loans .............................       787,716         734,145                                    1,521,861
Unearned income .........................        (7,354)         (5,906)                                     (13,260)
Allowance for loan losses ...............        (7,673)        (10,517)                                     (18,190)
                                             ----------     -----------      ----------      ----------    ---------
Net loans ...............................       772,689         717,722                                    1,490,411
Loans held for sale .....................       134,990               0         11,998 2                     146,988
Bank premises and equipment .............        36,635          17,123                                       53,758
Accrued interest receivable .............         8,677           8,876                                       17,553
Other assets ............................        63,005          15,845                                       78,850
                                             ----------     -----------      ----------      ----------    ---------
Total assets ............................   $ 1,266,143     $ 1,020,281     $   11,998      $            $ 2,298,422
                                          =============  ==============      ==========      =========   ===========
LIABILITIES
Deposits:
Non-interest bearing ....................   $   136,842     $   113,415     $               $            $   250,257
Interest bearing ........................       801,656         727,892                                    1,529,548
                                             ----------     -----------      ----------      ----------    ---------
Total deposits ..........................       938,498         841,307                                    1,779,805
Short-term borrowings ...................       130,191          42,642                                      172,833
Long-term debt ..........................        68,400           7,102        (75,502)2                           0
Corporation-obligated mandatorily
 redeemable capital securities of
 subsidiary trust holding solely
 subordinated debentures of
 City Holding Company
 ("Trust Preferred Securities") .........                                       87,500 2                      87,500
Other liabilities .......................        22,799          15,208                                       38,007
                                             ----------     -----------      ----------      ----------    ---------
Total liabilities .......................     1,159,888         906,259         11,998                     2,078,145
STOCKHOLDERS' EQUITY
Common stock ............................        16,067           9,310         25,859 1         (9,310)1     41,926
Capital surplus .........................        48,769          19,784        (28,797)1          9,310 1     49,066
Retained earnings .......................        40,374          86,768                                      127,142
Cost of common stock in
 treasury ...............................          (310)         (2,938)         2,938 1                        (310)
Accumulated other comprehensive
 income .................................         1,355           1,098                                        2,453
                                             ----------     -----------      ----------      ----------    ---------
Total stockholders' equity ..............       106,255         114,022                                      220,277
                                             ----------     -----------      ----------      ----------    ---------
Total liabilities and stockholders'
 equity .................................   $ 1,266,143     $ 1,020,281     $   11,998      $            $ 2,298,422
                                            ===========     ===========     ==========      ===========  ===========

----------
1 The adjustment is to present the pro forma effect to Stockholders' Equity of
  City Holding and Horizon combined based on an exchange ratio of 1.111.
2 The adjustment is to present the pro forma balance sheet effect of the $30,000,000 and $57,500,000 issuances of Trust Preferred Securities by City Holding on March 31, 1998 and October 27, 1998, respectively, as if these securities had been outstanding at December 31, 1997.


                                       68
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

                CITY HOLDING COMPANY AND HORIZON BANCORP, INC.
                            PRO FORMA BALANCE SHEET


                                                                            AS OF DECEMBER 31, 1996
                                                 ------------------------------------------------------------------------------
                                                                                            PRO FORMA
                                                  CITY HOLDING   HORIZON BANCORP         ADJUSTMENTS AND            PRO FORMA
                                                   AS REPORTED     AS REPORTED             ELIMINATIONS             COMBINED
                                                 -------------- ----------------- ------------------------------ --------------
                                                                                 (IN THOUSANDS)
ASSETS
Cash and due from bank .........................      $ 47,351    $ 36,503          $               $                 $ 83,854
Federal funds sold .............................           413       2,455                                               2,868
                                                    ----------   ---------          ----------      ----------      ----------
Cash and cash equivalents ......................        47,764      38,958                                              86,722
Securities available for sale ..................       122,944     205,923                                             328,867
Investment securities ..........................        40,978      42,741                                              83,719
Loans:
Gross loans ....................................       704,775     640,352                                           1,345,127
Unearned income ................................        (6,793)     (6,368)                                            (13,161)
Allowance for loan losses ......................        (7,281)     (9,607)                                            (16,888)
                                                    ----------   ---------          ----------      ----------      ----------
Net loans ......................................       690,701     624,377                                           1,315,078
Loans held for sale ............................        92,472           0                                              92,472
Bank premises and equipment ....................        30,025      16,580                                              46,605
Accrued interest receivable ....................         7,510       7,940                                              15,450
Other assets ...................................        16,416      10,549                                              26,965
                                                    ----------   ---------          ----------      ----------      ----------
Total assets ...................................   $ 1,048,810   $ 947,068           $               $             $ 1,995,878
                                                   ===========   =========          ==========      ==========     ===========
LIABILITIES
Deposits:
Non-interest bearing ...........................   $   118,976   $ 119,831           $               $             $   238,807
Interest bearing ...............................       709,694     678,165                                           1,387,859
                                                    ----------   ---------          ----------      ----------      ----------
Total deposits .................................       828,670     797,996                                           1,626,666
Short-term borrowings ..........................        90,298      29,154                                             119,452
Long-term debt .................................        34,250           0                                              34,250
Other liabilities ..............................        16,219      10,507                                              26,726
                                                    ----------   ---------          ----------      ----------      ----------
Total liabilities ..............................       969,437     837,657                                           1,807,094
STOCKHOLDERS' EQUITY
Common stock ...................................        13,998       9,308              25,853 1       (9,308)1         39,851
Capital surplus ................................        35,426      19,757             (26,028)1        9,308 1         38,463
Retained earnings ..............................        30,246      79,876                                             110,122
Cost of common stock in treasury ...............          (300)       (175)                175 1                          (300)
Accumulated other comprehensive income .........             3         645                                                 648
                                                    ----------   ---------          ----------      ----------      ----------
Total stockholders' equity .....................        79,373     109,411                                             188,784
                                                    ----------   ---------          ----------      ----------      ----------
Total liabilities and stockholders' equity .....   $ 1,048,810   $ 947,068           $               $             $ 1,995,878
                                                   ===========  ==========          ==========      ==========     ===========

----------
1 The adjustment is to present the pro forma effect to Stockholders' Equity of City Holding and Horizon combined based on an exchange ratio of 1.111.


                                       69
                             UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

                 CITY HOLDING COMPANY AND HORIZON BANCORP, INC
                         PRO FORMA STATEMENT OF INCOME


                                                                FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                                          --------------------------------------------------
                                                           CITY HOLDING     HORIZON BANCORP      PRO FORMA
                                                            AS REPORTED       AS REPORTED         COMBINED
                                                          --------------   -----------------   -------------
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME
Interest and fees on loans ............................     $  48,982     $ 33,936            $ 82,918
Interest on investment securities:
Taxable ...............................................         4,133        4,804               8,937
Tax-exempt ............................................           828        1,581               2,409
Other interest income .................................           783          707               1,490
                                                            ---------      --------            --------
  Total interest income ...............................        54,726       41,028              95,754
INTEREST EXPENSE
Interest on deposits ..................................        19,374       16,885              36,259
Interest on short-term borrowings .....................         3,475        1,086               4,561
Interest on long-term debt ............................         3,409            0               3,409
                                                            ---------      --------            --------
  Total interest expense ..............................        26,258       17,971              44,229
                                                            ---------      --------            --------
NET INTEREST INCOME ...................................        28,468       23,057              51,525
PROVISION FOR POSSIBLE LOAN LOSSES ....................         1,201        1,266               2,467
                                                            ---------      --------            --------
NET INTEREST INCOME AFTER PROVISION FOR
 POSSIBLE LOAN LOSSES .................................        27,267       21,791              49,058
OTHER INCOME
Investment securities gains ...........................            16          (22)                 (6)
Service charges .......................................         2,392        2,149               4,541
Mortgage loan servicing fees ..........................         8,009            0               8,009
Net origination fees on junior lien mortgages .........         6,217            0               6,217
Gain on sale of loans .................................         7,333            0               7,333
Other income ..........................................         8,029        1,212               9,241
                                                            ---------      --------            --------
  Total other income ..................................        31,996        3,339              35,335
OTHER EXPENSES
Salaries and employee benefits ........................        19,402        6,470              25,872
Occupancy, excluding depreciation .....................         2,644          853               3,497
Depreciation ..........................................         3,661        1,364               5,025
Advertising ...........................................         9,119          162               9,281
Other expenses ........................................        14,375        5,117              19,492
                                                            ---------      --------            --------
  Total other expenses ................................        49,201       13,966              63,167
                                                            ---------      --------            --------
INCOME BEFORE INCOME TAXES ............................        10,062       11,164              21,226
Income taxes ..........................................         3,650        3,840               7,490
                                                            ---------      --------            --------
NET INCOME ............................................     $   6,412      $ 7,324            $ 13,736
                                                            =========      ========            ========
Basic earnings per common share .......................     $    0.97      $  0.80             $  0.82
Diluted earnings per common share .....................     $    0.96      $  0.80             $  0.81
Average common shares outstanding:
 Basic ................................................         6,589       10,171              16,760
 Diluted ..............................................         6,640       10,226              16,866



                                       70
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

                CITY HOLDING COMPANY AND HORIZON BANCORP, INC.
                         PRO FORMA STATEMENT OF INCOME


                                                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                               --------------------------------------------------
                                                CITY HOLDING     HORIZON BANCORP      PRO FORMA
                                                 AS REPORTED       AS REPORTED         COMBINED
                                               --------------   -----------------   -------------
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME
Interest and fees on loans .................     $  40,563          $ 29,525       $ 70,088
Interest on investment securities:
 Taxable ...................................         4,456             5,696         10,152
 Tax-exempt ................................           974             1,615          2,589
Other interest income ......................            59               114            173
                                                 ---------          --------        --------
  Total Interest Income ....................        46,052            36,950         83,002
INTEREST EXPENSE
Interest on deposits .......................        15,851            14,248         30,099
Interest on short-term borrowings ..........         3,479               477          3,956
Interest on long-term debt .................         1,252                 0          1,252
                                                 ---------          --------        --------
  Total Interest Income ....................        20,582            14,725         35,307
                                                 ---------          --------        --------
NET INTEREST INCOME ........................        25,470            22,225         47,695
PROVISION FOR POSSIBLE LOAN LOSSES .........           828             1,100          1,928
                                                 ---------          --------        --------
NET INTEREST INCOME AFTER PROVISION FOR
 POSSIBLE LOAN LOSSES ......................        24,642            21,125         45,767
OTHER INCOME
Investment securities gains ................            11               (36)           (25)
Service charges ............................         2,086             1,864          3,950
Mortgage loan servicing fees ...............         5,352                 0          5,352
Gain on sale of loans ......................           993                 0            993
Other income ...............................         1,457               934          2,391
                                                 ---------          --------        --------
  Total Other Income .......................         9,899             2,762         12,661
OTHER EXPENSES
Salaries and employee benefits .............        13,991             6,304         20,295
Occupancy, excluding depreciation ..........         1,753               925          2,678
Depreciation ...............................         2,253             1,128          3,381
Advertising ................................           724               294          1,018
Other expenses .............................         6,471             4,802         11,273
                                                 ---------          --------        --------
  Total Other Expenses .....................        25,192            13,453         38,645
                                                 ---------          --------        --------
INCOME BEFORE INCOME TAXES .................         9,349            10,434         19,783
Income taxes ...............................         3,345             3,680          7,025
                                                 ---------          --------        --------
NET INCOME .................................     $   6,004          $  6,754       $ 12,758
                                                 =========          ========        ========
Basic earnings per common share ............     $    0.99          $   0.73        $  0.78
Diluted earnings per common share ..........     $    0.99          $   0.73        $  0.78
Average common shares outstanding:
 Basic .....................................         6,069            10,313         16,382
 Diluted ...................................         6,080            10,333         16,413



                                       71
                             UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

                 CITY HOLDING COMPANY AND HORIZON BANCORP, INC.
                         PRO FORMA STATEMENT OF INCOME


                                                        FOR THE YEAR ENDED DECEMBER 31, 1997
                                                 ---------------------------------------------------
                                                  CITY HOLDING     HORIZON BANCORP       PRO FORMA
                                                   AS REPORTED       AS REPORTED         COMBINED
                                                 --------------   -----------------   --------------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME
Interest and fees on loans ...................     $  85,844     $ 61,916               $  147,760
Interest on investment securities:
 Taxable .....................................         9,005       10,835                   19,840
 Tax-exempt ..................................         1,877        3,200                    5,077
Other interest income ........................            70          419                      489
                                                   ---------      --------              ----------
  Total Interest Income ......................        96,796       76,370                  173,166
INTEREST EXPENSE
Interest on deposits .........................        33,117       29,969                   63,086
Interest on short-term borrowings ............         8,546        1,352                    9,898
Interest on long-term debt ...................         3,028                                 3,028
                                                   ---------                            ----------
  Total Interest Expense .....................        44,691       31,321                   76,012
                                                   ---------      --------              ----------
NET INTEREST INCOME ..........................        52,105       45,049                   97,154
PROVISION FOR POSSIBLE LOAN LOSSES ...........         1,662        2,402                    4,064
                                                   ---------      --------              ----------
NET INTEREST INCOME AFTER PROVISION FOR
 POSSIBLE LOAN LOSSES ........................        50,443       42,647                   93,090
OTHER INCOME
Investment securities gains (losses) .........            26          (18)                       8
Service charges ..............................         4,307        3,938                    8,245
Mortgage loan servicing fees .................        11,933            0                   11,933
Gain on sale of loans ........................         4,392            0                    4,392
Other income .................................         6,058        1,977                    8,035
                                                   ---------      --------              ----------
  Total Other Income .........................        26,716        5,897                   32,613
OTHER EXPENSES
Salaries and employee benefits ...............        28,747       12,845                   41,592
Occupancy, excluding depreciation ............         3,914        2,436                    6,350
Depreciation .................................         4,837        1,760                    6,597
Advertising ..................................         4,402          533                    4,935
Other expenses ...............................        15,770        9,655                   25,425
                                                   ---------      --------              ----------
  Total Other Expense ........................        57,670       27,229                   84,899
                                                   ---------      --------              ----------
INCOME BEFORE INCOME TAXES ...................        19,489       21,315                   40,804
Income taxes .................................         7,025        7,488                   14,513
                                                   ---------      --------              ----------
NET INCOME ...................................     $  12,464     $ 13,827               $   26,291
                                                   =========      ========              ==========
Basic earnings per common share ..............     $    2.03      $  1.49               $     1.60
Diluted earnings per common share ............     $    2.02      $  1.49               $     1.60
Average common shares outstanding:
 Basic .......................................         6,147       10,281                   16,428
 Diluted .....................................         6,166       10,308                   16,474



                                       72
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

                CITY HOLDING COMPANY AND HORIZON BANCORP, INC.
                         PRO FORMA STATEMENT OF INCOME


                                                        FOR THE YEAR ENDED DECEMBER 31, 1996
                                                 ---------------------------------------------------
                                                  CITY HOLDING     HORIZON BANCORP       PRO FORMA
                                                   AS REPORTED       AS REPORTED         COMBINED
                                                 --------------   -----------------   --------------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME
Interest and fees on loans ...................     $  75,888     $ 57,577               $  133,465
Interest on investment securities:
 Taxable .....................................         8,139       12,579                   20,718
 Tax-exempt ..................................         2,012        2,673                    4,685
Other interest income ........................            30          810                      840
                                                   ---------      --------              ----------
  Total Interest Income ......................        86,069       73,639                  159,708
INTEREST EXPENSE
Interest on deposits .........................        29,238       28,424                   57,662
Interest on short-term borrowings ............         8,138          846                    8,984
Interest on long-term debt ...................         1,688            0                    1,688
                                                   ---------      --------              ----------
  Total Interesnt Expense ....................        39,064       29,270                   68,334
                                                   ---------      --------              ----------
NET INTEREST INCOME ..........................        47,005       44,369                   91,374
PROVISION FOR POSSIBLE LOAN LOSSES ...........         1,678        3,334                    5,012
                                                   ---------      --------              ----------
NET INTEREST INCOME AFTER PROVISION FOR
 POSSIBLE LOAN LOSSES ........................        45,327       41,035                   86,362
OTHER INCOME
Investment securities gains (losses) .........            87          (79)                       8
Service charges ..............................         3,700        3,432                    7,132
Mortgage loan servicing fees .................         2,958            0                    2,958
Gain on sale of loans ........................         1,260            0                    1,260
Other income .................................         3,118        1,997                    5,115
                                                   ---------      --------              ----------
  Total Other Income .........................        11,123        5,350                   16,473
OTHER EXPENSES
Salaries and employee benefits ...............        21,593       12,878                   34,471
Occupancy, excluding depreciation ............         2,736        2,099                    4,835
Depreciation .................................         3,466        1,525                    4,991
Advertising ..................................           914          585                    1,499
Other expenses ...............................        12,273       11,997                   24,270
                                                   ---------      --------              ----------
  Total Other Expenses .......................        40,982       29,084                   70,066
                                                   ---------      --------              ----------
INCOME BEFORE INCOME TAXES ...................        15,468       17,301                   32,769
Income taxes .................................         5,338        6,150                   11,488
                                                   ---------      --------              ----------
NET INCOME ...................................     $  10,130      $11,151               $   21,281
                                                   =========      ========              ==========
Basic earnings per common share ..............     $    1.81      $  1.20               $     1.34
Diluted earnings per common share ............     $    1.81      $  1.20               $     1.34
Average common shares outstanding:
 Basic .......................................         5,586       10,328                   15,914
 Diluted .....................................         5,587       10,341                   15,928



                                       73
                             UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

                CITY HOLDING COMPANY AND HORIZON BANCORP, INC.
                         PRO FORMA STATEMENT OF INCOME


                                                        FOR THE YEAR ENDED DECEMBER 31, 1995
                                                 ---------------------------------------------------
                                                  CITY HOLDING     HORIZON BANCORP       PRO FORMA
                                                   AS REPORTED       AS REPORTED         COMBINED
                                                 --------------   -----------------   --------------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME
Interest and fees on loans ...................     $  61,124     $ 54,921            $ 116,045
Interest on investment securities:
 Taxable .....................................        11,612       12,185               23,797
 Tax-exempt ..................................         2,300        2,355                4,655
Other interest income ........................            89        1,157                1,246
                                                   ---------      --------            ---------
  Total Interest Income ......................        75,125       70,618              145,743
INTEREST EXPENSE
Interest on deposits .........................        27,149       26,869               54,018
Interest on short-term borrowings ............         5,675          731                6,406
Interest on long-term debt ...................           756            0                  756
                                                   ---------      --------            ---------
  Total Interest Expense .....................        33,580       27,600               61,180
                                                   ---------      --------            ---------
NET INTEREST INCOME ..........................        41,545       43,018               84,563
PROVISION FOR POSSIBLE LOAN LOSSES ...........         1,104        2,505                3,609
                                                   ---------      --------            ---------
NET INTEREST INCOME AFTER PROVISION FOR
 POSSIBLE LOAN LOSSES ........................        40,441       40,513               80,954
OTHER INCOME
Investment securities gains (losses) .........             2         (131)                (129)
Service charges ..............................         3,347        3,256                6,603
Mortgage loan servicing fees .................           350            0                  350
Gain on sale of loans ........................           581            0                  581
Other income .................................         2,066        1,872                3,938
                                                   ---------      --------            ---------
  Total Other Income .........................         6,346        4,997               11,343
OTHER EXPENSES
Salaries and employee benefits ...............        17,815       12,567               30,382
Occupancy, excluding depreciation ............         2,555        2,180                4,735
Depreciation .................................         2,534        1,642                4,176
Advertising ..................................           889          758                1,647
Other expenses ...............................        10,094       10,874               20,968
                                                   ---------      --------            ---------
  Total Other Expenses .......................        33,887       28,021               61,908
INCOME BEFORE INCOME TAXES ...................        12,900       17,489               30,389
Income taxes .................................         4,182        6,007               10,189
                                                   ---------      --------            ---------
NET INCOME ...................................     $   8,718      $11,482             $ 20,200
                                                   =========      ========            =========
Basic earnings per common share ..............     $    1.55      $  1.23             $   1.26
Diluted earnings per common share ............     $    1.55      $  1.23             $   1.26
Average common shares outstanding:
 Basic .......................................         5,642       10,330               15,972
 Diluted .....................................         5,642       10,333               15,975

                                       74
UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

                                                                     APPENDIX A













--------------------------------------------------------------------------------
                     AGREEMENT AND PLAN OF REORGANIZATION



                                    BETWEEN

                             CITY HOLDING COMPANY

                                      AND

                             HORIZON BANCORP, INC.

                                AUGUST 7, 1998





--------------------------------------------------------------------------------

                                      A-1
                                                                      APPENDIX A

                               TABLE OF CONTENTS



                                                                                             PAGE
                                                                                            -----
ARTICLE I       GENERAL .................................................................     8
 1.1.           Holding Company Merger ..................................................     8
 1.2.           Bank Mergers ............................................................     9
 1.3.           Taking of Necessary Action ..............................................     9
 1.4.           Tax Consequences; Accounting Treatment ..................................     9
ARTICLE II      EFFECT OF TRANSACTION ON COMMON STOCK, ASSETS, LIABILITIES
                AND CAPITALIZATION OF CITY HOLDING, CITY NATIONAL, AND
                HORIZON .................................................................     9
 2.1.           Conversion of Stock; Exchange Ratio .....................................     9
 2.2.           Manner of Exchange ......................................................     9
 2.3.           No Fractional Shares ....................................................    10
 2.4.           Dissenting Shares .......................................................    10
 2.5.           Assets ..................................................................    11
 2.6.           Liabilities .............................................................    11
ARTICLE III     REPRESENTATIONS AND WARRANTIES ..........................................    11
 3.1.           Representations and Warranties of Horizon and the Horizon Banks .........    11
                (a) Organization, Standing and Power ....................................    11
                (b) Capital Structure ...................................................    11
                (c) Authority ...........................................................    12
                (d) Investments .........................................................    12
                (e) Financial Statements ................................................    13
                (f) Absence of Undisclosed Liabilities ..................................    13
                (g) Tax Matters .........................................................    13
                (h) Options, Warrants and Related Matters ...............................    14
                (i) Property ............................................................    14
                (j) Additional Schedules Furnished to City Holding ......................    14
                (k) Agreements in Force and Effect ......................................    15
                (l) Legal Proceedings; Compliance with Laws .............................    15
                (m) Employee Benefit Plans ..............................................    16
                (n) Insurance ...........................................................    17
                (o) Loan Portfolio ......................................................    17
                (p) Absence of Changes ..................................................    18
                (q) Brokers and Finders .................................................    18
                (r) Subsidiaries; Partnerships and Joint Ventures .......................    18
                (s) Reports .............................................................    18
                (t) Environmental Matters ...............................................    18
                (u) Disclosure ..........................................................    19
                (v) Accounting and Tax Matters ..........................................    19
                (w) Regulatory Approvals ................................................    19
                (x) Year 2000 Matters ...................................................    19
                (y) Interest Rate Risk Management Instruments ...........................    20
                (z) Recission of Repurchases ............................................    20
 3.2.           Representations and Warranties of City Holding and City National ........    20
                (a) Organization, Standing and Power ....................................    20
                (b) Capital Structure ...................................................    20
                (c) Authority ...........................................................    20
                (d) Investments .........................................................    21
                (e) Financial Statements ................................................    21
                (f) Absence of Undisclosed Liabilities ..................................    22
                (g) Tax Matters .........................................................    22

                                      A-2
APPENDIX A

                                                                                                   PAGE
                                                                                                  -----
                 (h) Options, Warrants and Related Matters ....................................    23
                 (i) Property .................................................................    23
                 (j) Additional Schedules Furnished to Horizon ................................    23
                 (k) Agreements in Force and Effect ...........................................    24
                 (l) Legal Proceedings; Compliance with Laws ..................................    24
                 (m) Employee Benefit Plans ...................................................    24
                 (n) Insurance ................................................................    26
                 (o) Loan Portfolio ...........................................................    26
                 (p) Absence of Changes .......................................................    26
                 (q) Brokers and Finders ......................................................    26
                 (r) Subsidiaries; Partnerships and Joint Ventures ............................    27
                 (s) Reports ..................................................................    27
                 (t) Environmental Matters ....................................................    27
                 (u) Disclosure ...............................................................    27
                 (v) Accounting and Tax Matters ...............................................    27
                 (w) Regulatory Approvals .....................................................    28
                 (x) Year 2000 Matters ........................................................    28
                 (y) Interest Rate Risk Management Instruments ................................    28
                 (z) Recission of Repurchases .................................................    28
ARTICLE IV       CONDUCT AND TRANSACTIONS PRIOR TO THE EFFECTIVE TIME OF
                 THE HOLDING COMPANY MERGER ...................................................    28
  4.1.           Access to Records and Properties of City Holding, City National, Other City
                 Holding Subsidiaries, Horizon and the Horizon Banks; Confidentiality .........    28
  4.2.           Registration Statement, Proxy Statement, Shareholder Approval ................    29
  4.3.           Operation of the Businesses of the Parties ...................................    29
  4.4.           No Solicitation ..............................................................    30
  4.5.           Dividends ....................................................................    31
  4.6.           Regulatory Filings; Best Efforts .............................................    31
  4.7.           Public Announcements .........................................................    31
  4.8.           Operating Synergies; Conformance to Reserve Policies, Etc ....................    31
  4.9.           City Holding Rights Agreement ................................................    31
 4.10.           Agreement as to Efforts to Consummate ........................................    32
 4.11.           Adverse Changes in Condition .................................................    32
 4.12.           Nasdaq Listing ...............................................................    32
 4.13.           Delivery and Updating of Schedules ...........................................    32
 4.14.           Transactions in City Holding Common Stock ....................................    32
 4.15.           Standstill Agreements; Confidentiality Agreements ............................    32
 4.16.           Letters from Accountants .....................................................    33
ARTICLE V        MANAGEMENT AND CORPORATE GOVERNANCE ..........................................    33
  5.1.           Board of Directors ...........................................................    33
  5.2.           Management ...................................................................    33
ARTICLE VI       CONDITIONS OF MERGER .........................................................    33
  6.1.           Conditions of Obligations of City Holding and City National ..................    33
  6.2.           Conditions of Obligations of Horizon and the Horizon Banks ...................    35
ARTICLE VII      CLOSING DATE; EFFECTIVE TIME .................................................    36
  7.1.           Closing Date .................................................................    36
  7.2.           Filings at Closing ...........................................................    37
  7.3.           Effective Time ...............................................................    37
ARTICLE VIII     TERMINATION; SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                 COVENANTS; WAIVER AND AMENDMENT ..............................................    37
  8.1.           Termination ..................................................................    37
  8.2.           Effect of Termination ........................................................    38

                                      A-3
                                                                      APPENDIX A

                                                                                          PAGE
                                                                                         -----
  8.3.         Survival of Representations, Warranties and Covenants .................    38
  8.4.         Waiver and Amendment ..................................................    38
ARTICLE IX     ADDITIONAL COVENANTS ..................................................    38
  9.1.         Indemnification of Horizon Officers and Directors; Liability Insurance     38
  9.2.         Employee Matters ......................................................    39
ARTICLE X      MISCELLANEOUS .........................................................    40
 10.1.         Expenses ..............................................................    40
 10.2.         Entire Agreement ......................................................    40
 10.3.         Descriptive Headings ..................................................    40
 10.4.         Notices ...............................................................    40
 10.5.         Counterparts ..........................................................    41
 10.6.         Governing Law .........................................................    41


                                      A-4
APPENDIX A

                               INDEX TO EXHIBITS



  A     Holding Company Plan of Merger
  B     [RESERVED]
  C     City Holding Option Agreement
  D     Horizon Option Agreement
  E     Management of City Holding and City National following the Effective Time of the
        Holding Company Merger
  F     [RESERVED]
  G     Opinion of Jackson & Kelly, counsel to Horizon and the Horizon Banks
  H     Form of Affiliate's Undertaking
  I     Forms of Employment Agreements
  J     Opinion of Hunton & Williams, counsel to City Holding and City National


                                      A-5
                                                                      APPENDIX A

                INDEX TO SCHEDULES TO BE PROVIDED BY HORIZON



      2.2(d)           Horizon Options
     3.1(b)(1)         Horizon Banks Outstanding Capital Stock
     3.1(b)(2)         Horizon Common Stock Beneficial Ownership
     3.1(d)            Securities Owned by Horizon
     3.1(e)            Horizon Financial Statements
     3.1(g)            Horizon Group Taxes Being Contested, Etc.
     3.1(h)            Horizon and Horizon Banks Options, Warrants and Related Matters
     3.1(j)(1)         Horizon and Horizon Banks Salary Rates, Horizon Common Stock Held by Directors
                       of Horizon or the Horizon Banks, Options and Restricted Stock Awards
     3.1(j)(2)         Notes, Bonds, Mortgages, Indentures, Licenses, Lease Agreements and Other Contracts
                       of Horizon or the Horizon Banks
     3.1(j)(3)         Employment Contracts and Related Matters of Horizon and the Horizon Banks
     3.1(j)(4)         Real Estate Owned or Leased by Horizon and the Horizon Banks
     3.1(j)(5)         Affiliates of Horizon and the Horizon Banks
     3.1(1)            Legal Proceedings of Horizon or the Horizon Banks
     3.1(m)            Employee Benefit Plans of Horizon and the Horizon Banks
     3.1(n)            Insurance of Horizon or the Horizon Banks
     3.1(o)            Horizon and the Horizon Banks Loans
     3.1(p)            Certain Changes
     3.1(r)            Horizon Subsidiaries and Joint Ventures
     3.1(t)            Environmental Changes
     3.1(z)            Horizon Share Repurchase Programs
     4.3               Horizon Share Repurchases



                                      A-6
APPENDIX A

             INDEX TO SCHEDULES TO BE PROVIDED BY CITY HOLDING



     3.2(b)(1)         City Holding Outstanding Capital Stock
     3.2(b)(2)         City Holding Common Stock Beneficial Ownership
     3.2(d)            Securities Owned by City Holding and City National
     3.2(e)            City Holding Financial Statements
     3.2(g)            City Holding Group Taxes Being Contested, Etc.
     3.2(h)            City Holding and City National Options, Warrants and Related Matters
     3.2(j)(1)         City Holding Salary Rates, City Holding Common Stock Held by Directors of City
                       Holding or City National, Options and Restricted Stock Awards
     3.2(j)(2)         Notes, Bonds, Mortgages, Indentures, Licenses, Lease Agreements and Other Contracts
                       of City Holding
     3.2(j)(3)         Employment Contracts and Related Matters of City Holding
     3.2(j)(4)         Real Estate Owned or Leased by City Holding
     3.2(j)(5)         Affiliates of City Holding
     3.2(l)            Legal Proceedings of City Holding or City National
     3.2(m)            Employee Benefit Plans of City Holding
     3.2(n)            Insurance of City Holding
     3.2(o)            City Holding and City National Loans
     3.2(p)            Certain Changes
     3.2(r)            City Holding and City National Subsidiaries and Joint Ventures
     3.2(t)            Environmental Changes
     3.2(z)            City Holding Share Repurchase Programs
     4.3               City Holding Share Repurchases



                                      A-7
                                                                      APPENDIX A

                     AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (the "Agreement") dated as of August 7, 1998 between CITY HOLDING COMPANY, a West Virginia corporation ("City Holding") and HORIZON BANCORP, INC. a West Virginia corporation ("Horizon") recites and provides:

     A. The boards of directors of City Holding and Horizon deem it advisable and in furtherance of their long-term business strategies to combine their business operations through the merger of Horizon into City Holding, with City Holding as the surviving company (the "Holding Company Merger"), pursuant to this Agreement and the Plan of Merger attached as EXHIBIT A (the "Holding Company Plan of Merger") whereby the holders of shares of the common stock of Horizon ("Horizon Common Stock") will receive common stock of City Holding ("City Holding Common Stock") in exchange therefor.

     B. The boards of directors of City Holding and Horizon deem it advisable that, as soon as possible after the Holding Company Merger, City Holding and Horizon shall cause Bank of Raleigh, a West Virginia bank ("Raleigh"), National Bank of Summers of Hinton, a national banking association ("Summers"), Greenbrier Valley National Bank, a national banking association ("Greenbrier"), The First National Bank in Marlinton, a national banking association ("Marlinton") and The Twentieth Street Bank, a West Virginia bank ("Twentieth") (collectively, the "Horizon Banks", all of which are wholly-owned by Horizon), to be merged into City National Bank of West Virginia, a national banking association wholly-owned by City Holding ("City National") (the "Bank Mergers"). The Holding Company Merger and the Bank Mergers are referred to herein collectively as the "Transaction."

     C. To effectuate the foregoing, the parties desire to adopt this Agreement and the Holding Company Plan of Merger, which shall represent a plan of reorganization in accordance with the provisions of Section 368(a) of the United States Internal Revenue Code, as amended (the "Code").

     D. As a condition to, and contemporaneously with, the execution of this Agreement, the parties have entered into a stock option agreement, with City Holding as Issuer and Horizon as grantee (the "City Holding Option Agreement") in the form attached hereto as EXHIBIT C.

     E. As a condition to, and contemporaneously with, the execution of this Agreement, the parties have entered into a stock option agreement, with Horizon as Issuer and City Holding as grantee (the "Horizon Option Agreement") in the form attached hereto as EXHIBIT D.

     F. For accounting purposes, the parties intend that the Transaction shall be accounted for as a "pooling of interests."

     NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement, and of the representations, warranties, conditions and promises herein contained, City Holding and Horizon hereby adopt this Agreement whereby at the "Effective Time of the Holding Company Merger" (as defined in ARTICLE VII hereof) Horizon shall be merged with City Holding in accordance with the Holding Company Plan of Merger. As soon as possible after the Holding Company Merger, the Horizon Banks will merge directly into City National. The outstanding shares of Horizon Common Stock shall be converted into shares of City Holding Common Stock as provided in this Agreement on the basis, terms and conditions contained herein and in the Holding Company Plan of Merger.

     In connection therewith, the parties hereto agree as follows:


                                   ARTICLE I

                                    GENERAL


 1.1. HOLDING COMPANY MERGER.

     Subject to the provisions of this Agreement and the Holding Company Plan of Merger, at the Effective Time of the Holding Company Merger, Horizon shall be merged with and into City Holding (the "Surviving Company"), the separate existence of Horizon shall cease, the outstanding shares of Horizon Common Stock, other


                                      A-8
APPENDIX A
than Dissenting Shares (as defined in Section 2.4) and shares held directly by City Holding, shall be converted into the right to receive shares of City Holding Common Stock.


 1.2. BANK MERGERS.

     As soon as possible following the Effective Time of the Holding Company Merger, City Holding shall cause the Horizon Banks to merge into City National.



 1.3. TAKING OF NECESSARY ACTION.

     In case at any time after the Effective Time of the Holding Company Merger any further action is necessary or desirable to carry out the purposes of this Agreement and to vest City Holding with full title to all properties, assets, rights, approvals, immunities and franchises of Horizon, the officers and directors of City Holding and Horizon shall take all such necessary action.


 1.4. TAX CONSEQUENCES; ACCOUNTING TREATMENT.

     The parties intend that each of the Holding Company Merger and the Bank Mergers shall (i) constitute a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code, and (ii) be accounted for as a "pooling of interests."


                                  ARTICLE II

EFFECT OF TRANSACTION ON COMMON STOCK, ASSETS, LIABILITIES AND CAPITALIZATION OF CITY HOLDING, CITY NATIONAL, AND HORIZON


 2.1. CONVERSION OF STOCK; EXCHANGE RATIO.

     At the Effective Time of the Holding Company Merger:

     (a) CONVERSION OF STOCK. Each share of Horizon Common Stock which is issued and outstanding at the Effective Time of the Holding Company Merger (other than shares held directly by City Holding, which shall be canceled without payment therefore, and Dissenting Shares) shall, and without any action by the holder thereof, be converted into the number of shares of City Holding Common Stock determined in accordance with SECTION 2.1(B). All such shares shall be validly issued, fully paid and nonassessable.

     (b) EXCHANGE RATIO. Each share of Horizon Common Stock (other than shares held directly by City Holding and shares to be exchanged for cash) shall be converted into the number of shares of City Holding Common Stock determined by dividing $45.00 per share of Horizon Common Stock (the "Common Stock Price Per Share") by the average closing price of City Holding Common Stock as reported on the Nasdaq National Market for each of the 10 trading days ending on the 10th day prior to the day of the Effective Time of the Holding Company Merger (the "Average Closing Price"), such quotient to be rounded to the nearest one one-thousandth (the "Exchange Ratio"), provided, that if the Average Closing Price is $44.50 or greater, then the Exchange Ratio shall be 1.011 and if the Average Closing Price is $40.50 or less, then the Exchange Ratio shall be 1.111.

     The Exchange Ratio at the Effective Time of the Holding Company Merger shall be adjusted to reflect any consolidation, split-up, other subdivisions or combinations of City Holding Common Stock, any dividend payable in City Holding Common Stock, or any capital reorganization involving the reclassification of City Holding Common Stock subsequent to the date of this Agreement.


 2.2. MANNER OF EXCHANGE.

     (a) After the Effective Time of the Holding Company Merger, each holder of a certificate for theretofore outstanding shares of Horizon Common Stock, upon surrender of such certificate to SunTrust Bank, Atlanta (which shall act as exchange agent), and a Letter of Transmittal, which shall be mailed to each holder of a certificate for theretofore outstanding shares of Horizon Common Stock by City National promptly following the


                                      A-9
                                                                      APPENDIX A

Effective Time of the Holding Company Merger, shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of City Holding Common Stock for which shares of Horizon Common Stock theretofore represented by the certificate or certificates so surrendered shall have been exchanged as provided in this ARTICLE II. Until so surrendered, each outstanding certificate which, prior to the Effective Time of the Holding Company Merger, represented Horizon Common Stock will be deemed to evidence the right to receive the number of full shares of City Holding Common Stock into which the shares of Horizon Common Stock represented thereby may be converted in accordance with the Exchange Ratio and, after the Effective Time of the Holding Company Merger will be deemed for all corporate purposes of City Holding to evidence ownership of the number of full shares of City Holding Common Stock into which the shares of Horizon Common Stock represented thereby were converted.

     (b) Until outstanding certificates formerly representing Horizon Common Stock are surrendered, no dividend payable to holders of record of City Holding Common Stock for any period as of any date subsequent to the Effective Time of the Holding Company Merger shall be paid to the holder of such outstanding certificates in respect thereof. After the Effective Time of the Holding Company Merger, there shall be no further registry of transfer on the records of Horizon of shares of Horizon Common Stock. If a certificate representing such shares is presented to City Holding, it shall be canceled and exchanged for a certificate representing shares of City Holding Common Stock and cash representing fractional shares as herein provided. Upon surrender of certificates of Horizon Common Stock in exchange for City Holding Common Stock, there shall be paid to the recordholder of the certificates of City Holding Common Stock issued in exchange therefor (i) the amount of dividends theretofore paid for such full shares of City Holding Common Stock as of any date subsequent to the Effective Time of the Holding Company Merger which have not yet been paid to a public official pursuant to abandoned property laws and
(ii) at the appropriate payment date the amount of dividends with a record date after the Effective Time of the Holding Company Merger but prior to surrender and a payment date subsequent to surrender. No interest shall be payable on such dividends upon surrender of outstanding certificates.

     (c) At the Effective Time of the Holding Company Merger, each share of Horizon Common Stock held by City Holding shall be canceled, retired and cease to exist and each Dissenting Share shall be treated in accordance with Section 31-1-123 of the West Virginia Code ("WVC").

     (d) At the Effective Time of the Holding Company Merger and as provided in the Holding Company Plan of Merger, outstanding options to acquire Horizon Common Stock that were granted under Horizon's employee benefit plans ("Horizon Options," as defined in SECTION 3.1(J)(1) hereof), and which are identified on
SCHEDULE 2.2(D), shall be converted, based on the Exchange Ratio, into options to acquire City Holding Common Stock ("City Holding Options"). The exercise price per share of City Holding Common Stock under a City Holding Option shall be equal to the exercise price per share of Horizon Common Stock under the Horizon Option divided by the Exchange Ratio (rounded up to the nearest cent). The number of shares of City Holding Common Stock subject to a City Holding Option shall be equal to the number of shares of Horizon Common Stock subject to the Horizon Option multiplied by the Exchange Ratio (rounded down to the nearest whole share). Except as provided in the preceding sentences regarding the price of, and number of shares of City Holding Common Stock subject to, the City Holding Option, the terms of the City Holding Option shall be the same as the terms of the Horizon Option.


 2.3. NO FRACTIONAL SHARES.

     No certificates or scrip for fractional shares of City Holding Common Stock will be issued. In lieu thereof, City Holding will pay the value of such fractional shares in cash on the basis of the Average Closing Price.


 2.4. DISSENTING SHARES.

     Notwithstanding anything in this Agreement to the contrary, shares of Horizon Common Stock which are issued and outstanding immediately prior to the Effective Time of the Holding Company Merger and which are held by a shareholder (other than City Holding and its subsidiaries, which waive such right to dissent) who has the right (to the extent such right is available by law) to demand and receive payment of the fair value of his shares of Horizon Common Stock pursuant to Section 31-1-122 of the WVC (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the consideration provided in SECTION 2.1 of this


                                      A-10
APPENDIX A

Agreement, unless and until such holder shall fail to perfect his or her right to dissent or shall have effectively withdrawn or lost such right under the WVC, as the case may be. If such holder shall have so failed to perfect his right to dissent or shall have effectively withdrawn or lost such right, each of his shares of Horizon Common Stock shall thereupon be deemed to have been converted into, at the Effective Time of the Holding Company Merger, the right to receive shares of City Holding Common Stock as provided in SECTION 2.1 of this Agreement.


 2.5. ASSETS.

     At the Effective Time of the Holding Company Merger, the corporate existence of Horizon shall be merged into and continued in City Holding as the Surviving Company. All rights, franchises and interests of Horizon and of the Horizon Banks in and to any type of property and choses in action shall be transferred to and vested in the Surviving Company by virtue of the Holding Company Merger. The Surviving Company, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, transfer agent or registrar of stocks and bonds, guardian of estates, assignee, receiver and committee, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by Horizon at the Effective Time of the Holding Company Merger as provided in Section 31-1-37 of the WVC.


 2.6. LIABILITIES.

     At the Effective Time of the Holding Company Merger, the Surviving Company shall be liable for all liabilities of Horizon, as provided in Section 31-1-37 of the WVC. All deposits, debts, liabilities and obligations of Horizon, accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of accounts, or records of Horizon shall be those of the Surviving Company, and shall not be released or impaired by the Holding Company Merger. All rights of creditors and other obligees and all liens on property of Horizon shall be preserved unimpaired.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES


 3.1. REPRESENTATIONS AND WARRANTIES OF HORIZON AND THE HORIZON BANKS.

     Horizon represents and warrants to City Holding as follows (subject to SECTION 4.13(A) with respect to the delivery of the Schedules referred to herein):

     (a) ORGANIZATION, STANDING AND POWER. Horizon is a corporation duly organized, validly existing and in good standing under the laws of West Virginia and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and to perform this Agreement and the Holding Company Plan of Merger and to effect the transactions contemplated hereby and thereby, subject to the approval of its shareholders as contemplated by SECTION 4.2 and federal and state regulatory approvals provided for herein. Horizon will deliver to City Holding complete and correct copies of its Articles of Incorporation and its By-laws as amended to the date hereof.

     Each of the Horizon Banks is a bank duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and to perform this Agreement and to effect the transactions contemplated hereby. Each of the Banks' deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the maximum extent permitted by law. Horizon will deliver to City Holding complete and correct copies of each of the Horizon Banks' (i) Charter and (ii) By-laws as amended to the date hereof.

     (b) CAPITAL STRUCTURE. The authorized capital stock of Horizon consists of 20,000,000 shares of Horizon Common Stock, par value $1.00. On the date hereof, 9,312,876 shares of Horizon Common Stock were outstanding. All of the outstanding shares of Horizon Common Stock are validly issued, fully paid and nonassessable.


                                      A-11
                                                                      APPENDIX A

     The authorized capital stock of each of the Horizon Banks and the title and number of each class of such capital stock outstanding on the date hereof is set forth on SCHEDULE 3.1(B)(1). All of such outstanding shares of capital stock are validly issued, fully paid and nonassessable. Horizon owns all of the issued and outstanding capital stock of the Horizon Banks free and clear of any liens, claims, encumbrances, charges or rights of third parties of any kind whatsoever.

     Horizon knows of no person who beneficially owns 5% or more of the outstanding Horizon Common Stock as of the date hereof, except as disclosed on
SCHEDULE 3.1(B)(2).

     (c) AUTHORITY. Subject to the approval of this Agreement and the Holding Company Plan of Merger by the shareholders of Horizon as contemplated by
SECTION 4.2, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and by the Holding Company Plan of Merger have been duly and validly authorized by all necessary action on the part of Horizon, and this Agreement is a valid and binding obligation of Horizon, enforceable in accordance with its terms. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and by the Holding Company Plan of Merger and compliance by Horizon with any of the provisions hereof or thereof will not (i) conflict with or result in a breach of any provision of its Articles of Incorporation or By-laws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which Horizon is a party, or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Horizon or any of its properties or assets. No consent or approval by any governmental authority, other than compliance with applicable federal and state securities and banking laws, the rules of the Nasdaq Stock Market and regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Office of the Comptroller of the Currency (the "OCC"), the FDIC, and the West Virginia Board of Banking and Financial Institutions ("WVBOB"), is required in connection with the execution and delivery by Horizon of this Agreement or the consummation by Horizon of the transactions contemplated hereby or by the Holding Company Plan of Merger. Horizon's Board of Directors has taken all action necessary to ensure that the Transaction is exempted from any West Virginia statute that purports to limit or restrict business combinations or the ability to acquire or vote shares and any change of control or anti-takeover provisions of Horizon's Articles or By-laws.

     The consummation by the Horizon Banks of the transactions contemplated hereby, including the Bank Mergers, will not (i) conflict with or result in a breach of any provision of their respective charters or by-laws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which any of the Horizon Banks is a party, or by which any of them or any of their properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the Horizon Banks or any of their properties or assets. No consent or approval by any governmental authority, other than compliance with applicable federal and state banking laws, the rules of the Nasdaq Stock Market and regulations of the Federal Reserve Board, the OCC, the FDIC and the WVBOB, is required in connection with the consummation by the Horizon Banks of the transactions contemplated hereby.

     (d) INVESTMENTS. All securities owned by Horizon and the Horizon Banks of record and beneficially are free and clear of all mortgages, liens, pledges, encumbrances or any other restriction, whether contractual or statutory, which would materially impair the ability of Horizon or the Horizon Banks freely to dispose of any such security at any time, except as noted on SCHEDULE 3.1(D). Any securities owned of record by Horizon and the Horizon Banks in an amount equal to 5% or more of the issued and outstanding voting securities of the issuer thereof have been noted on such SCHEDULE 3.1(D). There are no voting trusts or other agreements or undertakings of which Horizon or any of the Horizon Banks is a party with respect to the voting of such securities. With respect to all repurchase agreements to which Horizon or any of the Horizon Banks is a party, as an investor, Horizon or the Horizon Banks has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.


                                      A-12
APPENDIX A

     (e) FINANCIAL STATEMENTS. SCHEDULE 3.1(E) contains copies of the following consolidated financial statements of Horizon and each of the Horizon Banks (the "Horizon Financial Statements"):

       (i) Consolidated Balance Sheets as of December 31, 1997 and 1996 (audited), and as of June 30, 1998 and 1997 (unaudited);

       (ii) Consolidated Statements of Income for each of the three years ended December 31, 1997, 1996, and 1995 (audited) and for each of the three and six month periods ended June 30, 1998 and 1997 (unaudited);

       (iii) Consolidated Statements of Shareholders' Equity for each of the three years ended December 31, 1997, 1996 and 1995 (audited) and for each of the three and six month periods ended June 30, 1998 and 1997 (unaudited); and

       (iv) Consolidated Statements of Cash Flows for each of the three years ended December 31, 1997, 1996 and 1995 (audited) and for each of the three and six month periods ended June 30, 1998 and 1997 (unaudited).

Such financial statements and the notes thereto have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated unless otherwise noted in the Horizon Financial Statements. Each of such consolidated statements of financial condition, together with the notes thereto, presents fairly as of its date the consolidated financial condition and assets and liabilities of Horizon or the applicable Horizon Bank. The consolidated income statements, shareholders' equity and cash flows, together with the notes thereto, present fairly the results of operations, changes in shareholders' equity and cash flows of Horizon or the applicable Horizon Bank for the periods indicated in accordance with GAAP.

     Except as disclosed in the Horizon Financial Statements, and in the case of the Horizon Banks, compliance with and subject to regulatory requirements of general applicability, there are no restrictions precluding Horizon or any of the Horizon Banks from paying dividends when, as and if declared by their respective Boards of Directors.

     (f) ABSENCE OF UNDISCLOSED LIABILITIES. At June 30, 1998, neither Horizon nor any of its consolidated subsidiaries had any material obligations or liabilities (contingent or otherwise) of any nature which were not reflected in the Horizon Financial Statements as of such dates, or disclosed in the notes thereto, or in the Horizon periodic reports filed with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 (the "1934 Act") as of such dates, or disclosed in the notes thereto, except for those which are appropriately disclosed in Schedules specifically referred to herein or which in the aggregate are immaterial.

     (g) TAX MATTERS. The Horizon Banks and all other subsidiaries of Horizon are members of the same "affiliated group," as defined in Section 1504(a)(1) of the Code, as Horizon (collectively, the "Horizon Group"). Each member of the Horizon Group has filed or caused to be filed or (in the case of returns or reports not yet due) will file all tax returns and reports required to have been filed by or for them before the Effective Time of the Holding Company Merger, and all information set forth in such returns or reports is or (in the case of such returns or reports not yet due) will be accurate and complete in all material respects. Each member of the Horizon Group has paid or made adequate provision for, or (with respect to returns or reports not yet filed) before the Effective Time of the Holding Company Merger will pay or make adequate provision for, all taxes, additions to tax, penalties, and interest for all periods covered by those returns or reports. There are, and at the Effective Time of the Holding Company Merger will be, no unpaid taxes, additions to tax, penalties, or interest due and payable by any member of the Horizon Group that are or could become a lien on any asset, or otherwise materially adversely affect the business, property or financial condition, of any member of the Horizon Group except for taxes and any such related liability
(a) incurred in the ordinary course of business for which adequate provision has been made by any member of the Horizon Group or (b) being contested in good faith and disclosed in SCHEDULE 3.1(G). Each member of the Horizon Group has collected or withheld, or will collect or withhold before the Effective Time of the Holding Company Merger, all amounts required to be collected or withheld by it for any taxes, and all such amounts have been, or before the Effective Time of the Holding Company Merger will have been, paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due. Each member of the Horizon Group is in material compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to


                                      A-13
                                                                      APPENDIX A
comply in all material respects with, all applicable information reporting and tax withholding requirements under federal, state, and local laws, rules, and regulations, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code. The consolidated statements of financial condition contained in the Horizon Financial Statements fully and properly reflect, as of the dates thereof, the aggregate liabilities of the members of the Horizon Group for all accrued taxes, additions to tax, penalties and interest in accordance with GAAP. For periods ending after June 30, 1998, the books and records of each member of the Horizon Group fully and properly reflect their liability for all accrued taxes, additions to tax, penalties and interest in accordance with GAAP. Except as disclosed in SCHEDULE 3.1(G), no member of the Horizon Group has granted (nor is it subject to) any waiver of the period of limitations for the assessment of tax for any currently open taxable period, and no unpaid tax deficiency has been asserted in writing against or with respect to any member of the Horizon Group by any taxing authority. No member of the Horizon Group has made or entered into, or holds any asset subject to, a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder or a "safe harbor lease" subject to former
Section 168(f)(8) of the Code and the regulations thereunder. SCHEDULE 3.1(G) describes all tax elections, consents and agreements affecting any member of the Horizon Group. To the Knowledge of Horizon, no Horizon shareholder is a "foreign person" for purposes of Section 1445 of the Code.

     (h) OPTIONS, WARRANTS AND RELATED MATTERS. There are no outstanding unexercised options, warrants, calls, commitments or agreements of any character to which Horizon or any of the Horizon Banks is a party or by which it is bound, calling for the issuance of securities of Horizon or the Horizon Banks or any security representing the right to purchase or otherwise receive any such security, except (i) as set forth on SCHEDULE 3.1(H) and (ii) the Horizon Stock Option Agreement.

     (i) PROPERTY. Horizon and the Horizon Banks own (or enjoy use of under capital leases) all property reflected on the Horizon Financial Statements as of June 30, 1998 as being owned by them (except property sold or otherwise disposed of in the ordinary course of business after such date). All material property shown as being owned is owned free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except those referred to in such Horizon Financial Statements or the notes thereto, liens for current taxes not yet due and payable, any unfiled mechanics' liens and such encumbrances and imperfections of title, if any, as are not substantial in character or amount or otherwise would materially impair Horizon's consolidated business operations. The leases relating to leased property are fairly reflected in such Horizon Financial Statements.

     Except for Other Real Estate Owned ("OREO"), all property and assets material to the business or operations of Horizon and the Horizon Banks are in substantially good operating condition and repair and such property and assets are adequate for the business and operations of Horizon and the Horizon Banks as currently conducted.

     (j) ADDITIONAL SCHEDULES FURNISHED TO CITY HOLDING. In addition to any Schedules furnished to City Holding pursuant to other provisions of this Agreement, Horizon has furnished to City Holding the following Schedules which are correct and complete as of the date hereof:

       (1) EMPLOYEES. SCHEDULE 3.1(J)(1) lists as of the date hereof (A) the names of and current annual salary rates for all present employees of Horizon and the Horizon Banks who received, respectively, $75,000 or more in aggregate compensation, whether in salary or otherwise as reported or would be reported on Form W-2, during the year ended December 31, 1997, or are presently scheduled to receive salary in excess of $75,000 during the year ending December 31, 1998, (B) the number of shares of Horizon Common Stock owned beneficially by each director of Horizon or the Horizon Banks as of the date hereof, (C) the names of and the number of shares of Horizon Common Stock owned by each person known to Horizon who beneficially owns 5% or more of the outstanding Horizon Common Stock as of the date hereof, and
   (D) the names of, the number of outstanding options of, and the exercise price of, each agreement to make stock-based awards granted to each person under Horizon's incentive stock option plan (the "Horizon Stock Option Plan") or any other option granted by Horizon or any the Horizon Banks to any director, officer, employee, consultant or advisor (collectively, "Horizon Options") and the exercise price of each such Horizon Option. Horizon has no stock-based employee benefit plan or arrangement other than the Horizon Stock Option Plan, and the Horizon Employee Stock Option Plan.


                                      A-14
APPENDIX A

       (2) CERTAIN CONTRACTS. SCHEDULE 3.1(J)(2) lists all notes, bonds, mortgages, indentures, licenses, lease agreements and other contracts and obligations to which Horizon or any of the Horizon Banks is an indebted party or a lessee, licensee or obligee as of the date hereof except for those entered into by Horizon or the Horizon Banks in the ordinary course of its business consistent with its prior practice and that do not involve an amount remaining greater than $100,000.

       (3) EMPLOYMENT CONTRACTS AND RELATED MATTERS. Except in all cases as set forth on SCHEDULE 3.1(J)(3), neither Horizon nor any of the Horizon Banks is a party to any employment contract not terminable at the option of Horizon or the Horizon Banks without liability. Except in all cases as set forth on SCHEDULE 3.1(J)(3), neither Horizon nor any of the Horizon Banks is a party to (A) any retirement, profit sharing or pension plan or thrift plan or agreement or employee benefit plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974 ("ERISA")), (B) any management or consulting agreement not terminable at the option of Horizon or the Horizon Banks without liability or (C) any union or labor agreement.


       (4) REAL ESTATE. SCHEDULE 3.1(J)(4) describes, as of the date hereof, all interests in real property owned, leased or otherwise claimed by Horizon and the Horizon Banks, including OREO.

       (5) AFFILIATES. SCHEDULE 3.1(J)(5) sets forth the names and number of shares of Horizon Common Stock owned as of the date hereof beneficially or of record by any persons Horizon considers to be affiliates of Horizon ("Horizon Affiliates") as that term is defined for purposes of Rule 145 under the Securities Act of 1933 (the "1933 Act").

     (k) AGREEMENTS IN FORCE AND EFFECT. All material contracts, agreements, plans, leases, policies and licenses referred to in any Schedule of Horizon or the Horizon Banks referred to herein are valid and in full force and effect, and neither Horizon nor any of the Horizon Banks has breached any provision of, nor is in default in any respect under the terms of, any such contract, agreement, lease, policy or license, the effect of which breach or default would have a material adverse effect upon the financial condition, results of operations, or business of Horizon on a consolidated basis.

     (l) LEGAL PROCEEDINGS; COMPLIANCE WITH LAWS. SCHEDULE 3.1(L) describes all legal, administrative, arbitration or other proceedings or governmental investigations known to Horizon pending or, to the Knowledge of Horizon, threatened or probable of assertion against Horizon or any of the Horizon Banks. Except as set forth on SCHEDULE 3.1(L), no such proceeding or investigation, if decided adversely, would have a material adverse effect on the financial condition, results of operations, business or prospects of Horizon on a consolidated basis. Except as set forth in SCHEDULE 3.1(L), Horizon and the Horizon Banks have complied with any laws, ordinances, requirements, regulations or orders applicable to their respective businesses, except where noncompliance would not have a material adverse effect on the financial condition, results of operations or business of Horizon on a consolidated basis. Horizon and the Horizon Banks have all licenses, permits, orders or approvals (collectively, the "Permits") of any federal, state, local or foreign governmental or regulatory body that are necessary for the conduct of the respective businesses of Horizon and the Horizon Banks and the absence of which would have a material adverse effect on the financial condition, results of operations or business of Horizon on a consolidated basis; the Permits are in full force and effect; no material violations are or have been recorded in respect of any Permits nor has Horizon or any of the Horizon Banks received written notice of any violations; and no proceeding is pending or, to the Knowledge of Horizon, threatened to revoke or limit any Permit. Except as set forth in SCHEDULE 3.1(L), neither Horizon nor any of the Horizon Banks has entered into any agreements or written understandings with the OCC, the Federal Reserve Board, the FDIC, the WVBOB or any other regulatory agency having authority over it. Neither Horizon nor any of the Horizon Banks is subject to any judgment, order, writ, injunction or decree which materially adversely affects, or might reasonably be expected materially adversely to affect, the financial condition, results of operations, or business of Horizon on a consolidated basis. "Knowledge of Horizon," and phrases of similar meaning, shall mean the actual knowledge, after due inquiry, of Frank S. Harkins, Jr.,
B. C. McGinnis, III and Philip L. McLaughlin.


                                      A-15
                                                                      APPENDIX A

   (m) EMPLOYEE BENEFIT PLANS.

       (1) SCHEDULE 3.1(M) includes a correct and complete list of, and City Holding has been furnished a true and correct copy of (or an accurate written description thereof in the case of oral agreements or arrangements)
   (A) all qualified pension and profit-sharing plans, all deferred compensation, consultant, severance, thrift, option, bonus and group insurance contracts and all other incentive, welfare and employee benefit plans, trust, annuity or other funding agreements, and all other agreements (including oral agreements) that are presently in effect, or have been approved prior to the date hereof, maintained for the benefit of employees or former employees of Horizon or the Horizon Banks or the dependents or beneficiaries of any employee or former employee of Horizon or the Horizon Banks, whether or not subject to ERISA (the "Employee Plans"), (B) the most recent actuarial and financial reports prepared or required to be prepared with respect to any Employee Plan and (C) the most recent annual reports filed with any governmental agency, the most recent favorable determination letter issued by the Internal Revenue Service, and any open requests for rulings or determination letters, that pertain to any such qualified Employee Plan. SCHEDULE 3.1(M) identifies each Employee Plan that is intended to be qualified under Section 401(a) of the Code and each such plan is qualified.

       (2) Neither Horizon, the Horizon Banks nor any employee pension benefit plan (as defined in Section 3(2) of ERISA (a "Pension Plan")) maintained or previously maintained by it, has incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") or to the Internal Revenue Service with respect to any Pension Plan, deferred compensation, consultant, severance, thrift, option, bonus and group insurance contract or any other incentive, welfare and employee benefit plan and agreement presently in effect, or approved prior to the date hereof, for the benefit of employees or former employees of Horizon and the Horizon Banks or the dependents or beneficiaries of any employee or former employee of Horizon or any Horizon Bank (the "Horizon Employee Plans"). There is not currently pending with the PBGC any filing with respect to any reportable event under
   Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made.

       (3) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the Closing Date, as defined in SECTION 7.1 hereof, under the terms of each Horizon Employee Plan, ERISA, or a collective bargaining agreement, no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code) whether or not waived, exists with respect to any Pension Plan (including any Pension Plan previously maintained by Horizon or the Horizon Banks), and except as set forth on SCHEDULE 3.1(M), there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Horizon Employee Plan or Pension Plan.

       (4) No Horizon Employee Plan is a "multiemployer plan" (as defined in
   Section 3(37) of ERISA). Neither Horizon nor any of the Horizon Banks has incurred any material liability under Section 4201 of ERISA for a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA). Neither Horizon nor any of the Horizon Banks has participated in or agreed to participate in, a multiemployer plan (as defined in Section 3(37) of ERISA).

       (5) All Employee Plans that are "employee benefit plans," as defined in
   Section 3(3) of ERISA, that are maintained by Horizon or any of the Horizon Banks or previously maintained by Horizon or any of the Horizon Banks comply and have been administered in compliance in all material respects with ERISA and all other applicable legal requirements, including the terms of such plans, collective bargaining agreements and securities laws. Neither Horizon nor any of the Horizon Banks has any material liability under any such plan that is not reflected in the Horizon Financial Statements or on SCHEDULE 3.1(M) hereto.

       (6) Except as set forth on SCHEDULE 3.1(M), no prohibited transaction has occurred with respect to any Employee Plan that is an "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained by Horizon or any of the Horizon Banks or previously maintained by Horizon or any of the Horizon Banks that would result, directly or indirectly, in material liability under ERISA or in the imposition of a material excise tax under Section 4975 of the Code.


                                      A-16
APPENDIX A

       (7) SCHEDULE 3.1(M) identifies each Horizon Employee Plan that is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and which is funded. The funding under each such plan does not exceed the limitations under Section 419A(b) or 419A(c) of the Code. Neither Horizon nor any of the Horizon Banks is subject to taxation on the income of any such plan or any such plan previously maintained by Horizon or any of the Horizon Banks.

       (8) SCHEDULE 3.1(M) identifies the method of funding (including any individual accounting) for all post-retirement medical or life insurance benefits for the employees of Horizon and the Horizon Banks. SCHEDULE 3.1(M) also discloses the funded status of these Horizon Employee Plans.

       (9) SCHEDULE 3.1(M) identifies each corporate owned life insurance policy, including any key man insurance policy and policy insuring the life of any director or employee of Horizon or the Horizon Banks, and indicates for each such policy, the face amount of coverage, cash surrender value, if any, and annual premiums.

       (10) No trade or business is, or has ever been, treated as a single employer with Horizon or any of the Horizon Banks for employee benefit purposes under ERISA and the Code.

     (n) INSURANCE. All policies or binders of fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of Horizon or any of the Horizon Banks are described on SCHEDULE 3.1(N) and are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner customary for the industry and are deemed appropriate and sufficient by Horizon and the Horizon Banks. Neither Horizon nor any of the Horizon Banks is in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Neither Horizon nor any of the Horizon Banks has received notice of cancellation or non-renewal of any such policy or binder. Horizon has no knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts that might form the basis for termination of any such insurance. Horizon has no knowledge of any state of facts or of the occurrence of any event that is reasonably likely to form the basis for any material claim against it not fully covered (except to the extent of any applicable deductible) by the policies or binders referred to above. Neither Horizon nor any of the Horizon Banks has received notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any such insurance coverage will not be available in the future on substantially the same terms as now in effect.

     (o) LOAN PORTFOLIO. Each loan outstanding on the books of Horizon and the Horizon Banks is in all respects what it purports to be, was made in the ordinary course of business, was not known to be uncollectible at the time it was made, accrues interest (except for loans recorded on the Horizon Banks' books as non-accrual) in accordance with the terms of the loan, and with respect to loans originated by the Horizon Banks was made in accordance with the applicable Horizon Bank's standard loan policies as in effect at the time the loan was negotiated except for loans to facilitate the sale of OREO or loans with renegotiated terms and conditions. The records of the Horizon Banks regarding all loans outstanding and OREO by the Horizon Banks on their respective books are accurate in all material respects and the risk classifications for the loans outstanding are, in the best judgment of the management of Horizon and the applicable Horizon Bank, appropriate. The reserves for possible loan losses on the outstanding loans of the Horizon Banks, as reflected in the Horizon Financial Statements, have been established in accordance with GAAP and with the requirements of the Federal Reserve Board, the OCC and the FDIC. In the best judgment of the management of Horizon and the applicable Horizon Bank such reserves are adequate as of the date hereof and will be adequate as of the Effective Time of the Holding Company Merger to absorb all known and anticipated loan losses in the loan portfolio of the Horizon Banks. Except as identified on SCHEDULE 3.1(O), no loan in excess of $50,000 has been classified by examiners (regulatory or internal) as "Special Mention", "Substandard", "Doubtful", "Loss", or words of similar import. Except as disclosed on SCHEDULE 3.1(J)(4), the OREO included in any nonperforming asset of the Horizon Banks is recorded at the lower of cost or fair value less estimated costs to sell based on independent appraisals that comply with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and Uniform Standards of Professional Appraisal Practice. Except as identified on SCHEDULE 3.1(O), to the Knowledge of Horizon and the applicable Horizon Banks, each loan reflected as an asset on the Horizon Financial Statements is


                                      A-17
                                                                      APPENDIX A
the legal, valid and binding obligation of the obligor and any guarantor, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, and no defense, offset or counterclaim has been asserted with respect to any such loan, which if successful would have a material adverse effect on the financial condition, results of operation or business of Horizon on a consolidated basis.

     (p) ABSENCE OF CHANGES. Except as identified on SCHEDULE 3.1(P), since June 30, 1998, there has not been any material adverse change in the condition (financial or otherwise), aggregate assets or liabilities, earnings or business of Horizon, other than changes resulting from or attributable to (i) changes since such date in laws or regulations, GAAP or interpretations of either thereof that affect the banking industry generally, (ii) changes since such date in the general level of interest rates, (iii) expenses since such date incurred in connection with the transactions contemplated by this Agreement,
(iv) accruals and reserves by Horizon or the Horizon Banks since such date pursuant to the terms of SECTION 4.8 hereof, or (v) any other accruals, reserves or expenses incurred by Horizon or the Horizon Banks since such date with City Holding's prior written consent. Since June 30, 1998, the business of Horizon has been conducted only in the ordinary course.

     (q) BROKERS AND FINDERS. Neither Horizon, the Horizon Banks nor any of their officers, directors or employees have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein, except for the engagement of Baxter, Fentriss & Co., whose total compensation for its engagement shall not exceed one half of one percent (.5%) of the aggregate consideration of the Holding Company Merger, plus out-of-pocket expenses, as set forth in the engagement letter of Baxter, Fentriss & Co., dated as of May 1, 1998.

     (r) SUBSIDIARIES; PARTNERSHIPS AND JOINT VENTURES. Horizon has no subsidiaries, direct or indirect, other than the Horizon Banks. Horizon owns, directly or indirectly, all of the issued and outstanding capital stock of its subsidiaries free and clear of any liens, claims, encumbrances, charges or rights of third parties of any kind whatsoever and is not a party to any joint venture agreement or partnership except as set forth in SCHEDULE 3.1(R).

     (s) REPORTS. Since January 1, 1995, Horizon and the Horizon Banks have filed all material reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with
(i) the Federal Reserve Board, (ii) the FDIC, (iii) the OCC, (iv) the SEC, (v) the WVBOB, and (vi) any other governmental or regulatory authority or agency having jurisdiction over their operations. Each of such reports and documents, including the financial statements, exhibits and schedules thereto, filed with the SEC pursuant to the 1934 Act was in form and substance in compliance in all material respects with the 1934 Act. No such report or statement, or any amendments thereto, contains any statement which, at the time and in light of the circumstances under which it was made, was false or misleading with respect to any material fact necessary in order to make the statements contained therein not false or misleading. Horizon is a reporting company under Section 12(g) or 15(d) of the 1934 Act and the regulations of the SEC.

     (t) ENVIRONMENTAL MATTERS. For purposes of this subsection, the following terms shall have the indicated meaning:

     "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term "Environmental Law" includes without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
Section 9601, ET SEQ; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, ET SEQ; the Clean Air Act, as amended, 42 U.S.C.
Section 7401, ET SEQ; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, ET SEQ; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, ET SEQ; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, ET SEQ; the Safe Drinking Water Act, 42 U.S.C.
Section 300f, ET SEQ; and all comparable state and local laws, and (ii) any common law (including without limitation common law that may impose


                                      A-18
APPENDIX A
strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

     "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component. Hazardous Substances include without limitation petroleum or any derivative or by-product thereof, asbestos, radioactive material, and polychlorinated biphenyls.

     "Loan Portfolio Properties and Other Properties Owned" means those properties owned or operated by Horizon or the Horizon Banks or any of their subsidiaries, including those properties serving as collateral for any loans made and retained by Horizon or the Horizon Banks or for which Horizon or the Horizon Banks serves in a trust relationship for the loans retained in portfolio.

     Except as disclosed in SCHEDULE 3.1(T), to the Knowledge of Horizon:

       (i) neither Horizon nor any of the Horizon Banks has been or is in violation of or liable under any Environmental Law;

       (ii) none of the Loan Portfolio Properties and Other Properties Owned has been or is in violation of or liable under any Environmental Law; and

       (iii) there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law.

     (u) DISCLOSURE. Except to the extent of any subsequent correction or supplement with respect thereto furnished prior to the date hereof, no written statement, certificate, schedule, list or other written information furnished by or on behalf of Horizon at any time to City Holding, in connection with this Agreement, when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by Horizon to City Holding is or will be a true and complete copy of such document, unmodified except by another document delivered by Horizon.

     (v) ACCOUNTING AND TAX MATTERS. Neither Horizon nor any of the Horizon Banks has taken or agreed to take any action nor do any of them have any knowledge of any fact or circumstance that would prevent the Holding Company Merger from qualifying as a reorganization within the meaning of Section 368 of the Code or from being eligible for "pooling-of-interests" accounting.

     (w) REGULATORY APPROVALS. Neither Horizon nor any of the Horizon Banks knows of any reason why the approvals, consents and waivers of governmental authorities referred to in SECTIONS 6.1(F) and 6.2(F) hereof should not be obtained on a timely basis without the imposition of any condition of the type referred to in Section 6.1(f) hereof and none of them has taken or agreed to take any action that would materially impede or delay the receipt of such approvals, consents and waivers or would be reasonably likely to result in the imposition of any such condition.

     (x) YEAR 2000 MATTERS. The computer software operated by Horizon which is material to the conduct of its business is capable of providing or is being adapted to provide (pursuant to plans approved by the Board of Directors, copies of which have been provided to City Holding, the expense of which has been reserved against or otherwise provided for), in all material respects, uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software records, stores processes and presents such calendar dates falling on or before December 31, 1999. None of Horizon or any of the Horizon Banks has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve Board's Supervision and Regulation Letter No. SR 98-3(SUP), dated March 4, 1998).


                                      A-19
                                                                      APPENDIX A

     (y) INTEREST RATE RISK MANAGEMENT INSTRUMENTS. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of Horizon or any of its subsidiaries, were entered into in the ordinary course of business and, to the Knowledge of Horizon, in accordance with prudent banking practices and applicable rules, regulations and policies of any regulatory authority of competent jurisdiction and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Horizon or one of its subsidiaries enforceable in accordance with their terms except as enforceability may be limited by laws affecting insured depository institutions and similar laws affecting the enforcement of creditors' rights generally and subject to any equitable principles limiting the right to obtain specific performance. Horizon and each of Horizon's subsidiaries have duly performed all of their obligations thereunder to the extent that such obligations to perform have accrued, and, to the Knowledge of Horizon, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     (z) RECISSION OF REPURCHASES. Except as set forth on SCHEDULE 3.1(Z), all share repurchase programs previously authorized by the Board of Directors of Horizon have either expired or been revoked by resolution duly adopted on or prior to the date hereof.


 3.2. REPRESENTATIONS AND WARRANTIES OF CITY HOLDING AND CITY NATIONAL.

     City Holding and City National represent and warrant to Horizon and the Horizon Banks as follows (subject to SECTION 4.13(B) with respect to the provision of the schedules referred to herein):

     (a) ORGANIZATION, STANDING AND POWER. City Holding is a corporation duly organized, validly existing and in good standing under the laws of West Virginia and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and to perform this Agreement and the Holding Company Plan of Merger and to effect the transactions contemplated hereby and thereby, subject to the approval of its shareholders as contemplated by SECTION 4.2 and federal and state regulatory approvals provided for herein. City Holding will deliver to Horizon complete and correct copies of its Articles of Incorporation and its By-laws as amended to the date hereof.

     City National is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now being conducted and to perform this Agreement and to effect the transactions contemplated hereby. City National's deposits are insured by the FDIC to the maximum extent permitted by law. City National will deliver to Horizon a complete and correct copy of its Charter and By-laws as amended to the date hereof.

     (b) CAPITAL STRUCTURE. The authorized capital stock of City Holding consists of 20,000,000 shares of Common Stock and 500,000 shares of Preferred Stock, of which 6,732,732 shares of Common Stock and no shares of Preferred Stock were issued and outstanding as of June 30, 1998. All of such issued and outstanding shares of City Holding Common Stock were validly issued, fully paid and nonassessable at such date.

     The authorized capital stock of City National consists of 131,250 shares of common stock, $5.00 par value, of which 123,701 shares were issued and outstanding as of June 30, 1998, all of which shares are owned by City Holding free and clear of any liens, claims, encumbrances, charges or rights of third parties of any kind whatsoever, except as disclosed on SCHEDULE 3.2(B)(1). All such issued and outstanding shares of common stock of City National were validly issued, fully paid and nonassessable at such date.

     City Holding knows of no person who beneficially owns 5% or more of the outstanding City Holding Common Stock as of the date hereof, except as described on SCHEDULE 3.2(B)(2).

     (c) AUTHORITY. Subject to the approval of this Agreement and the Holding Company Plan of Merger by the shareholders of City Holding as contemplated by
SECTION 4.2, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and by the Holding Company Plan of Merger have been duly and validly authorized by all necessary action on the part of City Holding; and this Agreement is a valid and binding obligation of City Holding, enforceable in accordance with its terms. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and by the Holding Company


                                      A-20
APPENDIX A

Plan of Merger and compliance by City Holding with any of the provisions hereof or thereof will not (i) conflict with or result in a breach of any provision of its Articles of Incorporation or By-laws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which City Holding is a party, or by which it or any of its properties or assets may be bound or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to City Holding or any of its properties or assets. No consent or approval by any governmental authority, other than compliance with applicable federal and state securities and banking laws, the rules of the Nasdaq Stock Market and regulations of the Federal Reserve Board, the OCC, the FDIC and the WVBOB is required in connection with the execution and delivery by City Holding of this Agreement or the consummation by City Holding of the transactions contemplated hereby or by the Holding Company Plan of Merger. City Holding's Board of Directors has taken all action necessary to ensure that the Transaction is exempted from any West Virginia statute that purports to limit or restrict business combinations or the ability to acquire or vote shares and any change of control or anti-takeover provisions of City Holding's Articles or By-laws.

     The consummation of the transactions contemplated hereby, including the Bank Mergers, and compliance by City National with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Articles of Incorporation or By-laws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which City National is a party, or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to City National or any of its properties or assets. No consent or approval by any government authority, other than compliance with applicable federal and state securities and banking laws, and regulations of the OCC, the FDIC, and the WVBOB, is required in connection with the consummation by City National of the transactions contemplated hereby.

     (d) INVESTMENTS. All securities owned by City Holding and City National of record and beneficially are free and clear of all mortgages, liens, pledges, encumbrances or any other restriction, whether contractual or statutory, which would materially impair the ability of City Holding or City National freely to dispose of any such security at any time, except as noted on SCHEDULE 3.2(D). Any securities owned of record by City Holding and City National in an amount equal to 5% or more of the issued and outstanding voting securities of the issuer thereof have been noted on such SCHEDULE 3.2(D). There are no voting trusts or other agreements or undertakings of which City Holding or City National is a party, as an investor, with respect to the voting of such securities. With respect to all repurchase agreements to which City Holding or City National is a party, City Holding or City National has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

     (e) FINANCIAL STATEMENTS. SCHEDULE 3.2(E) contains copies of the following consolidated financial statements of City Holding and City National (the "City Holding Financial Statements"):

       (i) Consolidated Balance Sheets as of December 31, 1997 and 1996 (audited), and as of June 30, 1998 and 1997 (unaudited);

       (ii) Consolidated Statements of Income for each of the three years ended December 31, 1997, 1996, and 1995 (audited) and for each of the three and six month periods ended June 30, 1998 and 1997 (unaudited);

       (iii) Consolidated Statements of Changes in Stockholders' Equity for each of the three years ended December 31, 1997, 1996 and 1995 (audited) and for each of the three and six month periods ended June 30, 1998 and 1997 (unaudited); and

       (iv) Consolidated Statements of Cash Flows for each of the three years ended December 31, 1997, 1996 and 1995 (audited) and for each of the three and six month periods ended June 30, 1998 and 1997 (unaudited).

Such financial statements and the notes thereto have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated unless otherwise noted in the City Holding Financial Statements.


                                      A-21
                                                                      APPENDIX A

Each of such consolidated balance sheets, together with the notes thereto, presents fairly as of its date the consolidated financial condition and assets and liabilities of City Holding and City National, as applicable. The consolidated income statements, statements of changes in shareholders' equity and statements of cash flows, together with the notes thereto, present fairly the results of operations, shareholders' equity and cash flows of City Holding or City National, as applicable, for the periods indicated, in accordance with GAAP.

     Except as disclosed in the City Holding Financial Statements, and in the case of City National, compliance with and subject to regulatory requirements of general applicability, there are no restrictions precluding City Holding or City National from paying dividends when, as and if declared by their respective Boards of Directors.

     (f) ABSENCE OF UNDISCLOSED LIABILITIES. At June 30, 1998 and December 31, 1997, City Holding and its consolidated subsidiaries had no material obligations or liabilities, (contingent or otherwise) of any nature which were not reflected in the City Holding Financial Statements as of such dates, or disclosed in the notes thereto or in the City Holding periodic reports filed with the SEC under the 1934 Act as of such dates, or disclosed in the notes thereto, except for those which are appropriately disclosed in Schedules specifically referred to herein or which in the aggregate are immaterial.

     (g) TAX MATTERS. Each of City Holding, City National, and all other subsidiaries of City Holding are members of the same "affiliated group," as defined in Section 1504(a)(1) of the Code, as City Holding (collectively, the "City Holding Group"). Each member of the City Holding Group has filed or caused to be filed or (in the case of returns or reports not yet due) will file all tax returns and reports required to have been filed by or for them before the Effective Time of the Holding Company Merger, and all information set forth in such returns or reports is or (in the case of such returns or reports not yet due) will be accurate and complete in all material respects. Each member of the City Holding Group has paid or made adequate provision for, or (with respect to returns or reports not yet filed) before the Effective Time of the Holding Company Merger will pay or make adequate provision for, all taxes, additions to tax, penalties, and interest for all periods covered by those returns or reports. There are, and at the Effective Time of the Holding Company Merger will be, no unpaid taxes, additions to tax, penalties, or interest due and payable by any member of the City Holding Group that are or could become a lien on any asset, or otherwise materially adversely affect the business, property or financial condition, of any member of the City Holding Group except for taxes and any such related liability (a) incurred in the ordinary course of business for which adequate provision has been made by any member of the City Holding Group or (b) being contested in good faith and disclosed in SCHEDULE 3.2(G). Each member of the City Holding Group has collected or withheld, or will collect or withhold before the Effective Time of the Holding Company Merger, all amounts required to be collected or withheld by it for any taxes, and all such amounts have been, or before the Effective Time of the Holding Company Merger will have been, paid to the appropriate governmental agencies or set aside in appropriate accounts for future payment when due. Each member of the City Holding Group is in material compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply in all material respects with, all applicable information reporting and tax withholding requirements under federal, state, and local laws, rules, and regulations, and such records identify with specificity all accounts subject to backup withholding under
Section 3406 of the Code. The consolidated statements of financial condition contained in the City Holding Financial Statements fully and properly reflect, as of the dates thereof, the aggregate liabilities of the members of the City Holding Group for all accrued taxes, additions to tax, penalties and interest in accordance with GAAP. For periods ending after June 30, 1998, the books and records of each member of the City Holding Group fully and properly reflect their liability for all accrued taxes, additions to tax, penalties and interest in accordance with GAAP. Except as disclosed in SCHEDULE 3.2(G), no member of the City Holding Group has granted (nor is it subject to) any waiver of the period of limitations for the assessment of tax for any currently open taxable period, and no unpaid tax deficiency has been asserted in writing against or with respect to any member of the City Holding Group by any taxing authority. No member of the City Holding Group has made or entered into, or holds any asset subject to, a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder or a "safe harbor lease" subject to former Section 168(f)(8) of the Code and the regulations thereunder. SCHEDULE 3.2(G) describes all tax elections, consents and agreements affecting any member of the City Holding Group. To the Knowledge of City Holding, no City Holding shareholder is a "foreign person" for purposes of Section 1445 of the Code.


                                      A-22
APPENDIX A

     (h) OPTIONS, WARRANTS AND RELATED MATTERS. There are no outstanding unexercised options, warrants, calls, commitments or agreements of any character to which City Holding or City National is a party or by which it is bound, calling for the issuance of securities of City Holding or City National or any security representing the right to purchase or otherwise receive any such security, except (i) as set forth on SCHEDULE 3.2(H) and (ii) the City Holding Option Agreement.

     (i) PROPERTY. City Holding and City National own (or enjoy use of under capital leases) all property reflected on the City Holding Financial Statements as of June 30, 1998 as being owned by them (except property sold or otherwise disposed of in the ordinary course of business after such date). All material property shown as being owned is owned free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except those referred to in such City Holding Financial Statements or the notes thereto, liens for current taxes not yet due and payable, any unfiled mechanics' liens and such encumbrances and imperfections of title, if any, as are not substantial in character or amount or otherwise would materially impair City Holding's consolidated business operations. The leases relating to leased property are fairly reflected in such City Holding Financial Statements.

     All property and assets material to the business or operations of City Holding and City National, other than OREO, are in substantially good operating condition and repair, and such property and assets are adequate for the business and operations of City Holding and City National as currently conducted.

     (j) ADDITIONAL SCHEDULES FURNISHED TO HORIZON. In addition to any Schedules furnished to Horizon pursuant to other provisions of this Agreement, City Holding has furnished to Horizon the following Schedules which are correct and complete as of the date hereof:

       (1) EMPLOYEES. SCHEDULE 3.2(J)(1) lists as of the date hereof (A) the names of and current annual salary rates for all present employees of City Holding and its subsidiaries who received, respectively, $75,000 or more in aggregate compensation, whether in salary or otherwise as reported or would be reported on Form W-2, during the year ended December 31, 1997, or are presently scheduled to receive salary in excess of $75,000 during the year ending December 31, 1998, (B) the number of shares of City Holding Common Stock owned beneficially by each director of City Holding or City National as of the date hereof, (C) the names of and the number of shares of City Holding Common Stock owned by each person known to City Holding who beneficially owns 5% or more of the outstanding City Holding Common Stock as of the date hereof, and (D) the names of, the number of outstanding options of, and the exercise price of, each agreement to make stock-based awards granted to each person under City Holding's incentive stock option plan (the "City Holding Stock Option Plan") or any other option granted by City Holding or any subsidiary to any director, officer, employee, consultant or advisor (collectively, "City Holding Options") and the exercise price of each such City Holding Option. City Holding has no stock-based employee benefit plan or arrangement other than the City Holding Option Agreement, the City Holding Incentive Plan, the City Holding Stock Incentive Plan, the City Holding Profit Sharing and 401(k) Plan, and the City Holding Employees' Stock Ownership Plan.

       (2) CERTAIN CONTRACTS. SCHEDULE 3.2(J)(2) lists all notes, bonds, mortgages, indentures, licenses, lease agreements and other contracts and obligations to which City Holding or any of its subsidiaries is an indebted party or a lessee, licensee or obligee as of the date hereof except for those entered into by City Holding or its subsidiaries in the ordinary course of business consistent with prior practice and that do not involve an amount remaining greater than $100,000.

       (3) EMPLOYMENT CONTRACTS AND RELATED MATTERS. Except in all cases as set forth on SCHEDULE 3.2(J)(3), neither City Holding nor any of its subsidiaries is a party to any employment contract not terminable at the option of such party without liability. Except in all cases as set forth on
   Schedule 3.2(j)(3), neither City Holding nor any of its subsidiaries is a party to (A) any retirement, profit sharing or pension plan or thrift plan or agreement or employee benefit plan (as defined in Section 3 of ERISA),
   (B) any management or consulting agreement not terminable at the option of such party without liability or (C) any union or labor agreement.


                                      A-23
                                                                      APPENDIX A

       (4) REAL ESTATE. SCHEDULE 3.2(J)(4) describes, as of the date hereof, all interests in real property owned, leased or otherwise claimed by City Holding and its subsidiaries, including OREO.

       (5) AFFILIATES. SCHEDULE 3.2(J)(5) sets forth the names and number of shares of City Holding Common Stock owned as of the date hereof beneficially or of record by any persons City Holding considers to be affiliates of City Holding ("City Holding Affiliates") as that term is defined for purposes of Rule 145 under the 1933 Act.

     (k) AGREEMENTS IN FORCE AND EFFECT. All material contracts, agreements, plans, leases, policies and licenses referred to in any Schedule of City Holding referred to herein are valid and in full force and effect; and neither City Holding nor City National have breached any provision of, or are in default in any respect under the terms of, any such contract, agreement, lease, policy or license, the effect of which breach or default would have a material adverse effect upon the financial condition, results of operations or business of City Holding and its subsidiaries taken as a whole.

     (l) LEGAL PROCEEDINGS; COMPLIANCE WITH LAWS. SCHEDULE 3.2(L) describes all legal, administrative, arbitration or other proceedings or governmental investigations known to City Holding pending, or, to the Knowledge of City Holding, threatened or probable of assertion against City Holding or City National. Except as set forth on Schedule 3.2(l), no such proceeding or investigation, if decided adversely, would have a material adverse effect on the financial condition, results of operations, business or prospects of City Holding on a consolidated basis. Except as set forth in SCHEDULE 3.2(L), City Holding and City National have complied with any laws, ordinances, requirements, regulations or orders applicable to their respective businesses, except where noncompliance would not have a material adverse effect on the financial condition, results of operations or business of City Holding on a consolidated basis. City Holding and City National have all licenses, permits, orders or approvals (collectively, the "City Permits") of any federal, state, local or foreign governmental or regulatory body that are necessary for the conduct of the respective businesses of City Holding and City National and the absence of which would have a material adverse effect on the financial condition, results of operations, or business of City Holding on a consolidated basis; the City Permits are in full force and effect; no material violations are or have been recorded in respect of any City Permits nor has City Holding or City National received written notice of any violations; and no proceeding is pending or, to the Knowledge of City Holding, threatened to revoke or limit any City Permits. Neither City Holding nor City National is subject to any judgment, order, writ, injunction or decree which materially adversely affects, or might reasonably be expected to materially adversely affect, the financial condition, results of operations or business of City Holding on a consolidated basis. Except as set forth in SCHEDULE 3.2(L), neither City Holding, nor City National, nor any other subsidiary of either has entered into any agreements or written understandings with the OCC, the Federal Reserve Board, the FDIC, the WVBOB or any regulatory agency having authority over it. "Knowledge of City Holding," and phrases of similar meaning, shall mean the actual knowledge, after due inquiry, of Steven J. Day, Robert A. Henson and John W. Alderman III.


     (m) EMPLOYEE BENEFIT PLANS.

       (1) SCHEDULE 3.2(M) includes a correct and complete list of, and Horizon has been furnished a true and correct copy of (or an accurate written description thereof in the case of oral agreements or arrangements) (A) all qualified pension and profit-sharing plans, all deferred compensation, consultant, severance, thrift, option, bonus and group insurance contracts and all other incentive, welfare and employee benefit plans, trust, annuity or other funding agreements, and all other agreements (including oral agreements) that are presently in effect, or have been approved prior to the date hereof, maintained for the benefit of employees or former employees of City Holding or its subsidiaries or the dependents or beneficiaries of any employee or former employee of City Holding or its subsidiaries, whether or not subject to ERISA (the "Employee Plans"), (B) the most recent actuarial and financial reports prepared or required to be prepared with respect to any Employee Plan and (C) the most recent annual reports filed with any governmental agency, the most recent favorable determination letter issued by the Internal Revenue Service, and any open requests for rulings or determination letters, that pertain to any such qualified Employee Plan. SCHEDULE 3.2(M) identifies each Employee Plan that is intended to be qualified under Section 401(a) of the Code and each such plan is qualified.


                                      A-24
APPENDIX A

       (2) Neither City Holding nor any of its subsidiaries, nor any Pension Plan maintained or previously maintained by it, has incurred any material liability to the PBGC or to the Internal Revenue Service with respect to any Pension Plan, deferred compensation, consultant, severance, thrift, option, bonus and group insurance contract or any other incentive, welfare and employee benefit plan and agreement presently in effect, or approved prior to the date hereof, for the benefit of employees or former employees of City Holding and its subsidiaries or the dependents or beneficiaries of any employee or former employee of City Holding or any subsidiary (the "City Holding Employee Plans"). There is not currently pending with the PBGC any filing with respect to any reportable event under Section 4043 of ERISA nor has any reportable event occurred as to which a filing is required and has not been made.

       (3) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the Closing Date, as defined in SECTION 7.1 hereof, under the terms of each City Holding Employee Plan, ERISA, or a collective bargaining agreement, no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code) whether or not waived, exists with respect to any Pension Plan, (including any Pension Plan previously maintained by City Holding, City National or any other subsidiary of either), and except as set forth in SCHEDULE 3.2(M), there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any City Holding Employee Plan or Pension Plan.

       (4) No City Holding Employee Plan is a "multiemployer plan" (as defined in Section 3(37) of ERISA). Neither City Holding nor City National nor any subsidiary of either has incurred any material liability under Section 4201 of ERISA for a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA). Neither City Holding nor City National has participated in or agreed to participate in, a multiemployer plan (as defined in Section 3(37) of ERISA).

       (5) All "employee benefit plans," as defined in Section 3(3) of ERISA, that are maintained by City Holding, City National or any subsidiary of either or previously maintained by City Holding, City National or any subsidiary of either comply and have been administered in compliance in all material respects with ERISA and all other applicable legal requirements, including the terms of such plans, collective bargaining agreements and securities laws. Neither City Holding nor any of its subsidiaries has any material liability under any such plan that is not reflected in the City Holding Financial Statements or on SCHEDULE 3.2(M) hereto.

       (6) Except as set forth on SCHEDULE 3.2(M), no prohibited transaction has occurred with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained by City Holding or any of its subsidiaries or previously maintained by City Holding or any of its subsidiaries that would result, directly or indirectly, in material liability under ERISA or in the imposition of a material excise tax under
   Section 4975 of the Code.

       (7) SCHEDULE 3.2(M) identifies each City Holding Employee Plan that is an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and which is funded. The funding under each such plan does not exceed the limitations under Section 419A(b) or 419A(c) of the Code. Neither City Holding nor any of its subsidiaries is subject to taxation on the income of any such plan or any such plan previously maintained by City Holding or any of its subsidiaries.

       (8) SCHEDULE 3.2(M) identifies the method of funding (including any individual accounting) for all post-retirement medical or life insurance benefits for the employees of City Holding and its subsidiaries. SCHEDULE 3.2(M) also discloses the funded status of these City Holding Employee Plans.

       (9) SCHEDULE 3.2(M) identifies each corporate owned life insurance policy, including any key man insurance policy and policy insuring the life of any director or employee of City Holding and its subsidiaries, and indicates for each such policy, the face amount of coverage, cash surrender value, if any, and annual premiums.

       (10) No trade or business is, or has ever been, treated as a single employer with City Holding and its subsidiaries for employee benefit purposes under ERISA and the Code.


                                      A-25
                                                                      APPENDIX A

     (n) INSURANCE. All policies or binders of fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of City Holding or any of its subsidiaries are described on SCHEDULE 3.2(N) and are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner customary for the industry and are deemed appropriate and sufficient by City Holding or any of its subsidiaries. Neither City Holding nor any of its subsidiaries is in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Neither City Holding nor any of its subsidiaries has received notice of cancellation or non-renewal of any such policy or binder. City Holding has no knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts that might form the basis for termination of any such insurance. City Holding has no knowledge of any state of facts or of the occurrence of any event that is reasonably likely to form the basis for any material claim against it not fully covered (except to the extent of any applicable deductible) by the policies or binders referred to above. Neither City Holding nor any of its subsidiaries has received notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any such insurance coverage will not be available in the future on substantially the same terms as now in effect.

     (o) LOAN PORTFOLIO. Each loan outstanding on the books of City Holding and City National is in all respects what it purports to be, was made in the ordinary course of business, was not known to be uncollectible at the time it was made, accrues interest (except for loans recorded on such books as non-accrual) in accordance with the terms of the loan, and with respect to loans originated by City National was made in accordance with City National's standard loan policies as in effect at the time the loan was negotiated except for loans to facilitate the sale of OREO or loans with renegotiated terms and conditions. The records of City National regarding all loans outstanding and OREO by City National on its books are accurate in all material respects and the risk classifications for the loans outstanding are, in the best judgment of the management of City Holding and City National, appropriate. The reserves for possible loan losses on the outstanding loans of City National, as reflected in the City Holding Financial Statements, have been established in accordance with GAAP and with the requirements of the OCC, the Federal Reserve Board, and the FDIC. In the best judgment of the management of City Holding and City National such reserves are adequate as of the date hereof and will be adequate as of the Effective Time of the Holding Company Merger to absorb all known and anticipated loan losses in the loan portfolio of City National. Except as identified on SCHEDULE 3.2(O), no loan in excess of $50,000 has been classified by examiners (regulatory or internal) as "Special Mention", "Substandard", "Doubtful", "Loss", or words of similar import. Except as disclosed on SCHEDULE 3.2(O), the OREO included in any nonperforming asset of City National is recorded at the lower of cost or fair value less estimated costs to sell based on independent appraisals that comply with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and Uniform Standards of Professional Appraisal Practice. Except as identified on SCHEDULE 3.2(O), to the Knowledge of City Holding and City National, each loan reflected as an asset on the City Holding Financial Statements is the legal, valid and binding obligation of the obligor and any guarantor, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, and no defense, offset or counterclaim has been asserted with respect to any such loan, which if successful would have a material adverse effect on the financial condition, results of operation or business of City Holding on a consolidated basis.

     (p) ABSENCE OF CHANGES. Except as identified on Schedule 3.2(p), since June 30, 1998 there has not been any material adverse change in the condition (financial or otherwise), aggregate assets or liabilities, earnings or business of City Holding, other than changes resulting from or attributable to (i) changes since such date in laws or regulations, GAAP or interpretations of either thereof that affect the banking or savings and loan industries generally, (ii) changes since such date in the general level of interest rates,
(iii) expenses since such date incurred in connection with the transactions contemplated by this Agreement, or (iv) any other accruals, reserves or expenses incurred by City Holding or its subsidiaries since such date with Horizon's prior written consent. Since June 30, 1998, the business of City Holding has been conducted only in the ordinary course.

     (q) BROKERS AND FINDERS. Neither City Holding, City National nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions


                                      A-26
APPENDIX A
or finders' fees in connection with the transactions contemplated herein, except for the engagement of Wheat First Securities, Inc., whose total compensation for its engagement shall not exceed $2,000,000.

     (r) SUBSIDIARIES; PARTNERSHIPS AND JOINT VENTURES. City Holding's only subsidiaries, direct or indirect, are set forth in SCHEDULE 3.2(R). Such corporations are duly organized, validly existing and in good standing under the laws of their jurisdiction of incorporation and have all requisite corporate power and authority to own, lease and operate their properties and to carry on their business as now being conducted in all material respects. City Holding owns, directly or indirectly, all of the issued and outstanding capital stock of its subsidiaries free and clear of any liens, claims, encumbrances, charges or rights of third parties of any kind whatsoever and is not a party to any joint venture agreement or partnership except as set forth in SCHEDULE 3.2(R).

     (s) REPORTS. Since January 1, 1995, City Holding and City National have filed all material reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with
(i) the Federal Reserve Board, (ii) the FDIC, (iii) the OCC, (iv) the WVBOB,
(v) the SEC and (vi) any other governmental or regulatory authority or agency having jurisdiction over their operations. Each of such reports and documents, including the financial statements, exhibits and schedules thereto, filed with the SEC pursuant to the 1934 Act was in form and substance in compliance in all material respects with the 1934 Act. No such report or statement, or any amendments thereto, contains any statement which, at the time and in light of the circumstances under which it was made, was false or misleading with respect to any material fact necessary in order to make the statements contained therein not false or misleading. City Holding is a reporting company under
Section 12(g) or 15(d) of the 1934 Act and the regulations of the SEC.

     (t) ENVIRONMENTAL MATTERS. For purposes of this subsection, the following terms shall have the indicated meaning:

     "Environmental Law" and "Hazardous Substance" shall have the meanings ascribed to those terms in SECTION 3.1(T) of this Agreement.

     "Loan Portfolio Properties and Other Properties Owned" means those properties owned or operated by City Holding or any of its subsidiaries, including those properties serving as collateral for any loans made and retained by City Holding or City National or for which City Holding or City National serves in a trust relationship for the loans retained in portfolio.

     Except as disclosed in SCHEDULE 3.2(T), to the Knowledge of City Holding,

       (i) neither City Holding nor City National has been or is in violation of or liable under any Environmental Law;

       (ii) none of the Loan Portfolio Properties and Other Properties Owned has been or is in violation of or liable under any Environmental Law; and

       (iii) there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law.

     (u) DISCLOSURE. Except to the extent of any subsequent correction or supplement with respect thereto furnished prior to the date hereof, no written statement, certificate, schedule, list or other written information furnished by or on behalf of City Holding at any time to Horizon, in connection with this Agreement, when considered as a whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Each document delivered or to be delivered by City Holding to Horizon is or will be a true and complete copy of such document, unmodified except by another document delivered by City Holding.

     (v) ACCOUNTING AND TAX MATTERS. Neither City Holding nor City National nor any subsidiary of either has taken or agreed to take any action or has any knowledge of any fact or circumstance that would prevent the


                                      A-27
                                                                      APPENDIX A

Holding Company Merger from qualifying as a reorganization within the meaning of Section 368 of the Code, or from being eligible for "pooling-of-interests" accounting.

     (w) REGULATORY APPROVALS. Neither City Holding nor City National nor any subsidiary of either knows of any reason why the approvals, consents and waivers of governmental authorities referred to in SECTIONS 6.1(F) AND 6.2(F) hereof should not be obtained on a timely basis without the imposition of any condition of the type referred to in SECTION 6.1(F) hereof and neither of them has taken or agreed to take any action that would materially impede or delay the receipt of such approvals, consents and waivers or would be reasonably likely to result in the imposition of any such condition.

     (x) YEAR 2000 MATTERS. The computer software operated by City Holding which is material to the conduct of its business is capable of providing or is being adapted to provide (pursuant to plans approved by the Board of Directors, copies of which have been provided to Horizon, the expense of which has been reserved against or otherwise provided for), in all material respects, uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such software records, stores processes and presents such calendar dates falling on or before December 31, 1999. Neither City Holding or City National has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve Board's Supervision and Regulation Letter No. SR 98-3(SUP), dated March 4, 1998).

     (y) INTEREST RATE RISK MANAGEMENT INSTRUMENTS. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of City Holding or any of its subsidiaries, were entered into in the ordinary course of business and, to the Knowledge of City Holding, in accordance with prudent banking practices and applicable rules, regulations and policies of any regulatory authority of competent jurisdiction and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of City Holding or one of its subsidiaries enforceable in accordance with their terms except as enforceability may be limited by laws affecting insured depository institutions and similar laws affecting the enforcement of creditors' rights generally and subject to any equitable principles limiting the right to obtain specific performance. City Holding and each of City Holding's subsidiaries have duly performed all of their obligations thereunder to the extent that such obligations to perform have accrued, and, to the Knowledge of City Holding, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

     (z) RECISSION OF REPURCHASES. Except as set forth on SCHEDULE 3.2(Z), all share repurchase programs previously authorized by the Board of Directors of City Holding have either expired or been revoked by resolution duly adopted on or prior to the date hereof.


                                  ARTICLE IV

                       CONDUCT AND TRANSACTIONS PRIOR TO
               THE EFFECTIVE TIME OF THE HOLDING COMPANY MERGER


 4.1. ACCESS TO RECORDS AND PROPERTIES OF CITY HOLDING, CITY NATIONAL, OTHER CITY HOLDING SUBSIDIARIES, HORIZON AND THE HORIZON BANKS; CONFIDENTIALITY.

     Between the date of this Agreement and the Effective Time of the Holding Company Merger, each of City Holding and City National and the subsidiaries of each on the one hand, and each of Horizon and the Horizon Banks on the other, agree to give to the other reasonable access to all the premises and books and records (including tax returns filed and those in preparation) of it and its subsidiaries and to cause its officers to furnish the other with such financial and operating data and other information with respect to the business and properties as the other shall from time to time request for the purposes of verifying the representations and warranties set forth herein, preparing the Registration Statement (as defined in SECTION 4.2) and applicable regulatory filings (as set forth in SECTION 4.6), to facilitate the parties in performing their due diligence reviews of the affairs of one another, and otherwise as reasonably requested in connection with the Transaction and the parties' various regulatory reporting obligations, PROVIDED, HOWEVER, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the respective business of the other. City Holding


                                      A-28
APPENDIX A
and Horizon shall each maintain the confidentiality of all confidential information furnished to it by the other party hereto concerning the business, operations, and financial condition of the party furnishing such information, and shall not use any such information except in furtherance of the Transaction. If this Agreement is terminated, each party hereto shall promptly return all documents and copies of, and all workpapers containing, confidential information received from the other party hereto. The obligations of confidentiality under this SECTION 4.1 shall survive any such termination of this Agreement and shall remain in effect, except to the extent that (a) one party shall have directly or indirectly acquired the assets and business of the other party; (b) as to any particular confidential information with respect to one party, such information (i) shall become generally available to the public other than as a result of an unauthorized disclosure by the other party or (ii) was available to the other party on a nonconfidential basis prior to its disclosure by the first party; (c) disclosure by any party is required by subpoena or order of a court of competent jurisdiction or by order of a regulatory authority of competent jurisdiction; or (d) disclosure is required by the SEC or bank or other regulatory authorities in connection with the transactions contemplated by this Agreement, provided that the disclosing party has, prior to such disclosure, advised the other party of the circumstances necessitating such disclosure and have reached mutually agreeable arrangements relating to such disclosure.


 4.2. REGISTRATION STATEMENT, PROXY STATEMENT, SHAREHOLDER APPROVAL.

     Horizon and City Holding will duly call and will hold meetings of their shareholders as soon as practicable for the purpose of approving the Holding Company Merger and the related transactions and will comply fully with the provisions of the 1933 Act and the 1934 Act and the rules and regulations of the SEC under such acts to the extent applicable, and the Articles of Incorporation and By-laws of Horizon and City Holding relating to the call and holding of a meeting of shareholders for such purpose. The Boards of Directors of Horizon and City Holding will recommend to and actively encourage shareholders that they vote in favor of the Holding Company Merger, to the maximum extent permissible in light of their fiduciary duties. City Holding and Horizon will jointly prepare the proxy statement-prospectus to be used in connection with such meeting (the "Proxy Statement-Prospectus") and City Holding will prepare and file with the SEC a Registration Statement on Form S-4 (the "Registration Statement"), of which such Proxy Statement-Prospectus shall be a part, and use its best efforts promptly to have the Registration Statement declared effective. In connection with the foregoing, City Holding will comply with the requirements of the 1933 Act, the 1934 Act, the Nasdaq Stock Market and the rules and regulations of the SEC under such acts with respect to the offering and sale of City Holding Common Stock in connection with the Transaction and with all applicable state Blue Sky and securities laws. The notices of such meetings and the Proxy Statement-Prospectus shall not be mailed to Horizon or City Holding shareholders until the Registration Statement shall have become effective under the 1933 Act. Horizon covenants that none of the information supplied by Horizon and City Holding covenants that none of the information supplied by City Holding in the Proxy Statement-Prospectus will, at the time of the mailing of the Proxy Statement-Prospectus to Horizon and City Holding shareholders, contain any untrue statement of a material fact nor will any such information omit any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; and at all times subsequent to the time of the mailing of the Proxy Statement-Prospectus, up to and including the date of the meetings of Horizon and City Holding shareholders, as applicable, to which the Proxy Statement-Prospectus relates, none of such information in the Proxy Statement-Prospectus, as amended or supplemented, will contain an untrue statement of a material fact or omit any material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading.


     Horizon, as the sole shareholder of the Horizon Banks, and City Holding, as the sole shareholder of City National, hereby approve this Agreement and the transactions contemplated herein.


 4.3. OPERATION OF THE BUSINESSES OF THE PARTIES.

     Each of Horizon, the Horizon Banks, City Holding and City National agrees that from June 30, 1998 to the Effective Time of the Holding Company Merger, they and their subsidiaries have operated, and they and their subsidiaries will operate, their respective businesses substantially as presently operated and only in the ordinary course and in general conformity with applicable laws and regulations, and, consistent with such operation, they will use their best efforts to preserve intact its present business organizations and its relationships with persons having business dealings with it. Without limiting the generality of the foregoing, Horizon, the Horizon Banks,


                                      A-29
                                                                      APPENDIX A

City Holding and City National agree that they will not, without the prior written consent of Horizon or City Holding, as applicable, (i) make any change in the salaries, bonuses or title of any executive officer, subject to bonus or compensation plans already adopted by the Board of Directors or the Compensation Committee thereof prior to the date of this Agreement; (ii) make any change in the title, salaries or bonuses of any other employee, other than those permitted by current employment policies in the ordinary course of business, any of which changes shall be reported promptly to the other parties;
(iii) enter into any bonus, incentive compensation, deferred compensation, profit sharing, thrift, retirement, pension, group insurance or other benefit plan or any employment or consulting agreement or increase benefits under existing plans subject to bonus plans already adopted by the Board of Directors or the Compensation Committee thereof prior to the date of this Agreement; (iv) create or otherwise become liable with respect to any indebtedness for money borrowed or purchase money indebtedness except in the ordinary course of business; (v) amend its Articles of Incorporation, Charter or By-laws, except that City Holding shall amend its Articles of Incorporation immediately preceding the Effective Time of the Holding Company Merger to authorize the issuance of up to 100,000,000 shares of City Holding Common Stock, par value $2.50 per share, and up to 5,000,000 shares of City Holding Preferred Stock, par value $25.00 per share; (vi) issue or contract to issue any shares of capital stock or securities exchangeable for or convertible into capital stock except (t) up to 94,800 shares of Horizon Common Stock issuable to senior executive officers pursuant to Horizon Options outstanding as of June 30, 1998,
(u) up to 1,853,262 shares of Horizon Common Stock pursuant to the Horizon Option Agreement; (v) shares of or options to purchase Horizon Common Stock pursuant to the Horizon 401(k) Plan, the Horizon Employee Stock Option Plan, the Horizon Incentive Stock Option Plan and the Horizon Dividend Reinvestment Plan; (w) up to 30,000 options to purchase shares of Horizon Common Stock issuable pursuant to Horizon's Incentive Stock Option Plan; (x) up to 285,671 shares of City Holding Common Stock issuable pursuant to City Holding Options outstanding as of June 30, 1998; (y) up to 1,334,095 shares of City Holding Common Stock pursuant to the City Holding Option Agreement; or (z) shares of City Holding Common Stock issuable pursuant to City Holding's dividend reinvestment plan, 401(k) plan, and Employee Stock Ownership Plan; (vii) except as set forth on SCHEDULE 4.3, repurchase any shares of Horizon or City Holding capital stock; (viii) enter into or assume any material contract or obligation, except in the ordinary course of business; (ix) other than as provided in (a) below with respect to the work-out of nonperforming assets, waive, release, compromise or assign any right or claim involving $75,000 or more; (x) propose or take any other action which would make any representation or warranty of such party in ARTICLE III hereof untrue; (xi) introduce any new products or services or change the rate of interest on any deposit instrument to above-market interest rates; (xii) make any change in policies respecting extensions of credit or loan charge-offs; (xiii) change reserve requirement policies; (xiv) change securities portfolio policies; (xv) acquire a policy or enter into any new agreement, amendment or endorsement or make any changes relating to insurance coverage, including coverage for its directors and officers, which would result in an additional payment obligation of $50,000 or more; (xvi) propose or take any action with respect to the closing of any branches; (xvii) amend the terms of any outstanding stock option or similar agreements; (xviii) amend the terms of the written severance or employment agreements; or (xix) make any change in any tax election or accounting method or system of internal accounting controls, except as may be appropriate to conform to any change in regulatory accounting requirements or GAAP. Horizon, the Horizon Banks, City Holding and City National further agree that, between the date of this Agreement and the Effective Time of the Holding Company Merger, they will consult and cooperate with one another regarding (a) loan portfolio management, including management and work-out of nonperforming assets, and credit review and approval procedures and (b) securities portfolio and funds management, including management of interest rate risk.


 4.4. NO SOLICITATION.

     Unless and until this Agreement shall have been terminated pursuant to its terms, neither Horizon, the Horizon Banks, City Holding or City National nor any of their executive officers, directors, representatives, agents or affiliates shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations (with any person other than a party to this Agreement) concerning any merger, sale of substantial assets, tender offer, sale of shares of stock or similar transaction involving such party or disclose, directly or indirectly, any information not customarily disclosed to the public concerning such party, afford to any other person access to the properties, books or records of such party (unless required by the provisions of SECTION 31-1-105 of the WVC) or otherwise assist any person preparing to make or who has made such an offer, or enter into any agreement with any third


                                      A-30
APPENDIX A
party providing for a business combination transaction, equity investment or sale of significant amount of assets. Horizon, the Horizon Banks, City Holding and City National will promptly communicate to one another the terms of any proposal which any of them may receive in respect to any of the foregoing transactions.


 4.5. DIVIDENDS.

     Horizon and City Holding agree that since June 30, 1998 they have not, and prior to the Effective Time of the Holding Company Merger they will not, declare any cash dividends without the prior written consent of the other party, except for regular quarterly cash dividends not in excess of that most recently declared prior to June 30, 1998 except that Horizon and City Holding may increase the dividend amount for the fourth quarter of 1998, consistent with the relative increase of such dividend for the fourth quarter of 1997. Horizon and City Holding will coordinate with one another regarding the declaration and payment of dividends in respect of Horizon Common Stock and City Holding Common Stock to ensure that no holder of Horizon Common Stock will receive two dividends, or fail to receive on dividend, for any single calendar quarter with respect to its shares of Horizon Common Stock, including shares of City Holding Common Stock such holder may receive in connection with the Transaction.


 4.6. REGULATORY FILINGS; BEST EFFORTS.

     City Holding and Horizon shall jointly prepare all regulatory filings required to consummate the transactions contemplated by this Agreement and submit the filings for approval with the Federal Reserve Board, the OCC, the FDIC and the WVBOB as soon as practicable after the date hereof. City Holding and Horizon shall use their best efforts to obtain approvals of such filings.


 4.7. PUBLIC ANNOUNCEMENTS.

     Each party will consult with the other before issuing any press release or otherwise making any public statements with respect to the Transaction and shall not issue any press release or make any such public statement prior to such consultations and approval of the other party, which approval shall not be unreasonably withheld, except as may be required by law.


 4.8. OPERATING SYNERGIES; CONFORMANCE TO RESERVE POLICIES, ETC.

     Between the date hereof and the Effective Time of the Holding Company Merger, the parties will work with one another to achieve appropriate operating efficiencies following the Closing Date. Subject to the Horizon Banks' approval, which will not be unreasonably withheld, City Holding's notification to the Horizon Banks' customers and City Holding's direct contact with customers regarding the Bank Mergers will commence following receipt of Federal Reserve Board and OCC approval but not earlier than 60 days prior to the Closing Date. At the request of City Holding and upon receipt by Horizon and the Horizon Banks of written confirmation from City Holding and City National that there are no conditions to the obligations of City Holding and City National under this Agreement set forth in ARTICLE V which they believe will not be fulfilled so as to permit them to consummate the Transaction and the other transactions contemplated hereby, not more than three days before the Effective Time of the Holding Company Merger Horizon and the Horizon Banks shall establish such additional accruals, reserves and charge-offs, through appropriate entries in its accounting books and records, provided such adjustments are in accordance with GAAP and applicable law and regulation as may be necessary to conform Horizon's and the Horizon Banks' accounting and credit loss reserve practices and methods to those of City Holding and City National (as such practices and methods are to be applied from and after the Effective Time of the Holding Company Merger). Any such accruals, reserves and charge-offs shall not be deemed to cause any representation and warranty of Horizon and the Horizon Banks to be untrue or inaccurate as of the Effective Time of the Holding Company Merger.


 4.9. CITY HOLDING RIGHTS AGREEMENT.

     City Holding agrees that any rights issued pursuant to the Rights Agreement, dated as of May 7, 1991, shall be issued with respect to each share of City Holding Common Stock issued pursuant to the terms hereof and the Holding Company Plan of Merger, regardless whether there has occurred a Distribution Date under the terms of such Rights Agreement prior to the occurrence of the Effective Time of the Holding Company Merger.


                                      A-31
                                                                      APPENDIX A

 4.10. AGREEMENT AS TO EFFORTS TO CONSUMMATE.

     Subject to the other terms and conditions of this Agreement, each of City Holding, City National, Horizon and the Horizon Banks agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including, without limitation, using reasonable effort to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated herein. Each of City Holding, City National, Horizon and the Horizon Banks shall use its best efforts to obtain consents of all third parties and governmental bodies necessary or desirable for the consummation of the transactions contemplated by this Agreement.


 4.11. ADVERSE CHANGES IN CONDITION.

     City Holding, City National, Horizon and the Horizon Banks each agrees to give written notice promptly to the other concerning any event or circumstance which would cause or constitute a breach of any of the representations, warranties or covenants of such party contained herein. Each of City Holding, City National, Horizon and the Horizon Banks shall use its best efforts to prevent or promptly to remedy the same.


 4.12. NASDAQ LISTING.

     City Holding will file with the Nasdaq Stock Market an additional listing application for the shares of City Holding Common Stock to be issued in the Holding Company Merger and shall use its best efforts to cause such shares to be approved for listing on the Nasdaq Stock Market prior to the Effective Time of the Holding Company Merger.


 4.13. DELIVERY AND UPDATING OF SCHEDULES.

     (a) Horizon shall prepare and deliver to City Holding all of the Schedules pertaining to Horizon and the Horizon Banks referred to in SECTION 3.1 not later than August 14, 1998. Such Schedules shall be true and correct as of the date delivered or such other date provided in ARTICLE III.

     (b) City Holding shall prepare and deliver to Horizon all of the Schedules pertaining to City Holding and City National referred to in SECTION 3.2 not later than August 14, 1998. Such Schedules shall be true and correct as of the date delivered or such other date provided in ARTICLE III.

     (c) Horizon shall notify City Holding, and City Holding shall notify Horizon, of any changes, additions or events which may cause any change in or addition to any Schedules delivered by it under this Agreement, promptly after the occurrence of same and at the Closing Date by delivery of updates of all Schedules, including future quarterly and annual financial statements. No notification made pursuant to this SECTION 4.13 shall be deemed to cure any breach of any representation or warranty made in this Agreement or any Schedule unless City Holding or Horizon, as the case may be, specifically agree thereto in writing, nor shall any such notification be considered to constitute or give rise to a waiver by Horizon or the Horizon Banks on the one hand, or City Holding or City National on the other hand of any condition set forth in this Agreement.


 4.14. TRANSACTIONS IN CITY HOLDING COMMON STOCK.

     Other than the issuance or acquisition of City Holding Common Stock pursuant to City Holding employee benefit plans, or the purchase or sale of City Holding Common Stock by City National in its capacity as trustee under City Holding employee benefit plans or in any other fiduciary capacity in which it is directed to sell or purchase City Holding Common Stock, none of City Holding, City National, Horizon or the Horizon Banks will, directly or indirectly, purchase, publicly sell or publicly acquire any shares of City Holding Common Stock, or take any other action intended to manipulate the price of City Holding Common Stock, during the 10 trading days ending on the 10th day prior to the Effective Time of the Holding Company Merger.


 4.15. STANDSTILL AGREEMENTS; CONFIDENTIALITY AGREEMENTS.

     During the period from the date of this Agreement through the Effective Time of the Holding Company Merger, neither Horizon nor City Holding shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective subsidiaries is a party. During such period,


                                      A-32
APPENDIX A

Horizon or City Holding, as the case may be, shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.


 4.16. LETTERS FROM ACCOUNTANTS.

     City Holding, City National, Horizon and the Horizon Banks shall use reasonable efforts to cause Ernst & Young, LLP, independent accountants for City Holding and Horizon, to deliver to City Holding and City National and Horizon and the Horizon Banks, letters dated within two business days prior to the date the Registration Statement shall become effective and in form and substance reasonably satisfactory to the recipient thereof to the effect that for financial reporting purposes, the Transaction qualifies for pooling-of-interests accounting treatment under GAAP if consummated in accordance with this Agreement.


                                   ARTICLE V

                      MANAGEMENT AND CORPORATE GOVERNANCE


 5.1. BOARD OF DIRECTORS.

     Immediately following the Effective Time of the Holding Company Merger, the Board of Directors of City Holding shall be comprised of 24 members, 12 to be designated by City Holding and 12 to be designated by Horizon at least 10 business days prior to the mailing of the Proxy Statement-Prospectus to the shareholders of City Holding and Horizon. If any director so designated shall be unwilling or unable to serve as a director of City Holding, a replacement shall be designated by the remaining persons designated by City Holding or Horizon, as applicable. Until the 1999 annual meeting of the Board of Directors, the Chairman of the Board shall be elected by the directors designated by Horizon.


 5.2. MANAGEMENT.

     Immediately following the Effective Time of the Holding Company Merger, the management of City Holding and City National shall be as set forth on EXHIBIT E.


                                  ARTICLE VI

                             CONDITIONS OF MERGER


 6.1. CONDITIONS OF OBLIGATIONS OF CITY HOLDING AND CITY NATIONAL.

     The obligations of City Holding and City National to perform this Agreement are subject to the satisfaction at or prior to the Effective Time of the Holding Company Merger of the following conditions unless waived by City Holding and City National.

     (a) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. The representations and warranties of Horizon and the Horizon Banks set forth in
SECTION 3.L hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time of the Holding Company Merger as though made on and as of the Effective Time of the Holding Company Merger (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date); Horizon and the Horizon Banks shall have in all material respects performed all obligations required to be performed by them and satisfied all conditions required to be satisfied by them under this Agreement prior to the Effective Time of the Holding Company Merger; and City Holding and City National shall have received a certificate signed by the Chief Executive Officer and by the Chief Financial Officer of Horizon and each of the Horizon Banks, which may be to their knowledge after due inquiry, to such effects.

     (b) AUTHORIZATION OF TRANSACTION. All action necessary to authorize the execution, delivery and performance of this Agreement by Horizon and the Horizon Banks and the consummation of the transactions contemplated herein (including the shareholder action referred to in SECTION 4.2) shall have been duly and validly taken by the Boards of Directors of Horizon and the Horizon Banks and by the shareholders of Horizon and the Horizon


                                      A-33
                                                                      APPENDIX A

Banks, and Horizon and the Horizon Banks shall have full power and right to merge into City Holding and City National, respectively, on the terms provided herein.

     (c) OPINION OF COUNSEL. City Holding and City National shall have received an opinion of Jackson & Kelly, counsel to Horizon and the Horizon Banks, dated the Closing Date and satisfactory in form and substance to counsel to City Holding and City National, in the form attached hereto as EXHIBIT G.

     (d) THE REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act and City Holding shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to offer and issue the City Holding Common Stock in connection with the Holding Company Merger, and neither the Registration Statement nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the SEC or any state securities authority.

     (e) TAX OPINION. City Holding and City National shall have received, in form and substance satisfactory to them, an opinion of Hunton & Williams to the effect that, for federal income tax purposes, each of the Holding Company Merger and the Bank Mergers will qualify as a "reorganization" under Section 368(a) of the Code, and no taxable gain will be recognized by City Holding, City National, Horizon or the Horizon Banks (i) in the Holding Company Merger
(a) upon the transfer of Horizon's assets to City Holding in exchange for City Holding Common Stock and the assumption of Horizon's liabilities or (b) upon the distribution of such City Holding Common Stock to Horizon shareholders or
(ii) in the Bank Mergers, (a) upon the transfer of the Horizon Banks' assets to City National in exchange for the assumption of the Horizon Banks' liabilities and in constructive exchange for City National common stock (but the Horizon Banks or City National may be required to include certain amounts in income as a result of the termination of any bad debt reserve maintained by the Horizon Banks for federal income tax purposes and other possible required changes in tax accounting methods) or (b) upon the constructive distribution of such City National common stock to City Holding.

     (f) REGULATORY APPROVALS. All required approvals from federal and state regulatory authorities having jurisdiction to permit City Holding and City National to consummate the Transaction and to issue City Holding Common Stock to Horizon shareholders shall have been received and shall have contained no conditions deemed in good faith to be materially disadvantageous by City Holding, in light of the transaction as a whole, as to make the transition not feasible. Notwithstanding anything to the contrary in this Agreement, in the event that divestiture of operations is required by any regulatory agency that affects the market of Hinton or Summers County, West Virginia, City Holding agrees not to divest any of the operations currently comprising Summers, but rather to divest other operations. No temporary restraining order, preliminary or permanent injunction or other order by any Federal or state court in the United States which prevents the consummation of the Transaction shall have been issued and remain in effect.

     (g) AFFILIATE LETTERS. Within 60 days of the date hereof, each shareholder of Horizon who is a Horizon Affiliate shall have executed and delivered a commitment and undertaking in the form of EXHIBIT H to the effect that (1) such shareholder will dispose of the shares of City Holding Common Stock received by him in connection with the Holding Company Merger only in accordance with the provisions of paragraph (d) of Rule 145 under the 1933 Act; (2) such shareholder will not dispose of any of such shares until City Holding has received, at its expense, an opinion of counsel acceptable to it that such proposed disposition will not violate the provisions of paragraph (d) of Rule 145 and any applicable securities laws which opinion shall be rendered promptly following counsel's receipt of such shareholder's written notice of its intent to sell shares of City Holding Common Stock; (3) such shareholder shall not dispose of any such shares until City Holding has published results of at least 30 days of the combined operations of City Holding and Horizon and (4) the certificates representing said shares may bear a legend referring to the foregoing restrictions.

     (h) NASDAQ LISTING. The shares of City Holding Common Stock to be issued in the Holding Company Merger shall have been approved for listing, upon notice of issuance, on the Nasdaq Stock Market.

     (i) ACCEPTANCE BY CITY HOLDING AND CITY NATIONAL COUNSEL. The form and substance of all legal matters contemplated hereby and of all papers delivered hereunder shall be reasonably acceptable to counsel for City Holding and City National.


                                      A-34
APPENDIX A

     (j) LETTERS FROM ACCOUNTANTS. City Holding and City National shall have received letters from Ernst & Young, LLP, independent accountants for City Holding and Horizon, dated within two business days prior to the Closing Date and in form and substance reasonably satisfactory to City Holding and City National to the effect that for financial reporting purposes, the Transaction qualifies for pooling-of-interests accounting treatment under GAAP if consummated in accordance with this Agreement.

     (k) DISSENTING SHARES. The total amount of cash paid or payable by City Holding for Dissenting Shares, fractional shares of Horizon Common Stock and any shares of City Holding Common Stock with respect to which the holder has exercised dissenters' rights shall not exceed 9% of the aggregate value of the shares of City Holding Common Stock and cash exchanged for the shares of Horizon Common Stock in the Holding Company Merger.

     (l) FAIRNESS OPINION. Unless waived by City Holding, City Holding shall have received an opinion, dated within five business days of the date on which the Proxy Statement-Prospectus for this transaction is mailed to City Holding Shareholders from Wheat First Securities, Inc. that as of such date the Exchange Ratio is fair, from a financial point of view, to the holders of City Holding Common Stock.

     (m) EMPLOYMENT AGREEMENT. Steven J. Day shall have waived the application to any transaction contemplated by or discussed in this Agreement or the Holding Company Plan of Merger of the "change of control" provisions of any employment or severance agreement between him and City Holding.


 6.2. CONDITIONS OF OBLIGATIONS OF HORIZON AND THE HORIZON BANKS.

     The obligations of Horizon and the Horizon Banks to perform this Agreement are subject to the satisfaction at or prior to the Effective Time of the Holding Company Merger of the following conditions unless waived by Horizon and the Horizon Banks:

     (a) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. The representations and warranties of City Holding and City National set forth in
SECTION 3.2 hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time of the Holding Company Merger as though made on and as of the Effective Time of the Holding Company Merger (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date); City Holding and City National shall have in all material respects performed all obligations required to be performed by them and satisfied all conditions required to be satisfied by them under this Agreement prior to the Effective Time of the Holding Company Merger; and Horizon and the Horizon Banks shall have received a certificate signed by the Chief Executive Officer and by the Chief Financial Officer of City Holding and City National, which may be to their knowledge after due inquiry, to such effects.

     (b) AUTHORIZATION OF TRANSACTION. All action necessary to authorize the execution, delivery and performance of this Agreement by City Holding and City National and the consummation of the transactions contemplated herein (including the shareholder action referred to in SECTION 4.2) shall have been duly and validly taken by the Boards of Directors of City Holding and City National and by the shareholders of City Holding and City National, and City Holding and City National shall have full power and right to merge with Horizon and the Horizon Banks, respectively, on the terms provided herein.

     (c) OPINION OF COUNSEL. Horizon and the Horizon Banks shall have received an opinion of Hunton & Williams, counsel to City Holding and City National, dated the Closing Date and satisfactory in form and substance to counsel to Horizon and the Horizon Banks, in the form attached hereto as EXHIBIT J.

     (d) THE REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act and City Holding shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to offer and issue the City Holding Common Stock in connection with the Holding Company Merger, and neither the Registration Statement nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the SEC or any state securities authority.

     (e) TAX OPINION. Horizon and the Horizon Banks shall have received, in form and substance reasonably satisfactory to them, an opinion of Jackson & Kelly to the effect that, for federal income tax purposes, each of the Holding Company Merger and the Bank Mergers will qualify as a "reorganization" under
Section 368(a) of the


                                      A-35
                                                                      APPENDIX A

Code; no taxable gain will be recognized by City Holding, City National, Horizon or the Horizon Banks (i) in the Holding Company Merger (a) upon the transfer of Horizon's assets to City Holding in exchange for City Holding Common Stock and the assumption of Horizon's liabilities or (b) upon the distribution of such City Holding Common Stock to Horizon shareholders or (ii) in the Bank Mergers, (a) upon the transfer of the Horizon Banks' assets to City National in exchange for the assumption of the Horizon Banks' liabilities and in constructive exchange for City National stock (but the Horizon Banks or City National may be required to include certain amounts in income as a result of the termination of any bad-debt reserve maintained by the Horizon Banks for federal income tax purposes and other possible required changes in tax accounting methods) or (b) upon the constructive distribution of such City National stock to City Holding; no taxable gain will be recognized by a Horizon shareholder on the exchange by such shareholder of shares of Horizon Common Stock solely for shares of City Holding Common Stock (including any fractional share interest) in the Holding Company Merger; a Horizon common shareholder's basis in City Holding Common Stock (including any fractional share interest) received in the Holding Company Merger will be the same as the shareholder's basis in the Horizon Common Stock surrendered in exchange therefor; the holding period of such City Holding Common Stock (including any fractional share interest) for a Horizon shareholder will include the holding period of the Horizon Common Stock surrendered in exchange therefor, if such Horizon Common Stock is held as a capital asset by the shareholder at the Effective Time of the Holding Company Merger; and a Horizon common shareholder who receives cash in lieu of a fractional share of City Holding Common Stock will recognize gain or loss equal to any difference between the amount of cash received and the shareholder's basis in the fractional share interest.

     (f) REGULATORY APPROVALS. All required approvals from federal and state regulatory authorities having jurisdiction to permit Horizon and the Horizon Banks to consummate the Transaction and to permit City Holding to issue City Holding Common Stock to Horizon shareholders shall have been received. No temporary restraining order, preliminary or permanent injunction or other order by and Federal or state court in the United States which prevents the consummation of the Transaction shall have been issued and remain in effect.

     (g) NASDAQ LISTING. The shares of City Holding Common Stock to be issued in the Holding Company Merger shall have been approved for listing, upon notice of issuance, on the Nasdaq Stock Market.

     (h) ACCEPTANCE BY HORIZON COUNSEL. The form and substance of all legal matters contemplated hereby and of all papers delivered hereunder shall be reasonably acceptable to counsel for Horizon.

     (i) LETTERS FROM ACCOUNTANTS. Horizon and the Horizon Banks shall have received letters from Ernst & Young, LLP, independent accountants for City Holding and Horizon, dated within two business days of the Closing Date and in form and substance reasonably satisfactory to Horizon and the Horizon Banks to the effect that for financial reporting purposes, the Transaction qualifies for pooling-of-interests accounting treatment under GAAP if consummated in accordance with this Agreement.

     (j) FAIRNESS OPINION. Unless waived by Horizon, the Horizon Board shall have received an opinion, dated within five business days of the date on which the Proxy Statement-Prospectus for this transaction is mailed to Horizon shareholders from Baxter, Fentriss & Co. that as of such date the consideration to be received by the holders of Horizon Common Stock in the Holding Company Merger is fair from a financial point of view.

     (k) EMPLOYMENT AGREEMENT. Steven J. Day shall have waived the application to any transaction contemplated by or discussed in this Agreement or the Holding Company Plan of Merger of the "change of control" provisions of any employment or severance agreement between him and City Holding.


                                  ARTICLE VII

                         CLOSING DATE; EFFECTIVE TIME


 7.1. CLOSING DATE.

     Unless another date or place is agreed to in writing by the parties, the closing of the transactions contemplated in this Agreement shall take place at the offices of City Holding, 25 Gatewater Road, Charleston, West Virginia, at 10:00 o'clock A.M., local time, on such date as City Holding and Horizon shall agree upon; provided, that such date shall not be earlier than 10 days after the receipt of the last required regulatory approval, and shall


                                      A-36
APPENDIX A
not be later than 60 days after the receipt of such approval and, in no event, shall be later than March 31, 1999 (the "Closing Date"). The parties agree to use their best efforts to make the Holding Company Merger effective on or before December 31, 1998.


 7.2. FILINGS AT CLOSING.

     Subject to the provisions of ARTICLE V, at the Closing Date, City Holding shall cause Articles of Merger relating to the Holding Company Plan of Merger to be filed in accordance with the WVC and City Holding, City National, Horizon and the Horizon Banks shall take any and all lawful actions to cause the Holding Company Merger to become effective.


 7.3. EFFECTIVE TIME.

     Subject to the terms and conditions set forth herein, including receipt of all required regulatory approvals, the Holding Company Merger shall become effective at the time Articles of Merger filed with the Secretary of State of the State of West Virginia are made effective (the "Effective Time of the Holding Company Merger") and the Bank Mergers shall become effective at the times the respective Articles of Merger filed with the applicable governmental authorities are made effective (the "Effective Time of the Bank Mergers").


                                 ARTICLE VIII

           TERMINATION; SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
                        COVENANTS; WAIVER AND AMENDMENT


 8.1. TERMINATION.

     This Agreement shall be terminated, and the Transaction abandoned, if the shareholders of City Holding or Horizon shall not have given the approval required by SECTION 4.2. Notwithstanding such approval by such shareholders, this Agreement may be terminated at any time prior to the Effective Time of the Holding Company Merger, by:

     (a) The mutual consent of City Holding and Horizon, as expressed by their respective Boards of Directors;

     (b) Either City Holding or Horizon, as expressed by their respective Boards of Directors, if the Holding Company Merger has not occurred by March 31, 1999, provided that the failure of the Holding Company Merger to so occur shall not be due to a willful breach of any representation, warranty, covenant or agreement by the party seeking to terminate this Agreement;

     (c) By City Holding in writing authorized by its Board of Directors if Horizon or the Horizon Banks has, or by Horizon in writing authorized by its Boards of Directors, if City Holding or City National has, in any material respect, breached (i) any covenant or agreement contained herein, or (ii) any representation or warranty contained herein, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Closing Date; PROVIDED, that it is understood and agreed that either party may terminate this Agreement on the basis of any such material breach of any representation or warranty which is not cured within 30 days of written notice thereof contained herein notwithstanding any qualification therein relating to the knowledge of the other party;

     (d) Either City Holding or Horizon, as expressed by their respective Boards of Directors, in the event that any of the conditions precedent to the obligations of such parties to consummate the Transaction have not been satisfied or fulfilled or waived by the party entitled to so waive on or before the Closing Date, provided that no party shall be entitled to terminate this Agreement pursuant to this subparagraph (d) if the condition precedent or conditions precedent which provide the basis for termination can reasonably be and are satisfied within a reasonable period of time, in which case, the Closing Date shall be appropriately postponed;

     (e) City Holding or Horizon if the Federal Reserve Board, the OCC, the FDIC or the WVBOB deny approval of the Transaction and the time period for all appeals or requests for reconsideration has run;


                                      A-37
                                                                      APPENDIX A

     (f) City Holding, if Horizon fails to deliver to City Holding as required by SECTION 4.13(A) the Schedules relating to Horizon and the Horizon Banks or if City Holding notifies Horizon not later than 5:00 p.m., Charleston, West Virginia time, on August 21, 1998, that the results of its due diligence review of the affairs of Horizon and the Horizon Banks, including its review of such Schedules and as more generally provided for in SECTION 4.1, have been, in its sole judgment, unsatisfactory;

     (g) Horizon, if City Holding fails to deliver to Horizon as required by
SECTION 4.13(B) the Schedules relating to City Holding and City National or if Horizon notifies City Holding not later than 5:00 p.m., Charleston, West Virginia time, on August 21, 1998, that the results of its due diligence review of the affairs of City Holding and City National, including its review of such Schedules and as more generally provided for in SECTION 4.1, have been, in its sole judgment, unsatisfactory;

     (h) Either Horizon or City Holding, if any stockholder approval required by Section 4.2 herein is not obtained; or

     (i) Either Horizon or City Holding, if the Board of Directors of the other party, acting in accordance with the second sentence of SECTION 4.2, shall have withdrawn, modified or changed in a manner adverse to the terminating party its approval or recommendation of this Agreement and the transactions contemplated hereby.


 8.2. EFFECT OF TERMINATION.

     In the event of the termination and abandonment of this Agreement and the Transaction pursuant to SECTION 8.1, this Agreement, other than the provisions of SECTIONS 4.1 (last three sentences) and 10.1, shall become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, provided that nothing contained in this SECTION 8.2 shall relieve any party from liability for any willful breach of this Agreement.


 8.3. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

     The respective representations and warranties, obligations, covenants and agreements (except for those contained in SECTIONS 1.2, 1.3, 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, ARTICLE V, 7.2, 7.3, 8.1, 8.2, 8.3, 8.4, 9.1, 9.2, 10.2, 10.3,
10.4 AND 10.6 which shall survive the effectiveness of the Transaction) of City Holding, City National, Horizon and the Horizon Banks contained herein shall expire with, and be terminated and extinguished by, the effectiveness of the Transaction and shall not survive the Effective Time of the Holding Company Merger.


 8.4. WAIVER AND AMENDMENT.

     Any term or provision of this Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof and this Agreement may be amended or supplemented by written instructions duly executed by all parties hereto at any time, whether before or after the meetings of City Holding and Horizon shareholders referred to in
SECTION 4.2 hereof, excepting statutory requirements and requisite approvals of shareholders and regulatory authorities, provided that any such amendment or waiver executed after shareholders of City Holding or Horizon have approved this Agreement and the Holding Company Plan of Merger shall not modify either the amount or form of the consideration to be received by such shareholders for their shares of Horizon Common Stock or otherwise materially adversely affect such shareholders without their approval.


                                  ARTICLE IX

                             ADDITIONAL COVENANTS


 9.1. INDEMNIFICATION OF HORIZON OFFICERS AND DIRECTORS; LIABILITY INSURANCE.

     After the Effective Time of the Holding Company Merger, City Holding acknowledges its obligation to provide, and agrees to provide, indemnification to the directors, employees and officers of Horizon and the Horizon Banks and the subsidiaries thereof for events occurring prior to or subsequent to the Effective Time of the Holding Company Merger as if they had been directors, employees or officers of City Holding prior to the Effective Time of the Holding Company Merger, to the extent permitted under the WVC and the Articles of


                                      A-38
APPENDIX A

Incorporation and Bylaws of City Holding as in effect as of the date of this Agreement. Such indemnification shall continue for ten years after the Effective Time of the Holding Company Merger, provided that any right to indemnification in respect of any claim asserted or made within such ten year period shall continue until final disposition of such claim. City Holding will provide officers and directors liability insurance coverage to all directors and officers of Horizon and the Horizon Banks and their subsidiaries, whether or not they become part of the City Holding organization after the Effective Time of the Holding Company Merger, to the same extent provided to City Holding's officers and directors, provided that coverage will not extend to acts as to which notice has been given prior to the Effective Time of the Holding Company Merger. The right to indemnification and insurance provided in this Section 9.1 is intended to be for the benefit of directors, employees and officers of Horizon and the Horizon Banks and the subsidiaries thereof and as such may be personally enforced by them at law or in equity.


 9.2. EMPLOYEE MATTERS.

     (a) SEVERANCE BENEFITS. City Holding or City National will pay a severance benefit to each person, other than those persons who have employment agreements with City Holding or City National, who is an employee of City Holding, City National, Horizon, the Horizon Banks or any of their subsidiaries at the Effective Time of the Holding Company Merger and who is terminated without cause within six months after the Effective Time of the Holding Company Merger. The amount of such severance benefit will equal one week, in the case of hourly employees, and two weeks, in the case of salaried employees, of such employee's base pay (as in effect immediately before the Effective Time of the Holding Company Merger) for each full year of service up to 52 weeks base pay, PROVIDED, HOWEVER, that the severance benefit shall not be less than three weeks of base pay. Such severance benefit shall be in lieu of any other severance benefit otherwise to be provided to such employees.

     (b) EMPLOYEE BENEFITS FOR TRANSFERRED EMPLOYEES. All employees of Horizon or the Horizon Banks immediately prior to the Effective Time of the Holding Company Merger who are employed by City Holding, City National or another City Holding subsidiary immediately following the Effective Time of the Holding Company Merger ("Transferred Employees") will be covered by City Holding's employee benefit plans as to which they are eligible based on their length of service, compensation, job classification, and position, including, where applicable, any incentive compensation plan. Notwithstanding the foregoing, City Holding may determine to continue any of the Horizon or the Horizon Banks benefit plans for Transferred Employees in lieu of offering participation in City Holding's benefit plans providing similar benefits (e.g., medical and hospitalization benefits), to terminate any of the Horizon or the Horizon Banks benefit plans, or to merge any such benefit plans with City Holding's benefit plans. Except as specifically provided in this SECTION 9.2 and as otherwise prohibited by law, Transferred Employees' service with Horizon or the Horizon Banks which is recognized by the applicable benefit plan of Horizon or the Horizon Banks at the Effective Time of the Holding Company Merger shall be recognized as service with City Holding for purposes of eligibility to participate and vesting, if applicable (but not for purposes of benefit accrual) under the corresponding City Holding benefit plan, if any, subject to applicable break-in-service rules.

     (c) ADVISORY DIRECTORS. Following the Effective Time of the Holding Company Merger, City Holding agrees to appoint members of the Board of Directors of Raleigh, Summers, Greenbrier, Marlinton and Twentieth as advisory directors of City National, but this undertaking shall not create any obligation on City Holding's part to appoint any particular director as an advisory director for any particular term. City Holding agrees, for three years from the Effective Time of the Holding Company Merger, to maintain deferred compensation plans for directors, with similar benefits, and shall not terminate or reduce any benefits of any person thereunder which have been accrued, funded or vested.

     (d) EMPLOYMENT AGREEMENTS. Immediately following the Effective Time of the Holding Company Merger, City Holding shall enter into employment or consulting agreements, in the forms attached hereto as EXHIBIT I, with the individuals named on EXHIBIT I.


                                      A-39
                                                                      APPENDIX A

                                   ARTICLE X

                                 MISCELLANEOUS


 10.1. EXPENSES.

     Each party hereto shall bear and pay the costs and expenses incurred by it relating to the transactions contemplated hereby.


 10.2. ENTIRE AGREEMENT.

     This Agreement contains the entire agreement among City Holding, City National, Horizon and the Horizon Banks with respect to the Transaction and the related transactions and supersedes all prior agreements (including the Letter Agreement), arrangements or understandings with respect thereto.


 10.3. DESCRIPTIVE HEADINGS.

     Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement.


 10.4. NOTICES.

     All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

                     If to City Holding or City National:

                     City Holding Company
                     25 Gatewater Road
                     Charleston, West Virginia 25313
                     Attention: Robert A. Henson
                            Chief Financial Officer
                     Copy to:

                     Lathan M. Ewers, Jr.
                     Randall S. Parks
                     Hunton & Williams
                     951 East Byrd Street
                     Richmond, Virginia 23219

                     If to Horizon or the Horizon Banks:

                     Horizon Bancorp, Inc.
                     One Park Avenue
                     Beckley, West Virginia 25801
                     Attention: Frank S. Harkins, Jr. Chairman

                     Copy to:

                     Louis S. Southworth, II
                     Charles D. Dunbar
                     Jackson & Kelly
                     1600 Laidley Tower (Zip: 25301)
                     P.O. Box 553
                     Charleston, West Virginia 25322

                     E. M. Payne, III
                     File, Payne, Scherer & File
                     P.O. Drawer L
                     130 Main Street
                     Beckley, West Virginia 25801


                                      A-40
APPENDIX A

 10.5. COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.


 10.6. GOVERNING LAW.

     Except as may otherwise be required by the laws of the United States, this Agreement shall be governed by and construed in accordance with the laws of West Virginia.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, all as of the day and year first above written. CITY HOLDING COMPANY HORIZON BANCORP, INC.


By: /s/ ROBERT A. HENSON                     By: /s/ FRANK S. HARKINS, JR.
   ----------------------------------           --------------------------------

   Name: Robert A. Henson                      Name: Frank S. Harkins, Jr.
   Title: Chief Financial Officer              Title: Chairman of the Board
                                                      and CEO

                                      A-41
                                                                      APPENDIX A

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

                                                                     APPENDIX B







--------------------------------------------------------------------------------
                                PLAN OF MERGER


                                      OF

                             HORIZON BANCORP, INC.

                                     INTO

                             CITY HOLDING COMPANY





--------------------------------------------------------------------------------

                                      B-1
                                                                      APPENDIX B

     SECTION 1. Horizon Bancorp, Inc., a West Virginia corporation ("Horizon") shall, at the time that the Articles of Merger are made effective by the West Virginia Division of Banking (the "Effective Time of the Holding Company Merger"), be merged (the "Merger") into City Holding Company ("City Holding"), with the result that City Holding shall be the surviving corporation (the "Surviving Corporation").

     SECTION 2. CONVERSION OF STOCK. At the Effective Time of the Holding Company Merger:

       (i) Each share of Horizon Common Stock ("Horizon Common Stock") issued and outstanding at the Effective Time of the Holding Company Merger, other than Dissenting Shares (as hereinafter defined) and shares held directly by City Holding, and which, under the terms of SECTION 3 of this Plan of Merger, is to be converted into and exchangeable for Common Stock of City Holding ("City Holding Common Stock"), shall be converted into the number of shares of City Holding Common Stock determined by dividing $45.00 per share of Horizon Common Stock (the "Common Stock Price Per Share") by the average closing price of City Holding Common Stock as reported on the Nasdaq National Market for each of the 10 trading days ending on the 10th day prior to the day of the Effective Time of the Holding Company Merger (the "Average Closing Price"), such quotient to be rounded to the nearest one-one thousandth (the "Exchange Ratio"), provided that if the Average Closing Price is $44.50 or greater, then the Exchange Ratio shall be 1.011 and if the Average Closing Price is $40.50 or less, then the Exchange Ratio shall be 1.111. The Exchange Ratio at the Effective Time of the Holding Company Merger shall be adjusted to reflect any consolidation, split-up, other subdivisions or combinations of City Holding Common Stock, any dividend payable in City Holding Common Stock, or any capital reorganization involving the reclassification of City Holding Common Stock subsequent to the date of the Agreement (defined below).

       (ii) Each share of Horizon Common Stock issued and outstanding at the Effective Time of the Holding Company Merger and held by City Holding shall be canceled.

       (iii) Each share of City Holding Common Stock outstanding at the Effective Time of the Holding Company Merger shall continue unchanged as an outstanding share of Common Stock of the Surviving Corporation.

       (iv) At the Effective Time of the Holding Company Merger, Horizon's transfer books shall be closed and no further transfer of Horizon Common Stock shall be permitted.

     SECTION 3. MANNER OF CONVERSION OF HORIZON COMMON STOCK. The manner in which outstanding shares of Horizon Common Stock shall be converted into City Holding Common Stock, as specified in Section 2 hereof, after the Effective Time of the Holding Company Merger, shall be as follows:

       (i) Each share of Horizon Common Stock, other than shares held by City Holding and any Dissenting Shares, shall be exchanged for shares of City Holding Common Stock as determined by the Exchange Ratio.

       (ii) No fractional shares of City Holding Common Stock shall be issued, but instead the value of fractional shares shall be paid in cash (less all applicable withholding taxes), as determined in accordance with Section 2.3 of the Agreement.

       (iii) Certificates for shares of Horizon Common Stock shall be submitted for exchange for City Holding Common Stock accompanied by a Letter of Transmittal to be furnished promptly following the Effective Time of the Holding Company Merger to Horizon's shareholders of record as of the Effective Time of the Holding Company Merger. Until so surrendered, each outstanding certificate which, prior to the Effective Time of the Holding Company Merger, represented Horizon Common Stock, shall be deemed to evidence only the right to receive shares of City Holding Common Stock as determined by the Exchange Ratio. Until such outstanding shares formerly representing Horizon Common Stock are so surrendered, no dividend payable to holders of record of City Holding Common Stock for any period as of any date subsequent to the Effective Time of the Holding Company Merger shall be paid to the holder of such outstanding certificates in respect thereof. Upon such surrender, dividends accrued or declared on City Holding Common Stock shall be paid in accordance with Section 2.2 of the Agreement and Plan of Reorganization dated as of August 7 1998, among City Holding
   Company and Horizon Bancorp, Inc. (the "Agreement").


                                      B-2
APPENDIX B

     SECTION 4. HORIZON OPTIONS. At the Effective Time of the Holding Company Merger, each outstanding option to acquire Horizon Common Stock that was granted under Horizon's employee benefit plans (the "Horizon Options," as defined in Section 3.1(j)(1) of the Agreement and identified on Schedule C thereto), shall be converted, based on the Exchange Ratio, into options to acquire City Holding Common Stock ("City Holding Options"). The exercise price per share of City Holding Common Stock under a City Holding Option shall be equal to the exercise price per share of Horizon Common Stock under the Horizon Option divided by the Exchange Ratio (rounded up to the nearest cent). The number of shares of City Holding Common Stock subject to a City Holding Option shall be equal to the number of shares of Horizon Common Stock subject to the Horizon Option multiplied by the Exchange Ratio (rounded down to the nearest whole share). Except as provided in this Section 4, the terms of the City Holding Option shall be the same as the terms of the Horizon Option.

     SECTION 5. DISSENTING SHARES. Notwithstanding anything in this Plan of Merger to the contrary, shares of Horizon Common Stock which are issued and outstanding immediately prior to the Effective Time of the Holding Company Merger and which are held by a shareholder (other than City Holding and its subsidiaries, which waive such right to dissent) who has the right (to the extent such right is available by law) to demand and receive payment of the fair value of his shares of Horizon Common Stock pursuant to Section 31-1-122 of the West Virginia Code (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the consideration provided in
SECTION 2 of this Plan of Merger, unless and until such holder shall fail to perfect his right to dissent or shall have effectively withdrawn or lost such right under the West Virginia Code, as the case may be. If such holder shall have so failed to perfect his right to dissent or shall have effectively withdrawn or lost such right, his shares of Horizon Common Stock shall thereupon be deemed to have been converted into, at the Effective Time of the Holding Company Merger, the right to receive shares of City Holding Common Stock as provided in SECTION 2 hereof.

     SECTION 6. CONDITIONS TO MERGER. Consummation of the Merger is subject to the following conditions:

       (i) The approving vote of the holders of the requisite majority of the outstanding shares of Horizon Common Stock entitled to vote.

       (ii) The approval of the Merger by the Board of Governors of the Federal Reserve System and the West Virginia Division of Banking.

       (iii) The satisfaction of the conditions contained in the Agreement or the waiver of such conditions by the party for whose benefit they were imposed.

     SECTION 7. EFFECT OF THE MERGER. The Merger, upon the Effective Time of the Holding Company Merger, shall have the effect provided by Section 31-1-37 of the West Virginia Code.

     SECTION 8. AMENDMENT. The Boards of Directors of City Holding and Horizon reserve the right to amend this Plan of Merger at any time prior to the Effective Time of the Holding Company Merger, provided, however, that any such amendment made subsequent to the submission of this Plan of Merger to the shareholders of City Holding or Horizon, may not modify either the amount or form of the consideration to be received by such shareholders for their shares of Horizon Common Stock or otherwise materially adversely affect such shareholders without their approval.


                                      B-3
                                                                      APPENDIX B

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

                                                                     APPENDIX C















--------------------------------------------------------------------------------
                             STOCK OPTION AGREEMENT



                           DATED AS OF AUGUST 7, 1998


                                    BETWEEN


                             CITY HOLDING COMPANY,


                                   AS ISSUER,


                          AND HORIZON BANCORP, INC.,

                                  AS GRANTEE





--------------------------------------------------------------------------------

                                      C-1
                                                                      APPENDIX C

                             STOCK OPTION AGREEMENT
     STOCK OPTION AGREEMENT, dated as of August 7, 1998, between CITY HOLDING COMPANY, a West Virginia corporation ("Issuer"), and HORIZON BANCORP, INC., a West Virginia corporation ("Grantee").


                                  WITNESSETH:

     WHEREAS, as a condition to, and contemporaneous with the execution of an Agreement and plan of Reorganization (together as used in this Stock Option Agreement, the "Agreement") whereby Issuer will merge with Grantee (the "Merger"), and in consideration therefor, the parties are entering into this Stock Option Agreement pursuant to which Issuer has agreed to grant Grantee the Option (as hereinafter defined):

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and Agreement set forth herein and in the Agreement, the parties hereto agree as follows:

     1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 1,334,095 fully paid and nonassessable shares of common stock, par value $2.50 ("Common Stock"), of Issuer at a price of $41.25 per share (such price, as adjusted if applicable, the "Option Price"); PROVIDED HOWEVER that in no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding common shares without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) If any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Stock Option Agreement (other than pursuant to this Stock Option Agreement), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Stock Option Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Agreement.

     2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), PROVIDED that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within 90 days following such Subsequent Triggering Event (or such later date as provided in Section 10). Each of the following shall be an "Exercise Termination Event": (i) the Effective Time of the Merger; (ii) termination of the Agreement in accordance with the provisions thereof (other than a termination resulting from a willful breach by Issuer of a provision of the Agreement) if such termination occurs prior to the occurrence of an Initial Triggering Event; or (iii) the passage of eighteen months after termination of the Agreement if such termination follows the occurrence of an Initial Triggering Event or is a termination by Grantee pursuant to Section 8.1(c) thereof resulting from a willful breach by Issuer of a provision of the Agreement. The term "Holder" shall mean the holder or holders of the Option.

     (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

       (i) Issuer or any significant subsidiary of Issuer without having received Grantee's prior written consent, shall have entered into an agreement to engage in, an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Stock Option Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the board of directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction other than as contemplated by the Agreement. For purposes of this Stock Option Agreement, "Acquisition Transaction" shall mean (a) a merger, consolidation or share exchange involving Issuer or any significant subsidiary of Issuer, provided, however, that in no event shall


                                      C-2
APPENDIX C

   (i) any merger, consolidation or share exchange involving only the Issuer and one or more of the subsidiaries of Issuer, or involving only any two or more of such subsidiaries of Issuer be deemed to be an Acquisition Transaction, or (ii) any merger, consolidation or share exchange (A) in which Issuer is the surviving entity, or (B) as to which the shareholders of Issuer immediately prior thereto own in the aggregate at least 40% of the common stock of the surviving corporation or its publicly-held parent corporation immediately following consummation thereof be deemed to be an Acquisition Transaction, (b) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer and its subsidiaries taken as a whole, or (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 20% or more of the voting power of Issuer;

       (ii) The board of directors of Issuer does not recommend that the shareholders of Issuer approve the Agreement or publicly withdraws or modifies, or publicly announces its intention to withdraw or modify, in any manner adverse to the Grantee, its recommendation that its shareholders approve the Agreement;

       (iii) Any person other than Grantee or any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity shall have acquired beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Stock Option Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

       (iv) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

       (v) After a proposal is made by a third party to Issuer or its shareholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Agreement and such breach (x) would entitle Grantee to terminate the Agreement and (y) shall not have been cured prior to the Notice Date (as defined below);

       (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with The Board of Governors of the Federal Reserve System (the "FRB") or any other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction;

       (vii) The shareholders of Issuer shall have voted and failed to approve the Agreement and the Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Agreement or shall have been canceled prior to termination of the Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been canceled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or any Grantee Subsidiary) shall have made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction; or

       (viii) Any person other than Grantee or any Grantee Subsidiary shall have filed with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction;

     (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

       (i) The acquisition by any person, other than Grantee or any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity, of beneficial ownership of 25% or more of the then outstanding Common Stock; or

       (ii) The occurrence of the Initial Triggering Event described in clause
   (i) of subsection 2(b), except that the percentage referred to in clause
   (c) shall be 25%.


                                      C-3
                                                                      APPENDIX C

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (e) If the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the FRB or any other governmental authority or regulatory or administrative agency or commission, domestic or foreign (a "Governmental Entity"), is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run from the later of (x) the date on which any required notification periods have expired or been terminated and (y) the date on which such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, PROVIDED that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

     (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Stock Option Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Stock Option Agreement.

     (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

    "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC"), or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Stock Option Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Stock Option Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States Federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.


                                      C-4
APPENDIX C

     3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock;
(ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (B) in the event, under the Bank Holding Company Act of 1956, as amended, or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the FRB or to any other Governmental Entity is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to each such Governmental Entity as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4. This Stock Option Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Stock Option Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Stock Option Agreement" and "Option" as used herein include any Stock Option Agreements and related options for which this Stock Option Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Stock Option Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Stock Option Agreement, if mutilated, Issuer will execute and deliver a new Stock Option Agreement of like tenor and date. Any such new Stock Option Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Stock Option Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Stock Option Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this Section 5.

     (a) In the event of any change in Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted.

     (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

     6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 90 days (or such later date as may be provided pursuant to Section 10) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from


                                      C-5
                                                                      APPENDIX C
the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other Agreements customarily included in such underwriting Agreements. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in the process of registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; PROVIDED, HOWEVER, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; PROVIDED FURTHER, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

     7. (a) At any time after the occurrence of a Repurchase Event (as defined below) (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period as may be provided pursuant to Section
10); Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which
(A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to an Exercise Termination Event (or such later period as may be provided pursuant to Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made after the date hereof, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to the Issuer, whose determination shall be conclusive and binding on all parties.

     (b) The Holder or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this
Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Stock Option Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.


                                      C-6
APPENDIX C

     (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; PROVIDED, HOWEVER, that if Issuer at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

      (d) For purposes of this Section 7, a "Repurchase Event" shall be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:

       (i) the acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 50% or more of the then outstanding Common Stock; or

       (ii) the consummation of any Acquisition Transaction described in
   Section 2(b) (i) hereof, except that the percentage referred to in clause
   (c) shall be 50%.

     8. (a) If prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate or merge with any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

     (b) The following terms have the meanings indicated:

       (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

       (2) "Substitute Common Stock" shall mean the common stock to be issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

       (3) "Assigned Value" shall mean the market/offer price, as defined in
   Section 7.

       (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher


                                      C-7
                                                                      APPENDIX C
   than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; PROVIDED, that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Stock Option Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for a number of shares that is more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. If the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to the Holder equal to the excess of
(i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Issuer.

     (f) Issuer shall not enter into any transaction described in subsection
(a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

     9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

     (b) The Substitute Option Holder or the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Stock Option Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share


                                      C-8
APPENDIX C

Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or caused to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; PROVIDED, HOWEVER, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder, and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing.

     10. The time periods for exercise of certain rights under Sections 2, 6, 7 and 12 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; (ii) during the pendency of any temporary restraining order, injunction or other legal ban to the exercise of such rights; and (iii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

   11. Issuer hereby represents and warrants to Grantee as follows:

       (a) Issuer has full corporate power and authority to execute and deliver this Stock Option Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Stock Option Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Stock Option Agreement or to consummate the transactions contemplated hereby. This Stock Option Agreement has been duly and validly executed and delivered by Issuer.

       (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Stock Option Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

     12. Neither of the parties hereto may assign any of its rights and obligations under this Stock Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination


                                      C-9
                                                                      APPENDIX C

Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 90 days following such Subsequent Triggering Event (or such later period as may be provided pursuant to Section 10).

     13. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and Governmental Entities necessary to the consummation of the transactions contemplated by this Stock Option Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the New York Stock Exchange or such other exchange or market on which the shares of Issuer may be listed upon official notice of issuance and making any necessary applications to the FRB under the Bank Holding Company Act and any other Governmental Entities for approval to acquire the shares issuable hereunder.

     14. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Stock Option Agreement by either party hereto and that the obligations of the parties shall hereto be enforceable by either party hereto through injunctive or other equitable relief.

     15. If any term, provision, covenant or restriction contained in this Stock Option Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Stock Option Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Sections 1(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     16. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Agreement.

     17. This Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of West Virginia, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     18. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     19. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     20. Except as otherwise expressly provided herein or in the Agreement, this Stock Option Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Stock Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Stock Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Stock Option Agreement, except as expressly provided herein.

     21. Terms used in this Stock Option Agreement and not defined herein but defined in the Agreement shall have the meanings assigned thereto in the Agreement.

                     [SIGNATURES FOLLOW ON SEPARATE PAGES]



                                      C-10
APPENDIX C

     IN WITNESS WHEREOF, each of the parties has caused this Stock Option Agreement to be executed on its behalf by their officers thereunto duly authorized, all as of the date first above written.




CITY HOLDING COMPANY, as Issuer         HORIZON BANCORP, INC., as Grantee
By: /s/ ROBERT A. HENSON                By: /s/ FRANK S. HARKINS, JR.
   -------------------------------      -------------------------------
   Name: Robert A. Henson               Name: Frank S. Harkins, Jr.
   Title: Chief Financial Officer       Title: Chairman of the Board and CEO


                                      C-11
                                                                      APPENDIX C

                      (This Page Intentionally Left Blank)

                                                                     APPENDIX D




--------------------------------------------------------------------------------
                            STOCK OPTION AGREEMENT



                           DATED AS OF AUGUST 7, 1998


                                    BETWEEN


                             HORIZON BANCORP, INC.


                                  AS ISSUER,

                           AND CITY HOLDING COMPANY,

                                  AS GRANTEE





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                                      D-1
                                                                      APPENDIX D

                            STOCK OPTION AGREEMENT
     STOCK OPTION AGREEMENT, dated as of August 7, 1998, between HORIZON BANCORP, INC., a West Virginia corporation ("Issuer"), and CITY HOLDING COMPANY, a West Virginia corporation ("Grantee").


                                  WITNESSETH:

     WHEREAS, as a condition to, and contemporaneous with the execution of an Agreement and Plan of Reorganization (the "Agreement") whereby Grantee will merge with Issuer (the "Merger"), and in consideration therefor, the parties are entering into this Stock Option Agreement pursuant to which Issuer has agreed to grant Grantee the Option (as hereinafter defined):

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and Agreement set forth herein and in the Agreement, the parties hereto agree as follows:

     1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 1,853,262 fully paid and nonassessable shares of common stock, par value $1.00 ("Common Stock"), of Issuer at a price of $42.375 per share (such price, as adjusted if applicable, the "Option Price"); PROVIDED HOWEVER that in no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding common shares without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) If any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Stock Option Agreement (other than pursuant to this Stock Option Agreement), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Stock Option Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Agreement.

     2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), PROVIDED that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within 90 days following such Subsequent Triggering Event (or such later date as provided in Section 10). Each of the following shall be an "Exercise Termination Event": (i) the Effective Time of the Merger; (ii) termination of the Agreement in accordance with the provisions thereof (other than a termination resulting from a willful breach by Issuer of a provision of the Agreement) if such termination occurs prior to the occurrence of an Initial Triggering Event; or (iii) the passage of eighteen months after termination of the Agreement if such termination follows the occurrence of an Initial Triggering Event or is a termination by Grantee pursuant to Section 8.1(c) thereof resulting from a willful breach by Issuer of a provision of the Agreement. The term "Holder" shall mean the holder or holders of the Option.

     (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

       (i) Issuer or any significant subsidiary of Issuer without having received Grantee's prior written consent, shall have entered into an agreement to engage in, an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Stock Option Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the board of directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction other than as contemplated by the Agreement. For purposes of this Stock Option Agreement, "Acquisition Transaction" shall mean (a) a merger, consolidation or share exchange involving Issuer or any significant subsidiary of Issuer, provided, however, that in no event shall


                                      D-2
APPENDIX D

   (i) any merger, consolidation or share exchange involving only the Issuer and one or more of the subsidiaries of Issuer, or involving only any two or more of such subsidiaries of Issuer be deemed to be an Acquisition Transaction, or (ii) any merger, consolidation or share exchange (A) in which Issuer is the surviving entity, or (B) as to which the shareholders of Issuer immediately prior thereto own in the aggregate at least 40% of the common stock of the surviving corporation or its publicly-held parent corporation immediately following consummation thereof be deemed to be an Acquisition Transaction, (b) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer and its subsidiaries taken as a whole, or (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 20% or more of the voting power of Issuer;

       (ii) The board of directors of Issuer does not recommend that the shareholders of Issuer approve the Agreement or publicly withdraws or modifies, or publicly announces its intention to withdraw or modify, in any manner adverse to the Grantee, its recommendation that its shareholders approve the Agreement;

       (iii) Any person other than Grantee or any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity shall have acquired beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Stock Option Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

       (iv) Any person other than Grantee or any Grantee Subsidiary shall have made a BONA FIDE proposal to Issuer or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

       (v) After a proposal is made by a third party to Issuer or its shareholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Agreement and such breach (x) would entitle Grantee to terminate the Agreement and (y) shall not have been cured prior to the Notice Date (as defined below);

       (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with The Board of Governors of the Federal Reserve System (the "FRB") or any other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction;

       (vii) The shareholders of Issuer shall have voted and failed to approve the Agreement and the Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Agreement or shall have been canceled prior to termination of the Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been canceled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or any Grantee Subsidiary) shall have made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction; or

       (viii) Any person other than Grantee or any Grantee Subsidiary shall have filed with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction;

     (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

       (i) The acquisition by any person, other than Grantee or any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity, of beneficial ownership of 25% or more of the then outstanding Common Stock; or

       (ii) The occurrence of the Initial Triggering Event described in clause
   (i) of subsection 2(b), except that the percentage referred to in clause
   (c) shall be 25%.


                                      D-3
                                                                      APPENDIX D

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (e) If the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the FRB or any other governmental authority or regulatory or administrative agency or commission, domestic or foreign (a "Governmental Entity"), is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run from the later of (x) the date on which any required notification periods have expired or been terminated and (y) the date on which such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, PROVIDED that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

     (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Stock Option Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Stock Option Agreement.

     (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

        "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC"), or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Stock Option Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Stock Option Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States Federal, state and local taxes and other charges that may be payable in


                                      D-4
APPENDIX D
connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock;
(ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (B) in the event, under the Bank Holding Company Act of 1956, as amended, or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the FRB or to any other Governmental Entity is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to each such Governmental Entity as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4. This Stock Option Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Stock Option Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Stock Option Agreement" and "Option" as used herein include any Stock Option Agreements and related options for which this Stock Option Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Stock Option Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Stock Option Agreement, if mutilated, Issuer will execute and deliver a new Stock Option Agreement of like tenor and date. Any such new Stock Option Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Stock Option Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Stock Option Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this Section 5.

     (a) In the event of any change in Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted.

     (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

     6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 90 days (or such later date as may be provided pursuant to Section 10) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any


                                      D-5
                                                                      APPENDIX D
plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other Agreements customarily included in such underwriting Agreements. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in the process of registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; PROVIDED, HOWEVER, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; PROVIDED FURTHER, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this
Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

     7. (a) At any time after the occurrence of a Repurchase Event (as defined below) (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period as may be provided pursuant to Section
10); Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which
(A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to an Exercise Termination Event (or such later period as may be provided pursuant to Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made after the date hereof, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to the Issuer, whose determination shall be conclusive and binding on all parties.

     (b) The Holder or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this
Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Stock Option Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share


                                      D-6
APPENDIX D

Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; PROVIDED, HOWEVER, that if Issuer at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

     (d) For purposes of this Section 7, a "Repurchase Event" shall be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:

       (i) the acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 50% or more of the then outstanding Common Stock; or

       (ii) the consummation of any Acquisition Transaction described in
   Section 2(b) (i) hereof, except that the percentage referred to in clause
   (c) shall be 50%.

     8. (a) If prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate or merge with any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

     (b) The following terms have the meanings indicated:

       (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

       (2) "Substitute Common Stock" shall mean the common stock to be issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

       (3) "Assigned Value" shall mean the market/offer price, as defined in
   Section 7.

                                      D-7
                                                                      APPENDIX D

       (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; PROVIDED, that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Stock Option Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for a number of shares that is more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. If the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to the Holder equal to the excess of
(i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Issuer.

     (f) Issuer shall not enter into any transaction described in subsection
(a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

     9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

     (b) The Substitute Option Holder or the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Stock Option Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice


                                      D-8
APPENDIX D
or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or caused to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; PROVIDED, HOWEVER, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder, and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing.

     10. The time periods for exercise of certain rights under Sections 2, 6, 7 and 12 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; (ii) during the pendency of any temporary restraining order, injunction or other legal ban to the exercise of such rights; and (iii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

   11. Issuer hereby represents and warrants to Grantee as follows:

       (a) Issuer has full corporate power and authority to execute and deliver this Stock Option Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Stock Option Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Stock Option Agreement or to consummate the transactions contemplated hereby. This Stock Option Agreement has been duly and validly executed and delivered by Issuer.

       (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Stock Option Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

     12. Neither of the parties hereto may assign any of its rights and obligations under this Stock Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination


                                      D-9
                                                                      APPENDIX D

Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 90 days following such Subsequent Triggering Event (or such later period as may be provided pursuant to Section 10).

     13. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and Governmental Entities necessary to the consummation of the transactions contemplated by this Stock Option Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the New York Stock Exchange or such other exchange or market on which the shares of Issuer may be listed upon official notice of issuance and making any necessary applications to the FRB under the Bank Holding Company Act and any other Governmental Entities for approval to acquire the shares issuable hereunder.

     14. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Stock Option Agreement by either party hereto and that the obligations of the parties shall hereto be enforceable by either party hereto through injunctive or other equitable relief.

     15. If any term, provision, covenant or restriction contained in this Stock Option Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Stock Option Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Sections 1(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

     16. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Agreement.

     17. This Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of West Virginia, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     18. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     19. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     20. Except as otherwise expressly provided herein or in the Agreement, this Stock Option Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Stock Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Stock Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Stock Option Agreement, except as expressly provided herein.

     21. Terms used in this Stock Option Agreement and not defined herein but defined in the Agreement shall have the meanings assigned thereto in the Agreement.

                     [SIGNATURES FOLLOW ON SEPARATE PAGES]

                                      D-10
APPENDIX D

     IN WITNESS WHEREOF, each of the parties has caused this Stock Option Agreement to be executed on its behalf by their officers thereunto duly authorized, all as of the date first above written.




HORIZON BANCORP, INC., as Issuer            CITY HOLDING COMPANY, as Grantee
By: /s/ FRANK S. HARKINS, JR.               By: /s/ ROBERT A. HENSON
   -------------------------------          -------------------------------
   Name: Frank S. Harkins, Jr.              Name: Robert A. Henson
   Title: Chairman of the Board and CEO     Title: Chief Financial Officer

                                      D-11
                                                                      APPENDIX D

                      (This Page Intentionally Left Blank)

                                                                     APPENDIX E

WHEAT FIRST UNION

Riverfront Plaza
901 East Byrd Street
Richmond, VA 23219
(804) 649-2311
www.wheatfirst.com


[WHEAT FIRST UNION LOGO]




                               November 5, 1998

Board of Directors
City Holding Company
25 Gatewater Road
Cross Lanes, West Virginia 25313

Members of the Board:

     City Holding Company ("City Holding") and Horizon Bancorp, Inc. ("Horizon") have entered into an Agreement and Plan of Merger, dated as of August 7, 1998 (the "Agreement"), pursuant to which Horizon will combine with City Holding by means of the merger (the "Merger") of Horizon with and into City Holding. Upon consummation of the Merger, all of the issued and outstanding shares of the $1.00 par value common stock of Horizon ("Horizon Stock") will be converted into $45.00 of the shares of the $2.50 par value common stock of City Holding ("City Holding Stock"), as adjusted in accordance with the terms of the Agreement (the "Exchange Ratio"). The terms of the Merger are more fully set forth in the Agreement.

     Wheat First Securities, Inc. ("Wheat First") as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of our business as a broker-dealer, we may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of City Holding or Horizon for our own account or for the accounts of our customers. Wheat First will receive a fee from City Holding for its services, which include the rendering of this opinion.

     You have asked us whether, in our opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of City Holding Stock. We understand that the Merger is conditioned upon the occurrence of a number of contingencies as set forth in the Agreement.

     In arriving at the opinion set forth below, we have conducted discussions with members of senior management of City Holding and Horizon concerning their businesses and prospects and have reviewed and relied upon certain publicly available business and financial information and certain other information prepared or provided to us in connection with the Merger, including, among other things, the following:

       (1) City Holding's Annual Reports to Stockholders, Annual Reports on Form 10-K and related financial information for the three fiscal years ended December 31, 1997;

       (2) City Holding's Quarterly Reports on Form 10-Q and related financial information for the periods ended June 30, 1998, and March 31, 1998, and certain information released by the management of City Holding for the period ended September 30, 1998;

       (3) City Holding's Registration Statement on Form S-4 dated September 24, 1998;

                                      E-1
                                                                      APPENDIX E

       (4) Horizon's Annual Reports to Stockholders, Annual Reports on Form 10-K and related financial information for the three fiscal years ended December 31, 1997;

       (5) Horizon's Quarterly Reports on Form 10-Q and related financial information for the periods ended June 30, 1998, and March 31, 1998, and certain information released by the management of Horizon for the period ended September 30, 1998;

       (6) Certain publicly available information with respect to historical market prices and trading activities for City Holding Stock and Horizon Stock and for certain publicly traded financial institutions which Wheat First deemed relevant;

       (7) Certain publicly available information with respect to banking companies and the financial terms of certain other mergers and acquisitions which Wheat First deemed relevant;

       (8) The Agreement;

       (9) Certain estimates of the cost savings, revenue enhancements and divestitures projected by City Holding and Horizon for the combined company;

       (10) Other financial information concerning the businesses and operations of City Holding and Horizon, and certain internal financial analyses and forecasts for City Holding and Horizon prepared by the senior managements of these companies; and

       (11) Such financial studies, analyses, inquiries and other matters as we deemed necessary.

     In preparing our opinion, as contemplated under the terms of our engagement, we have relied on and assumed the accuracy and completeness of all information provided to us or publicly available, including the representations and warranties of City Holding and Horizon included in the Agreement, and we have not assumed any responsibility for the accuracy, completeness or reasonableness of, or any obligation to verify, the same or to conduct any appraisal of assets or liabilities. We have relied upon the managements of City Holding and Horizon as to the reasonableness and achievability of their financial and operational forecasts and projections, including the estimates of cost savings and revenue enhancements expected to result from the Merger, and the assumptions and bases therefor, provided to us, and, with your consent, we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements, and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. We also assumed, without independent verification, that the aggregate allowances for loan losses and other contingencies for City Holding and Horizon are adequate to cover such losses. Wheat First did not review any individual credit files of City Holding and Horizon, nor did it make an independent evaluation or appraisal of the assets or liabilities of City Holding and Horizon. We also assumed that, in the course of obtaining the necessary regulatory approvals for the Merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Merger, on a pro forma basis, to City Holding.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. Events occurring after that date could materially affect the assumptions and conclusions contained in our opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment on any events occurring after the date hereof. Wheat First's opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to the holders of City Holding Stock and does not address any other aspect of the Merger, nor does it constitute a recommendation to any shareholder of City Holding as to how such shareholder should vote with respect to the Merger, and it is understood that this letter is solely for the information of the Board of Directors of City Holding. Wheat First's opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for City Holding, nor does it address the effect of any other business combination in which City Holding might engage.


                                      E-2
APPENDIX E

     It is understood that this opinion may be included in its entirety in the Joint Proxy Statement/Prospectus. This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

     On the basis of and subject to the foregoing, we are of the opinion that as of the date hereof the Exchange Ratio is fair, from a financial point of view, to the holders of City Holding Stock.

                                            Very truly yours,



                                            /s/ WHEAT FIRST SECURITIES, INC.
                                            WHEAT FIRST SECURITIES, INC.

                                      E-3
                                                                      APPENDIX E

                      (This Page Intentionally Left Blank)

                                                                      APPENDIX F

[BAXTER FENTRISS AND COMPANY LOGO]



                                August 7, 1998

The Board of Directors
Horizon Bancorp, Inc.
1 Park Avenue
Beckley, WV 25802

Dear Members of the Board:

     Horizon Bancorp, Inc., Beckley, West Virginia ("Horizon") and City Holding Company, Charleston, West Virginia, ("City") have entered into an agreement providing for the merger of Horizon with and into City ("Merger"). The terms of the Merger are set forth in the Agreement and Plan of Reorganization ("Agreement") dated August 7, 1998.

     The terms of the Merger provide that, with the possible exception of those shares as to which dissenter's rights may be perfected, each share of Horizon common stock will be exchanged for $45.00 of City Holding Company common stock, subject to certain adjustments.

     You have asked our opinion as to whether the proposed transaction pursuant to the terms of the Merger is fair to the respective shareholders of Horizon from a financial point of view.

     In rendering our opinion, we have evaluated the consolidated financial statements of Horizon and City available to us from published sources. In addition, we have, among other things: (a) to the extent deemed relevant, analyzed selected public information of certain other financial institutions and compared City from a financial point of view to the other financial institutions; (b) compared the terms of the Merger with the terms of certain other comparable transactions to the extent information concerning such acquisitions was publicly available; (c) reviewed the drafts of the Agreement and Plan of Reorganization and related documents; (d) reviewed the historical market price of the common stock of Horizon and City; and (e) made such other analyses and examinations as we deemed necessary. We also met with various senior officers of Horizon and City to discuss the foregoing as well as other matters that may be relevant.

     We have not independently verified the financial and other information concerning Horizon and City, or other data which we have considered in our review, nor have we conducted on site due diligence of City Holding Company. We have assumed the accuracy and completeness of all such information; however, we have no reason to believe that such information is not accurate and complete. Our conclusion is rendered on the basis of securities market conditions prevailing as of the date hereof and on the conditions and prospects, financial and otherwise, of Horizon and City as they exist and are known to us as of June 30, 1998.

     We have acted as financial advisor to Horizon in connection with the Merger and will receive from Horizon a fee for our services, a significant of which is contingent upon the consummation of the Merger.


                                      F-1
                                                                      APPENDIX F

     It is understood that this opinion may be included in its entirety in any communication by Horizon or the Board of Directors to the stockholders of Horizon. The opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

     Based on the foregoing, and subject to the limitations described above, we are of the opinion that the consideration is fair to the shareholders of Horizon from a financial point of view.


Sincerely,


/s/ Baxter Fentriss and Company
Baxter Fentriss and Company

                                      F-2
APPENDIX F

                                                                     APPENDIX G


31-1-122. RIGHT OF SHAREHOLDERS TO DISSENT.
     Any shareholder of a corporation shall have the right to dissent from any of the following corporate actions:

     (a) Any plan of merger or consolidation to which the corporation is a party; or

     (b) Any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business, including a sale in dissolution, but not including a sale pursuant to an order of a court having jurisdiction in the premises or a sale for cash on terms requiring that all or substantially all of the net proceeds of sale be distributed to the shareholders in accordance with their respective interests within one year after the date of sale.

     A shareholder may dissent as to less than all of the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.


31-1-123. RIGHTS OF DISSENTING SHAREHOLDERS; PROCEDURE FOR PURCHASING OF DISSENTING SHAREHOLDERS' SHARES; CIVIL ACTION FOR DETERMINING VALUE OF SHARES; PROCEDURE FOR TRANSFERRING OF SUCH SHARES TO CORPORATION AND PAYMENT THEREFOR.
     (a) Any shareholder electing to exercise his right to dissent, pursuant to section one hundred twenty-two [ss. 31-1-122] of this article, shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action. If such proposed corporate action be approved by the required vote and such shareholder shall not have voted in favor thereof, such shareholder may, within ten days after the date on which the vote was taken or if a corporation is to be merged without a vote of its shareholders into another corporation, any of its shareholders may, within fifteen days after the plan of such merger shall have been mailed to such shareholders, make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, domestic or foreign, for payment of the fair value of such shareholder's shares, and, if such proposed corporate action is effected, such corporation shall pay to such shareholder, upon surrender of the certificate or certificates representing such shares, the fair value thereof as of the day prior to the date on which the vote was taken approving the proposed corporate action, excluding any appreciation or depreciation in anticipation of such corporate action. Any shareholder failing to make demand within the ten-day period shall be bound by the terms of the proposed corporate action. Any shareholder making such demand shall thereafter be entitled only to payment as in this section provided and shall not be entitled to vote or to exercise any other rights of a shareholder.

     (b) No such demand may be withdrawn unless the corporation shall consent thereto. If, however, such demand shall be withdrawn upon consent, or if the proposed corporate action shall be abandoned or rescinded or the shareholders shall revoke the authority to effect such action, or if, in the case of a merger, on the date of the filing of the articles of merger the surviving corporation, is the owner of all the outstanding shares of the other corporations, domestic and foreign, that are parties to the merger, or if no demand or petition for the determination of fair value by a court of general civil jurisdiction have been made or filed within the time provided in subsection (e) of this section, or if a court of general civil jurisdiction shall determine that such shareholder is not entitled to the relief provided by this section, then the right of such shareholder to be paid the fair value of his shares shall cease and his status as a shareholder shall be restored, without prejudice to any corporate proceedings which may have been taken during the interim.

     (c) Within ten days after such corporate action is effected, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, domestic or foreign, shall give written notice thereof to each dissenting shareholder who has made demand as herein provided, and shall make a written offer to each shareholder to pay for such shares at a specified price deemed by such corporation to be fair value thereof. Such notice and offer shall be accompanied by a balance sheet of the corporation the shares of which the dissenting shareholder holds, as of the latest available date and not more than twelve months prior to the making of such offer, and a profit and loss statement of such corporation for the twelve months' period ended on the date of such balance sheet.


                                      G-1
                                                                      APPENDIX G

     (d) If within thirty days after the date on which such corporate action is effected the fair value of such shares is agreed upon between any such dissenting shareholder and the corporation, payment therefor shall be made within ninety days after the date on which such corporate action was effected, upon surrender of the certificate or certificates representing such shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares.

     (e) If within such period of thirty days, a dissenting shareholder and the corporation do not so agree, then the corporation shall within thirty days after receipt of written demand from any dissenting shareholder, which written demand must be given within sixty days after the date on which such corporate action was effected, file a complaint in a court of general civil jurisdiction requesting that the fair value of such shares be found and determined, or the corporation may file such complaint at any time within such sixty-day period at its own election. Such complaint shall be filed in any court of general civil jurisdiction in the county in which the principal office of the corporation is situated, or, if there be no such office in this State, in the county in which any dissenting shareholder resides or is found or in which the property of such corporation, or any part of it, may be. If the corporation shall fail to institute such proceedings, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders wherever residing, may be made parties to the proceedings as an action against their shares quasi in rem. A copy of the complaint shall be served on each dissenting shareholder who is a resident of this State in the same manner as in other civil actions. Dissenting shareholders who are nonresidents of this State shall be served a copy of the complaint by registered or certified mail, return receipt requested. In addition, service upon such nonresident shareholders shall be made by publication, as provided in Rule 4(e)(2) of the West Virginia Rules of Civil Procedure. All shareholders who are parties to the proceeding shall be entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as shall be specified in the order of their appointment or any subsequent appointment. The judgment shall be payable only upon and concurrently with the surrender to the corporation of the certificate or certificates representing such shares. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

     The judgment shall include an allowance for interest at such rate as the court may find to be fair and equitable in all the circumstances, from the date on which the vote was taken on the proposed corporate action to the date of payment.

     The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court may deem equitable against any or all of the dissenting shareholders who are parties to the proceeding to whom the corporation shall have made an offer to pay for the shares if the court shall find that the action of such shareholders in failing to accept such offer was arbitrary or vexatious or not in good faith. Such expenses shall include reasonable compensation for and reasonable expenses of the appraisers, but shall exclude the fees and expenses of counsel for and experts employed by any party; but if the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay therefor, or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court may determine to be reasonable compensation to any expert or experts employed by the shareholder in the proceeding. Any party to the proceeding may appeal any judgment or ruling of the court as in other civil cases.

     (f) Within twenty days after demanding payment for his shares, each shareholder demanding payment shall submit the certificate or certificates representing his shares to the corporation for notation thereon that such demand has been made. His failure to do so shall, at the option of the corporation, terminate his rights under this section unless a court of general civil jurisdiction, for good and sufficient cause shown, shall otherwise direct. If shares represented by a certificate on which notation has been so made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

     (g) Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this section provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.


                                      G-2
APPENDIX G